SUBJECT TO REVISION

COMPUTATIONAL MATERIALS

TERM SHEET

June [21], 2006

$[589,399,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES OOMC 2006-HE5

CLASS A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 AND M9 CERTIFICATES

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES OOMC 2006-HE5

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

Option One Mortgage Corporation
Mortgage Originator & Servicer

**Subject to Revision**

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES OOMC 2006-HE5

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The information in the accompanying term sheet supplement and the prospectus that the issuer has filed with the SEC (which you may get for free by visiting EDGAR on the SEC website at www.sec.gov) should be reviewed in connection with this term sheet.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Structure Summary

Asset Backed Securities Corporation Home Equity Loan Trust,

Series OOMC 2006-HE5

Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A2(3)	$194,350,000	Senior / FLT	AAA/Aaa/AAA	1.00	1	21
A3(3)	$67,952,000	Senior / FLT	AAA/Aaa/AAA	2.00	21	26
A4(3)	$95,169,000	Senior / FLT	AAA/Aaa/AAA	3.00	26	70
A5(3)	$14,773,000	Senior / FLT	AAA/Aaa/AAA	5.85	70	70
M1(3)	$56,730,000	Mezz / FLT	AA+/Aa1/AA+	5.17	52	70
M2(3)	$49,755,000	Mezz / FLT	AA/Aa2/AA	4.59	45	70
M3(3)	$18,135,000	Mezz / FLT	AA-/Aa3/AA-	4.42	44	70
M4(3)	$23,250,000	Mezz / FLT	A+/A1/A+	4.35	42	70
M5(3)	$18,600,000	Mezz / FLT	A/A2/A	4.30	41	70
M6(3)	$13,485,000	Mezz / FLT	A-/A3/A-	4.26	40	70
M7(3)	$16,275,000	Mezz / FLT	BBB+/Baa1/BBB+	4.23	39	70
M8(3)	$8,835,000	Mezz / FLT	BBB/Baa2/BBB	4.22	39	70
M9(3)	$12,090,000	Mezz / FLT	BBB-/Baa3/BBB-	4.19	38	70
Total	$589,399,000

Non-Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A1(3)	$295,496,000	Senior / FLT	AAA/Aaa/AAA	1.79	1	70
M10(3)	$15,345,000	Mezz / FLT	BB+/Ba1/BB+	4.18	38	70
M11(3)	$11,160,000	Mezz / FLT	BB/Ba2/BB	4.14	37	70
Total	$322,001,000

(1)

Standard & Poor’s, Moody’s and Fitch Ratings.

(2)

To 10% Optional Redemption at the Pricing Speed.

(3)

The Certificates will accrue interest at a rate based on LIBOR plus a margin, subject to the related Net WAC Cap Rate.  The margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5x after the first Distribution Date on which the Optional Redemption is exercisable, subject to the Maximum Cap Rate.

Summary of Terms

Cut-off Date:	July [1], 2006
Expected Pricing:	On or about June [23], 2006
Mortgage Originator:	Option One Mortgage Corporation. See Annex 1 for information regarding the Mortgage Originator and its underwriting guidelines.
Issuer:	Asset Backed Securities Corporation Home Equity Loan Trust, Series OOMC 2006-HE5
Depositor:	Asset Backed Securities Corporation
Seller:	DLJ Mortgage Capital, Inc.
Expected Settlement:	On or about July [18], 2006 (the “Closing Date")
Legal Final Maturity:	[June] 25, 2036
Servicer:	Option One Mortgage Corporation. See Annex 2 for information regarding the Servicer.
Custodian:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association
Lead Underwriter:	Credit Suisse Securities (USA) LLC
Co-Manager:	TBD
Swap Counterparty:	Credit Suisse International (CSi)
Swap Counterparty Rating:	CSi Credit Ratings

Rating	Standard & Poor’s	Fitch	Moody’s
Short-Term	[A-1+]	[F1+]	[P-1]
Long-Term	[AA-]	[AA-]	[Aa3]

Record Date:	With respect to any Distribution Date, for each class of Offered Certificates, will be the business day immediately preceding the Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing on [August] 25, 2006.
Interest Accrual:

Interest on each class of Certificates will accrue for each period beginning on the prior Distribution Date and ending the day preceding the current Distribution Date; or in the case of the first accrual period from the Closing Date to the day preceding the first Distribution Date.  Interest will be paid on the basis of the actual number of days during the accrual period, with a 360-day year.

ERISA:

All of the Offered Certificates, other than the Class M10 and Class M11 Certificates, are expected to be ERISA eligible.  During the period the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or fiduciary making the investment decisions on behalf of the plan.

SMMEA:	No Class of Offered Certificates is expected to be SMMEA eligible.
Tax Status:	Multiple REMICs for federal income tax purposes.
Servicing Fee Rate:

Approximately 0.30% of the aggregate principal balance of the mortgage loans for the first 10 months following the month of the Closing Date, approximately 0.40% of the aggregate principal balance of the mortgage loans for months 11 through 30 following the month of the Closing Date, approximately 0.65% of the aggregate principal balance of the mortgage loans for months 31 and thereafter following the month of the Closing Date.

Loan Performance Advisor:	Office Tiger Global Real Estate Services (f/k/a MortgageRamp, Inc.)
Loan Performance Advisor Fee Rate:	The Loan Performance Advisor Fee Rate of 0.0175% per annum (“LPA Fee Rate”) will be paid before current interest on all Certificates.
Trustee Fee:	Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.
Administrative Fee Rate:	The Servicing Fee Rate (as described as above) and LPA Fee Rate (0.0175% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Redemption:

The Class X Certificateholder (if such certificateholder is not an affiliate of the Depositor or the Seller or if the Class X Certificates have not been pledged to secure an issuance of notes) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates and terminate the Trust, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On any such Distribution Date, if the Class X Certificateholder does not exercise its option to purchase all of the Mortgage Loans, the right to purchase the Mortgage Loans will pass to the Servicer.

Prepayment Period:

With respect to any Distribution Date and (i) principal payments in full, will be the period commencing on the 16th day in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the calendar month in which such Distribution Date falls and (ii) principal payments in part, will be the calendar month preceding the month in which such Distribution Date falls.

Credit Enhancement:	Excess Interest. Net Swap Payments received from the Swap Provider (if any). Overcollateralization ("OC"). Subordination.
Initial Overcollateralization Target Percentage:	Approximately [2.00]%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Certificate Rating:	It is a condition to the issuance of the Certificates that they receive the following ratings:

[Class / Rating Agency	S&P	Moody’s	Fitch
A1	AAA	Aaa	AAA
A2	AAA	Aaa	AAA
A3	AAA	Aaa	AAA
A4	AAA	Aaa	AAA
A5	AAA	Aaa	AAA
M1	AA+	Aa1	AA+
M2	AA	Aa2	AA
M3	AA-	Aa3	AA-
M4	A+	A1	A+
M5	A	A2	A
M6	A-	A3	A-
M7	BBB+	Baa1	BBB+
M8	BBB	Baa2	BBB
M9	BBB-	Baa3	BBB-
M10	BB+	Ba1	BB+
M11	BB	Ba2	BB]

Registration:	Book-entry form through DTC, Clearstream and Euroclear.
P&I Advances:

Unless the Servicer determines that any proposed advance is not recoverable from future payments or collections on the related mortgage loan, the Servicer will be required to advance scheduled payments of principal and interest on such mortgage loan if such scheduled payment is not received.

Compliance:

It is expected that no mortgage loan will be subject to the Home Ownership Equity Protection Act (Section 32 Loans) or will be in violation of any comparable local, state or federal law.   It is expected that all mortgage loans will have been originated in accordance with applicable local, state or federal law, and will not be considered “High Cost” or “covered”, as defined in the applicable local, state or federal predatory and abusive lending laws.  The Seller and Mortgage Originator will make representations and warranties to the Trust to this effect.

Pricing Speed:

Fixed Rate:

115% PPC: (100% PPC: 4% - 20% CPR over 12 months, remaining at 20% CPR thereafter).

ARM:

100% PPC: (100% PPC: 4% - 28% CPR over 12 months, remaining at 28% CPR until month 24, remaining at 55% CPR from month 25 to 28, remaining at 35% CPR thereafter).

Certificates:

Group I Certificates:

Class A1 Certificates

Group II Certificates:

Class A2, Class A3, Class A4 and Class A5 Certificates

Class A Certificates:

Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates

Class M Certificates:

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates

Offered Certificates:

Class A2, Class A3, Class A4, Class A5 and Class M Certificates, except the Class M10 and Class M11 Certificates

Non-Offered Certificates:

Class A1, Class M10 and Class M11 Certificates

Retained Certificates:

Class R, Class X and Class P Certificates

Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero after allocation of the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount (assuming for this purpose prior to the Stepdown Date) and (ii) the later of (A) the 37th Distribution Date and (B) the date that the credit enhancement percentage for the Class A Certificates is greater than or equal to 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein.

Credit Enhancement:

Enhancement Percentages
	Class A	Class M1	Class M2	Class M3	Class M4	Class M5
Initially
(as % of the aggregate original principal balance)
Subordination	26.20%	20.10%	14.75%	12.80%	10.30%	8.30%
Overcollateralization	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Total Enhancement	28.20%	22.10%	16.75%	14.80%	12.30%	10.30%

After Anticipated Stepdown
(as % of the aggregate outstanding principal balance)
Subordination	52.40%	40.20%	29.50%	25.60%	20.60%	16.60%
Overcollateralization	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Total Enhancement	56.40%	44.20%	33.50%	29.60%	24.60%	20.60%

	Class M6	Class M7	Class M8	Class M9	Class M10	Class M11
Initially
(as % of the aggregate original principal balance)
Subordination	6.85%	5.10%	4.15%	2.85%	1.20%	0.00%
Overcollateralization	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Total Enhancement	8.85%	7.10%	6.15%	4.85%	3.20%	2.00%

After Anticipated Stepdown
(as % of the aggregate outstanding principal balance)
Subordination	13.70%	10.20%	8.30%	5.70%	2.40%	0.00%
Overcollateralization	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Total Enhancement	17.70%	14.20%	12.30%	9.70%	6.40%	4.00%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date will be the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal payments received during the related Prepayment Period) over (ii) the sum of the aggregate Certificate Principal Balances of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payment, if any, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by  excess interest and overcollateralization.  If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A, Class P and Class M Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M11 Certificates, Class M10 Certificates, Class M9 Certificates, Class M8 Certificates, Class M7 Certificates, Class M6 Certificates, Class M5 Certificates, Class M4 Certificates, Class M3 Certificates, Class M2 Certificates and Class M1 Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest.  However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from Net Monthly Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement, as long as the related class of Certificates is outstanding.

Net WAC Rate Cap:

Class A Certificates:  For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans in the related loan group minus (y) a percentage, equal to a fraction, the numerator of which is equal to the portion of the Net Swap Payment allocable to the related loan group made to the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in that loan group.

Class M Certificates:  For the Class M Certificates, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net WAC Rates for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

Class A Certificates: For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in the related loan group plus (y) a percentage, equal to a fraction, the numerator of which is equal to the portion of the Net Swap Payment allocable to the related loan group made by the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in that loan group.

Class M Certificates:  For the Class M Certificates, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Maximum Cap Rates for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Coupon Step-up:

On the Distribution Date after the earliest date on which the Optional Redemption can be exercised, the margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5 times.

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table titled “Swap Schedule” herein. The Swap Agreement notional amount is determined as follows:

(1)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date divided by a payment factor of 100.0000 is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date.

(2)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

(3)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.575%] (per annum) (30/360 accrual) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.  Payments under the Swap Agreement will begin on the Distribution Date in [August] 2006.  Unless earlier terminated, the Swap Agreement expires on the Distribution Date occurring in [July 2011].

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Servicer or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Redemption); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Class A Principal Distribution Amount:

Prior to the Stepdown Date, or if a Trigger Event is in effect, each of the Class A Certificates will receive the principal collected on the related Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.  On or after the Stepdown Date, if no Trigger Event is in effect, principal distributed on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein, subject to a floor.

Principal distributions on the Group I Certificates will be allocated to the Class A1 Certificates until their certificate principal balances have been reduced to zero.

Principal distributions on the Group II Certificates will be allocated sequentially to the Class A2, Class A3, Class A4 and Class A5 Certificates, in that order, until the certificate principal balances thereof have been reduced to zero; provided however, that on any Distribution Date on or after which the Class M Certificates, have been reduced to zero and the excess interest and overcollateralization is insufficient to cover realized losses on the mortgage loans related to the Group II Certificates to the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata, based on certificate principal balance, until their certificate principal balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed pro rata to the group of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount or Mezzanine Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date or if a Trigger Event is in effect.  On or after the Stepdown Date, if no Trigger Event is in effect, principal will be distributed on the Class M Certificates in the following order:  to the Class M1 Certificates such that the Class M1 Certificates will have at least [44.20%] credit enhancement, to the Class M2 Certificates such that the Class M2 Certificates will have at least [33.50%] credit enhancement, to the Class M3 Certificates such that the Class M3 Certificates will have at least [29.60%] credit enhancement, to the Class M4 Certificates such that the Class M4 Certificates will have at least [24.60%] credit enhancement, to the Class M5 Certificates such that the Class M5 Certificates will have at least [20.60%] credit enhancement, to the Class M6 Certificates such that the Class M6 Certificates will have at least [17.70%] credit enhancement, to the Class M7 Certificates such that the Class M7 Certificates will have at least [14.20%] credit enhancement, to the Class M8 Certificates such that the Class M8 Certificates will have at least [12.30%] credit enhancement, to the Class M9 Certificates such that the Class M9 Certificates will have at least [9.70%] credit enhancement, to the Class M10 Certificates such that the Class M10 Certificates will have at least [6.40%] credit enhancement and to the Class M11 Certificates such that the Class M11 Certificates will have at least [4.00%] credit enhancement.

If a Trigger Event is in effect, principal distributions will be made sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

If the percentage obtained by dividing  (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [28.35]% of the credit enhancement percentage (as defined in the term sheet supplement).

Cumulative Loss Test:

If the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the last day of the related due period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date –Update	Percentage
August 2008 – July 2009	[1.60%] for the first month, plus an additional 1/12th of [2.00%] for each month thereafter.
August 2009 – July 2010	[3.60%] for the first month, plus an additional 1/12th of [1.95%] for each month thereafter.
August 2010 – July 2011	[5.55%] for the first month, plus an additional 1/12th of [1.60%] for each month thereafter.
August 2011 – July 2012	[7.15%] for the first month, plus an additional 1/12th of [0.75%] for each month thereafter.
August 2012 and thereafter	[7.90%]

Payment Priority:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment owed to the Swap Provider, unless the swap provider is the defaulting party under the Swap Agreement, and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Class M Certificates in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, Unpaid Interest Shortfalls and Unpaid Realized Losses, in that order, sequentially to the Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, first to the Class A Certificates pro rata and then to the Class M Certificates, sequentially, in the same order of priority as described above, reimbursement for certain interest shortfalls, including shortfalls resulting from prepayments.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates sequentially, in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, Swap Termination Payments owed to the Swap Provider, if the Swap Provider is the defaulting party under the Swap Agreement.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class X Certificates in accordance with the Pooling and Servicing Agreement.

From Net Swap Payments made by the Swap Provider:

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A Certificates remaining unpaid pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid sequentially, in the same order of priority as described above.

From the Swap Account, to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount; provided however, that the amounts distributable pursuant to this clause will not exceed the amount of cumulative Realized Losses since the Cut-Off Date.

From the Swap Account, to pay any unpaid Realized Losses remaining on the Class M Certificates, sequentially.

From the Swap Account, to the holders of the Class X Certificates, any remaining amounts.

Annex 1

THE MORTGAGE ORIGINATOR

The information set forth in the following paragraphs is only current as of April 5, 2006.

General

Option One Mortgage Corporation (“Option One”), a California corporation headquartered in Irvine, California, is the originator of the Mortgage Loans (the “Originator”).

Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month.  The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.  Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”).  Borrowers who qualify under the Originator’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The Originator originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

The following table details the Originator’s wholesale and retail originations for the years ended April 30, 2003, 2004 and 2005 and the six months ended October 31, 2005:

The following table details the Originator’s wholesale and retail originations for the years ended April 30, 2003, 2004 and 2005 and the six months ended October 31, 2005:

	Years Ended April 30,			Six Months Ended
	2003	2004	2005	October 31, 2005
(Dollars in Thousands)
Wholesale	$ 13,659,243	$ 20,150,992	$ 26,977,810	$ 20,616,187
Retail	$ 2,918,378	$ 3,105,021	$ 4,023,914	$ 2,892,250
Total	$ 16,577,621	$ 23,256,013	$ 31,001,724	$ 23,508,437

Information regarding the Originator’s non-prime originations is as follows:

	Years Ended April 30,			Six Months Ended
	2003	2004	2005	October 31, 2005
Mortgage Loan type:	(Dollars in Thousands)
2-year ARM	70.3%	63.4%	61.6%	48.0%
3-year ARM	5.1%	5.2%	4.0%	2.1%
Fixed 1st	23.9%	28.7%	17.7%	16.0%
Fixed 2nd	0.7%	1.6%	3.8%	4.8%
Interest only	0.0%	0.7%	12.6%	26.4%
Other	0.0%	0.4%	0.3%	2.7%
Loan purpose:
Cash-out refinance	64.9%	67.1%	63.5%	57.7%
Purchase	26.9%	26.0%	30.8%	36.1%
Rate or term refinance	8.2%	6.9%	5.7%	6.2%
Loan characteristics:
Average loan size	$ 144	$ 151	$160	$176
Weighted-average loan-to-value	78.7%	78.1%	78.9%	80.8%
Weighted-average FICO score	604	608	614	626

Underwriting Standards

The Mortgage Loans will have been originated generally in accordance with Option One’s Guidelines (the “Option One Underwriting Guidelines”). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant’s ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market.  The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist.  Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

Each mortgage loan applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information.  The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.   A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories—Equifax, TransUnion and Experian.

  Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers.  Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal, supports the loan balance.  The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,400,000.  Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio (“LTV”) and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%.  References to LTV’s in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value.  There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review.  Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

Option One Underwriting Guidelines require a reasonable determination of an applicant’s ability to repay the loan.  Such determination is based on a review of the applicant’s source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant’s credit history and the type and intended use of the property being financed.

Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow.  The income verification required under Option One’s various mortgage loan programs is as follows:

Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months.  A wage-earner may document income by a current pay stub reflecting year to date income and applicant’s most recent W-2 or IRS Form 1040.  A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit 3 months’ bank statements or a paystub as verification of income.

Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets.  The credit decision is based on the borrower’s credit score and credit trade lines.

For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

Latitude Advantage Program.  The majority of Option One’s loan originations are underwritten using its “Latitude Advantage” program guidelines.  Under the Latitude Advantage program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans.   The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program.   The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing.  Collections and judgments which are 12 or more months old are disregarded.  Under the Latitude Advantage program, Option One has established six risk grades, “AA+” to “CC”, based on the applicant’s previous mortgage payment history.  Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history.  Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months.  Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months.  Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months.  CC risk mortgage delinquencies are considered on a case-by-case basis.

Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant’s credit score for qualifying purposes; provided, however, to the extent the co-applicant’s credit score exceeds the primary applicant’s credit score by more than 100 points, then the qualifying credit score will be the primary applicant’s credit score plus 100 points.  Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%.  Score Advantage requires the co-applicant’s contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

Legacy Program.  In addition to its credit score based origination program, Latitude Advantage, Option One offers the “Legacy” program.  Under the Legacy program, LTV limitations are determined based on the applicant’s risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties.   The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades.  If a credit score is available, the minimum credit score required is 500.

Option One has established five credit grades under the Legacy program, “AA” to “CC”, and considers an applicant’s prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan’s risk grade.  The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements.  In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. Chapter 7 and Chapter 11 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade.  CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing.  If an applicant’s Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

Exceptions.  As described above, the foregoing risk categories and criteria are Underwriting Guidelines only.  On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category.  An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance.  An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

Annex 2

THE SERVICER

The information set forth in the following paragraphs is only current as of April 5, 2006.  Servicing Background and Portfolio

Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp.  The company was acquired by Fleet Financial Group and began full servicing operations in May 1995.  Block Financial subsequently purchased Option One in June 1997.

Option One services primarily sub-prime first-lien residential mortgage loans.  Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing.  The following table summarizes Option One’s servicing portfolio by origin at April 30, 2003, 2004 and 2005 and at October 31, 2005:

	At April 30, 2003	At April 30, 2004	At April 30, 2005	At October 31, 2005
	Portfolio Balance (Dollars in Thousands)
Option One Serviced	$ 27,669,446	$ 36,485,328	$ 47,554,510	$ 57,760,816
Sub-Serviced	$ 3,664,365	$ 8,782,775	$ 20,439,954	$ 24,614,920
Total Portfolio	$ 31,333,812	$ 45,268,103	$ 67,994,464	$ 82,375,735
	Loan Count
Option One Serviced	221,402	274,045	332,652	376,517
Sub-Serviced	25,061	50,319	102,638	124,418
Total Portfolio	246,463	324,364	435,290	500,935

Business Strategy and Organizational Structure

Option One’s business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

Option One has a scalable technology platform and expansion capacity to support its business strategy.  Option One’s loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider’s sites in Noida, Gurgaon, and Bangalore, India and Guadalajara, Mexico.  The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio.  The use of an offshore outsource provider has increased Option One’s ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions.  By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

Option One’s organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure.  Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation.  Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems.  Option One has also developed its own data warehouse and REO and loss mitigation management system.

In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors.  Such servicing tasks may include:   property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions.  Three material components of Option One’s outsourcing model include redundancy, oversight and audit.  In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities.  Option One’s outsource vendor agreements provide that each vendor strictly comply with Option One’s guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates.  Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law.  Option One also retains the right to perform audits of outsource vendor’s operations at Option One’s sole discretion.

Option One’s mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

Default Management

Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements.  The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management.  Option One pursues a dual track loss mitigation and foreclosure policy.  Initial contact is based on the borrower’s previous payment patterns in tandem with the application of Freddie Mac’s EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default.  Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process.  Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses.  Option One’s borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure.    A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed.  Option One’s proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues.  Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives.  DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs.  When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time.  Option One’s REO assets are marketed and listed with local real estate agents and published on local multiple listing services.  Option One uses the internet for additional listing exposure.

The following tables set forth, at or for the years ended December 31, 2002, 2003, 2004 and 2005, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One’s entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

 Delinquencies and Foreclosures
(Dollars in Thousands)

	At December 31, 2002				At December 31, 2003
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	226,286	$ 28,070,873	N/A	N/A	301,778	$ 41,364,855	N/A	N/A
Period of Delinquency
30-59 days	4,536	$ 494,896	2.00%	1.76%	5,207	$ 604,945	1.73%	1.46%
60-89 days	2,345	$ 249,011	1.04%	0.89%	2,564	$ 293,412	0.85%	0.71%
90 days or more	14,075	$ 1,371,377	6.22%	4.89%	15,387	$ 1,597,177	5.10%	3.86%
Total Delinquent Loans	20,956	$ 2,115,285	9.26%	7.54%	23,158	$ 2,495,534	7.68%	6.03%
Loans in Foreclosure(1)	10,491	$ 1,059,786	4.64%	3.78%	10,764	$ 1,161,361	3.57%	2.81%

	At December 31, 2004				At December 31, 2005
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	386,770	$ 59,156,057	N/A	N/A	479,216	$ 79,494,367	N/A	N/A
Period of Delinquency
30-59 days	6,495	$ 819,245	1.68%	1.38%	10,875	$ 1,537,798	2.27%	1.93%
60-89 days	2,989	$ 359,917	0.77%	0.61%	5,103	$ 679,858	1.06%	0.86%
90 days or more	15,940	$ 1,722,996	4.12%	2.91%	22,544	$ 1,838,816	4.70%	2.31%
Total Delinquent Loans	25,424	$ 2,902,158	6.57%	4.91%	38,522	$ 4,056,472	8.04%	5.10%
Loans in Foreclosure(1)	9,361	$ 1,044,624	2.42%	1.77%	9,916	$ 1,157,550	2.07%	1.46%

___________________

(1)

Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Real Estate Owned
(Dollars in Thousands)

	At December 31, 2002		At December 31, 2003		At December 31, 2004		At December 31, 2005
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	226,286	$ 28,070,873	301,778	$ 41,364,855	386,770	$ 59,156,057	479,216	$79,494,367
Foreclosed Loans(1)	3,461	$ 282,689	3,361	$ 293,629	2,536	$ 225,362	3,382	$ 316,665
Foreclosure Ratio(2)	1.53%	1.01%	1.11%	0.71%	0.66%	0.38%	0.71%	0.40%

___________________

(1)

For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)

The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Loan Loss Experience on Option One’s Servicing Portfolio of Mortgage Loans
(Dollars in Thousands)

	At or for the Year Ended December 31,
	2002	2003	2004	2005
Total Portfolio(1)	$ 28,070,873	$ 41,364,855	$ 59,156,057	$ 79,494,367
Net Losses(2)(3)	$ 167,449	$ 238,678	$ 239,092	$ 190,347
Net Losses as a Percentage of Total Portfolio	0.60%	0.58%	0.40%	0.32%

___________________

(1)

“Total Portfolio” on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2)

“Net Losses” means “Gross Losses” minus “Recoveries.”  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.  “Recoveries” are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(3)

“Net Losses” are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.  The information in this table reflects loan liquidations through December 2005 and claims, refunds or the collection of MI proceeds related to such liquidations through February 14, 2006.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One’s mortgage portfolio set forth in the foregoing tables.  The statistics shown above represent the delinquency experience for Option One’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool.  In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled.  Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above.  In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One.  Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Training, Internal Controls and Compliance

Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals).  Training curriculums are tailored for both new and seasoned associates.  Seasoned employees receive job-specific training annually.  The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers.  The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations.  Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.  Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

Option One has controls in place which are intended to protect the company and its investors against risk of loss.  An internal audit program is utilized to evaluate the company’s internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices.  In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws.  A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance.  A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk.  Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis.  Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process.  Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.  These custodial accounts are maintained with Mellon Bank, N.A. and are not commingled.

Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

Legal proceedings pending against Option One

In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs’ counsel has a motion pending to continue prosecution of the class action.  Plaintiffs’ counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted.  Option One Mortgage Corporation filed a motion to compel arbitration.

In April 2005, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Carol Vines and Virginia Loucile Henderson, as plaintiffs, in the United States District Court for the Eastern District of Texas, Lufkin Division.  The complaint alleges that the Texas Constitution prohibits lenders from making variable rate home equity loans and seeks forfeiture of all Texas variable rate home equity loans made prior to December 30, 2003 in which the monthly payment amount changed when the interest rate changed. Texas’ state courts have dismissed two similar suits filed by plaintiffs’ counsel.  On September 27, 2005, plaintiff, Henderson voluntarily dismissed her claim.  Pending before the Court is Option One Mortgage Corporation’s motion to dismiss the remaining plaintiff or in the alternative to compel arbitration.  Plaintiff’s counsel has notified Option One Mortgage Corporation of its intent to dismiss her complaint.

In September 2005, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Pamela Phillips, as plaintiff, in the United States District Court for the Central District of California, Southern Division.  The complaint alleges that Option One Mortgage Corporation’s affiliate H&R Block Mortgage Corporation willfully obtained the plaintiffs consumer credit report without a “permissible purpose” as defined in the federal Fair Credit Reporting Act and without the plaintiff having authorized such access or initiated a transaction.  Option One Mortgage Corporation is named as a defendant under the theory that H&R Block Mortgage Corporation is its alter-ego.  Plaintiff’s counsel has voluntarily dismissed her complaint, without prejudice, against Option One Mortgage Corporation.

On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria’s allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full.  Option One intends to seek an interlocutory appeal of the order of class certification.

In February 2006, Option One Mortgage Corporation became aware of a September 2005 default judgment against it in an adversary proceeding brought by Jeffrey R. Pierson in the United States Bankruptcy Court for the Eastern District of Pennsylvania.  The adversary complaint alleged that Option One engaged in various “predatory practices,” including improperly applying payments, forced placing insurance, commencing foreclosure, and credit reporting.  Option One has filed a motion to set aside the $2.4 million default judgment for failure of proper service and to dismiss the adversary complaint for failure to serve within one-eighty days of Plaintiff’s filing his complaint.

Swap Schedule

Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)
1	9,114,000.00	9,114,000.00	21	4,390,160.97	5,997,683.65	41	229,717.31	247,255.44
2	9,008,335.25	9,045,912.48	22	4,194,869.45	5,810,894.64	42	184,129.89	235,133.81
3	8,875,854.67	8,966,538.60	23	3,994,567.12	5,625,389.12	43	175,837.06	223,505.28
4	8,716,698.69	8,875,927.01	24	3,476,731.96	5,310,198.33	44	159,098.69	203,391.36
5	8,531,232.21	8,774,236.12	25	3,025,708.57	5,012,427.34	45	151,573.36	192,459.91
6	8,320,052.33	8,661,675.63	26	2,634,949.18	4,731,777.72	46	142,283.41	174,733.83
7	8,083,993.53	8,538,497.61	27	2,302,641.20	4,467,324.35	47	118,365.86	118,365.86
8	7,824,130.08	8,404,996.26	28	2,166,068.62	4,218,119.87	48	112,946.58	112,946.58
9	7,541,775.23	8,261,500.43	29	2,038,820.44	3,986,152.79	49	107,827.92	107,827.92
10	7,238,477.13	8,108,384.37	30	1,919,093.40	3,854,536.54	50	102,931.01	102,931.01
11	6,917,215.15	7,946,058.91	31	1,806,422.13	3,727,759.96	51	98,245.48	98,245.48
12	6,609,965.68	7,774,983.51	32	1,819,706.13	3,605,127.95	52	93,761.48	93,761.48
13	6,316,328.24	7,595,716.42	33	1,605,603.53	3,366,905.90	53	89,469.65	89,469.65
14	6,035,699.19	7,408,587.36	34	951,319.76	3,163,704.98	54	85,361.09	85,361.09
15	5,767,501.69	7,214,274.28	35	297,035.98	388,024.85	55	81,427.36	81,427.36
16	5,511,184.48	7,013,362.32	36	278,759.55	348,447.05	56	77,660.43	77,660.43
17	5,266,220.73	6,806,462.45	37	268,044.48	325,872.03	57	74,052.66	74,052.66
18	5,032,107.03	6,594,694.86	38	257,848.08	304,461.03	58	70,606.54	70,606.54
19	4,808,362.28	6,389,402.40	39	248,144.06	284,149.77	59	67,305.87	67,305.87
20	4,594,526.71	6,190,464.17	40	238,906.45	264,876.55	60	64,144.34	64,144.34

Bond Sensitivity Tables

To Call

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.45	3.81	2.26	1.79	1.21	1.08	0.97
Mod Durn	12.34	3.19	2.04	1.65	1.15	1.04	0.93
Principal Window	1 - 358	1 - 149	1 - 85	1 - 70	1 - 25	1 - 24	1 - 23

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	17.37	1.63	1.14	1.00	0.75	0.67	0.61
Mod Durn	10.75	1.53	1.09	0.96	0.72	0.65	0.59
Principal Window	1 - 295	1 - 35	1 - 24	1 - 21	1 - 15	1 - 13	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.86	3.56	2.21	2.00	1.48	1.28	1.14
Mod Durn	13.76	3.20	2.06	1.88	1.41	1.23	1.09
Principal Window	295 - 325	35 - 53	24 - 30	21 - 26	15 - 20	13 - 17	12 - 15

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.23	8.05	4.43	3.00	1.95	1.77	1.56
Mod Durn	14.41	6.32	3.84	2.71	1.83	1.67	1.48
Principal Window	325 - 358	53 - 149	30 - 85	26 - 70	20 - 25	17 - 24	15 - 22

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.85	12.44	7.10	5.85	2.14	2.02	1.92
Mod Durn	14.39	8.88	5.80	4.94	2.00	1.89	1.80
Principal Window	358 - 358	149 - 149	85 - 85	70 - 70	25 - 26	24 - 24	22 - 23

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	5.07	5.17	3.59	2.93	2.60
Mod Durn	14.21	6.38	4.33	4.43	3.22	2.67	2.40
Principal Window	323 - 358	49 - 149	44 - 85	52 - 70	41 - 43	33 - 35	30 - 31

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.95	4.59	3.20	2.61	2.36
Mod Durn	14.17	6.37	4.23	3.99	2.90	2.40	2.19
Principal Window	323 - 358	49 - 149	41 - 85	45 - 70	33 - 43	27 - 35	26 - 31

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.91	4.42	2.96	2.42	2.24
Mod Durn	14.13	6.36	4.19	3.85	2.69	2.23	2.08
Principal Window	323 - 358	49 - 149	40 - 85	44 - 70	32 - 43	26 - 35	25 - 31

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.89	4.35	2.86	2.39	2.22
Mod Durn	14.08	6.35	4.17	3.79	2.61	2.21	2.07
Principal Window	323 - 358	49 - 149	39 - 85	42 - 70	30 - 43	26 - 35	24 - 31

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.87	4.30	2.80	2.35	2.19
Mod Durn	14.03	6.35	4.15	3.75	2.55	2.17	2.03
Principal Window	323 - 358	49 - 149	39 - 85	41 - 70	29 - 43	25 - 35	24 - 31

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.86	4.26	2.75	2.34	2.19
Mod Durn	13.92	6.32	4.14	3.71	2.51	2.17	2.03
Principal Window	323 - 358	49 - 149	38 - 85	40 - 70	28 - 43	25 - 35	24 - 31

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.85	4.23	2.72	2.34	2.19
Mod Durn	13.18	6.18	4.07	3.64	2.46	2.15	2.01
Principal Window	323 - 358	49 - 149	38 - 85	39 - 70	27 - 43	25 - 35	24 - 31

Class M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.85	4.22	2.70	2.34	2.15
Mod Durn	12.90	6.13	4.05	3.61	2.43	2.14	1.98
Principal Window	323 - 358	49 - 149	38 - 85	39 - 70	27 - 43	25 - 35	23 - 31

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.84	4.19	2.68	2.31	2.14
Mod Durn	11.80	5.90	3.94	3.51	2.38	2.08	1.95
Principal Window	323 - 358	49 - 149	37 - 85	38 - 70	26 - 43	24 - 35	23 - 31

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.24	4.83	4.18	2.66	2.30	2.14
Mod Durn	11.21	5.77	3.88	3.46	2.34	2.06	1.93
Principal Window	323 - 358	49 - 149	37 - 85	38 - 70	26 - 43	24 - 35	23 - 31

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.19	4.81	4.14	2.64	2.29	2.13
Mod Durn	11.21	5.75	3.86	3.43	2.33	2.05	1.92
Principal Window	323 - 358	49 - 149	37 - 85	37 - 70	26 - 43	24 - 35	23 - 31

Bond Sensitivity Tables

To Maturity

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.45	3.97	2.35	1.86	1.21	1.08	0.97
Mod Durn	12.34	3.26	2.09	1.70	1.15	1.04	0.93
Principal Window	1 - 358	1 - 262	1 - 149	1 - 123	1 - 25	1 - 24	1 - 23

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	17.37	1.63	1.14	1.00	0.75	0.67	0.61
Mod Durn	10.75	1.53	1.09	0.96	0.72	0.65	0.59
Principal Window	1 - 295	1 - 35	1 - 24	1 - 21	1 - 15	1 - 13	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.86	3.56	2.21	2.00	1.48	1.28	1.14
Mod Durn	13.76	3.20	2.06	1.88	1.41	1.23	1.09
Principal Window	295 - 325	35 - 53	24 - 30	21 - 26	15 - 20	13 - 17	12 - 15

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.23	8.23	4.55	3.09	1.95	1.77	1.56
Mod Durn	14.41	6.41	3.91	2.78	1.83	1.67	1.48
Principal Window	325 - 358	53 - 190	30 - 111	26 - 90	20 - 25	17 - 24	15 - 22

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.85	20.66	12.40	10.06	2.14	2.02	1.92
Mod Durn	14.39	12.04	8.78	7.56	2.00	1.89	1.80
Principal Window	358 - 358	190 - 313	111 - 196	90 - 159	25 - 26	24 - 24	22 - 23

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	9.13	5.62	5.61	4.85	3.93	3.39
Mod Durn	14.21	6.74	4.66	4.72	4.17	3.46	3.04
Principal Window	323 - 358	49 - 288	44 - 174	52 - 141	41 - 100	33 - 81	30 - 68

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	9.11	5.48	5.02	3.45	2.81	2.52
Mod Durn	14.17	6.73	4.55	4.27	3.09	2.56	2.32
Principal Window	323 - 358	49 - 275	41 - 165	45 - 134	33 - 83	27 - 67	26 - 57

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	9.08	5.42	4.84	3.20	2.61	2.39
Mod Durn	14.13	6.71	4.50	4.12	2.88	2.39	2.21
Principal Window	323 - 358	49 - 261	40 - 155	44 - 126	32 - 77	26 - 63	25 - 53

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	9.06	5.39	4.75	3.10	2.58	2.37
Mod Durn	14.08	6.69	4.47	4.05	2.79	2.36	2.19
Principal Window	323 - 358	49 - 254	39 - 150	42 - 122	30 - 75	26 - 61	24 - 51

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	9.02	5.34	4.68	3.02	2.53	2.33
Mod Durn	14.03	6.67	4.44	4.00	2.73	2.31	2.15
Principal Window	323 - 358	49 - 244	39 - 143	41 - 117	29 - 71	25 - 58	24 - 49

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.98	5.31	4.62	2.96	2.51	2.32
Mod Durn	13.92	6.64	4.41	3.95	2.67	2.30	2.14
Principal Window	323 - 358	49 - 234	38 - 137	40 - 112	28 - 68	25 - 55	24 - 47

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.93	5.27	4.57	2.92	2.50	2.31
Mod Durn	13.18	6.46	4.32	3.86	2.61	2.27	2.11
Principal Window	323 - 358	49 - 225	38 - 131	39 - 107	27 - 65	25 - 53	24 - 45

Class M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.87	5.23	4.52	2.88	2.48	2.26
Mod Durn	12.90	6.38	4.27	3.80	2.57	2.25	2.07
Principal Window	323 - 358	49 - 212	38 - 123	39 - 101	27 - 61	25 - 49	23 - 42

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.79	5.18	4.46	2.84	2.43	2.24
Mod Durn	11.80	6.10	4.13	3.68	2.50	2.18	2.02
Principal Window	323 - 358	49 - 204	37 - 118	38 - 96	26 - 59	24 - 47	23 - 41

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.62	5.06	4.37	2.76	2.38	2.21
Mod Durn	11.21	5.91	4.00	3.57	2.42	2.12	1.98
Principal Window	323 - 358	49 - 190	37 - 109	38 - 90	26 - 54	24 - 44	23 - 38

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.26	8.26	4.85	4.17	2.66	2.30	2.14
Mod Durn	11.21	5.78	3.89	3.45	2.34	2.06	1.93
Principal Window	323 - 358	49 - 164	37 - 94	37 - 78	26 - 47	24 - 38	23 - 33

Excess Spread (1)(2)

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	1.17	1.17	36	5.26	5.11
2	2.43	2.34	37	5.10	4.92
3	2.44	2.44	38	4.99	4.80
4	2.43	2.28	39	5.22	5.04
5	2.44	2.41	40	5.09	4.88
6	2.43	2.31	41	5.28	5.13
7	2.43	2.29	42	5.11	4.94
8	2.45	2.45	43	5.12	4.93
9	2.42	2.28	44	5.63	5.47
10	2.43	2.43	45	5.12	4.90
11	2.32	2.25	46	5.30	5.10
12	2.33	2.33	47	5.13	4.96
13	2.32	2.21	48	5.31	5.14
14	2.32	2.19	49	5.14	4.93
15	2.33	2.33	50	5.14	4.92
16	2.32	2.15	51	5.32	5.11
17	2.32	2.32	52	5.14	4.91
18	2.31	2.12	53	5.32	5.13
19	2.31	2.11	54	5.15	4.93
20	2.33	2.33	55	5.15	4.93
21	2.34	2.13	56	5.68	5.51
22	2.66	2.63	57	5.16	4.94
23	4.77	4.60	58	5.35	5.16
24	4.80	4.82	59	5.29	5.05
25	4.78	4.64	60	5.47	5.26
26	4.77	4.65	61	5.30	5.08
27	4.79	4.82	62	5.30	5.10
28	4.88	4.78	63	5.49	5.30
29	5.16	5.16	64	5.31	5.12
30	5.14	5.06	65	5.54	5.33
31	4.89	4.81	66	5.37	5.16
32	4.94	4.95	67	5.38	5.17
33	4.88	4.82	68	5.76	5.57
34	4.92	4.92	69	5.41	5.20
35	5.09	4.93	70	5.61	5.40

(1)

Assumes the pricing speed.

(2)

Calculated as (a) interest collections on the collateral (net of the Administrative Fee Rate and Net Swap Payments), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, times twelve.

Group I Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	20.71	37	13.65
2	22.19	38	13.60
3	22.27	39	13.94
4	22.18	40	13.70
5	22.27	41	14.77
6	22.18	42	14.34
7	22.17	43	14.32
8	22.44	44	15.59
9	22.16	45	14.22
10	22.24	46	14.58
11	22.04	47	13.84
12	22.12	48	14.26
13	22.02	49	13.82
14	22.01	50	13.81
15	22.09	51	14.23
16	21.99	52	13.81
17	22.06	53	14.24
18	21.97	54	13.81
19	21.96	55	13.80
20	22.12	56	15.16
21	21.96	57	13.79
22	22.61	58	14.24
23	24.56	59	13.89
24	24.71	60	14.32
25	24.50	61	13.20
26	24.47	62	13.20
27	24.61	63	13.64
28	24.60	64	13.21
29	25.47	65	13.68
30	25.25	66	13.25
31	24.98	67	13.25
32	25.59	68	14.16
33	24.94	69	13.25
34	25.17	70	13.70
35	13.80	71	13.29
36	14.08

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

Group II Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	20.74	37	13.22
2	22.23	38	13.16
3	22.31	39	13.50
4	22.22	40	13.11
5	22.31	41	14.19
6	22.21	42	13.77
7	22.21	43	13.75
8	22.49	44	14.96
9	22.20	45	13.65
10	22.28	46	13.97
11	22.09	47	13.25
12	22.16	48	13.64
13	22.07	49	13.22
14	22.06	50	13.21
15	22.14	51	13.60
16	22.04	52	13.19
17	22.12	53	13.60
18	22.02	54	13.19
19	22.01	55	13.17
20	22.18	56	14.46
21	22.03	57	13.16
22	22.22	58	13.55
23	24.34	59	13.25
24	24.51	60	13.66
25	24.31	61	12.56
26	24.27	62	12.55
27	24.42	63	12.97
28	24.27	64	12.55
29	25.17	65	13.00
30	24.96	66	12.58
31	24.69	67	12.58
32	25.28	68	13.44
33	24.66	69	12.57
34	24.69	70	12.99
35	13.38	71	12.60
36	13.64

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

Class M Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	20.73	37	13.41
2	22.21	38	13.36
3	22.30	39	13.69
4	22.21	40	13.37
5	22.29	41	14.45
6	22.20	42	14.03
7	22.19	43	14.00
8	22.47	44	15.24
9	22.18	45	13.90
10	22.26	46	14.24
11	22.07	47	13.51
12	22.14	48	13.91
13	22.05	49	13.49
14	22.04	50	13.48
15	22.12	51	13.88
16	22.02	52	13.46
17	22.10	53	13.89
18	22.00	54	13.46
19	21.99	55	13.45
20	22.16	56	14.78
21	22.00	57	13.44
22	22.39	58	13.86
23	24.44	59	13.54
24	24.60	60	13.95
25	24.39	61	12.85
26	24.36	62	12.84
27	24.51	63	13.27
28	24.41	64	12.85
29	25.30	65	13.31
30	25.09	66	12.88
31	24.82	67	12.88
32	25.42	68	13.77
33	24.78	69	12.88
34	24.90	70	13.32
35	13.57	71	12.92
36	13.83

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, where the referenced Class first incurs a writedown. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include:

(1) prepayment speed is 115% PPC for Fixed Rate Mortgages and 100% PPC for Adjustable Rate Mortgages,

(2) 40% loss severity, 50% loss severity, 60% loss severity,

(3) 12 month lag from default to loss,

(4) no overcollateralization stepdown,

(5) trigger events are always in effect, and

(6) includes Net Swap Payments received.

	Forward LIBOR
	40% Loss Severity		50% Loss Severity		60% Loss Severity
	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %
Class M1	40.40	25.40	29.30	26.22	22.98	26.79
Class M2	29.04	20.86	21.80	21.53	17.44	21.98
Class M3	25.56	19.20	19.39	19.80	15.62	20.23
Class M4	21.51	17.06	16.52	17.59	13.42	17.97
Class M5	18.54	15.33	14.38	15.81	11.74	16.15
Class M6	16.50	14.06	12.88	14.50	10.56	14.80
Class M7	14.12	12.47	11.10	12.85	9.14	13.12
Class M8	12.86	11.58	10.15	11.94	8.38	12.18
Class M9	11.13	10.31	8.82	10.60	7.31	10.82
Class M10	9.10	8.71	7.25	8.95	6.03	9.13
Class M11	7.98	7.79	6.39	8.01	5.33	8.17

MORTGAGE LOANS

The Mortgage Loans primarily consist of first lien 2/28, 3/27 and 5/25 adjustable rate loans, second lien fixed rate closed-end home equity loans, and first-lien interest-only loans.  The 2/28, 3/27 and 5/25 adjustable rate loans are primarily subject to semi-annual interest rate adjustments after an initial twenty-four, thirty-six and sixty month period respectively.  The obligations of the Borrower under each mortgage are secured by the related property.

The information concerning the Mortgage Loans presented below is based on a statistical pool of loans using actual balances originated through [May] 2006.  The final pool will be approximately $[930,000,000] (+/-10%) with a weighted average remaining term of 358 months.  The characteristics noted below are representative of the final pool, but are subject to variances based on final delivery.  The final pool will not have any loans with LTV or CLTV ratios in excess of 100.00% and will not have any loans with FICO scores less than 500.

 ABSC OOMC 2006-HE5 Collateral Summary

Characteristics	Aggregate Collateral Summary	Adjustable Rate Collateral Summary	Fixed Collateral Summary	Interest Only Collateral Summary	Second Lien Collateral Summary	Silent Second Collateral Summary

Current Balance	$1,024,183,060.65	$974,257,590.21	$49,925,470.44	$101,191,089.95	$50,075,962.69	$182,819,040.51
Number of Loans	5,174	4,103	1,071	299	1,075	973
Average Current Balance	$197,948.02	$237,450.06	$46,615.75	$338,431.74	$46,582.29	$187,892.13
Interest Only Loans	9.88%	10.39%	0.00%	100.00%	0.00%	16.86%
Fixed Rate Loans	4.87%	0.00%	100.00%	0.00%	99.70%	0.00%
Adjustable Rate Loans	95.130%	100.00%	0.00%	100.00%	0.30%	100.00%
W.A. Coupon	8.481%	8.305%	11.927%	7.511%	11.929%	7.948%
W.A. Margin	6.180%	6.180%	0.000%	6.109%	7.084%	6.102%
W.A. Maximum Rate	14.294%	14.294%	0.000%	13.511%	18.743%	13.934%
W.A. Initial Rate Adjustment Cap	2.997%	2.997%	0.00%	3.000%	3.000%	3.000%
W.A. Periodic Rate Adjustment Cap	1.001%	1.001%	0.00%	1.000%	1.000%	1.001%
W.A. Original LTV	81.00%	80.04%	99.69%	80.39%	99.694%	79.74%
W.A. Combined LTV	84.43%	83.65%	99.69%	86.42%	99.694%	98.98%
W.A. Original Term	360	360	358	360	358	360
W.A. Remaining Term	360	360	358	360	358	360
Non-Zero W.A. FICO	605	604	622	639	622	623
W.A. DTI Ratio	42.99%	42.94%	44.01%	43.99%	44.01%	43.72%
Owner Occupied	92.94%	92.61%	99.29%	99.81%	99.30%	99.10%
Prepayment Penalty Percentage	71.45%	72.80%	44.98%	84.17%	44.84%	78.93%
First Lien Percentage	95.11%	99.98%	0.00%	100.00%	0.00%	100.00%
Second Lien Percentage	4.89%	0.02%	100.00%	0.00%	100.00%	0.00%
Silent Second Percentage	17.85%	18.76%	0.00%	30.46%	0.00%	100.00%
Balloon Loan Percentage	41.61%	43.72%	0.55%	0.00%	0.55%	46.37%
W.A. CLTV of Silent Seconds	98.98%	98.98%	0.00%	99.65%	0.00%	98.98%
Non-Full Doc Percentage	39.07%	40.33%	14.39%	41.12%	14.35%	18.71%
Top 5 States	CA (23.33%) FL (11.73%) MA (8.06%) NY (8.00%) TX (4.64%)	CA (23.66%) FL (11.75%) NY (8.15%) MA (8.11%) NJ (4.78%)	CA (16.90%) FL (11.24%) TX (9.57%) MA (7.03%) NY (4.99%)	CA (44.55%) FL (10.87%) NY (7.55%) MA (4.77%) VA (4.74%)	CA (16.85%) FL (11.21%) TX (9.54%) MA (7.01%) NY (4.97%)	CA (18.09%) FL (10.53%) MA (7.54%) TX (6.86%) NY (4.23%)
Conforming By Balance Percentage	74.53%	74.38%	77.45%	57.15%	77.51%	87.02%

ABSC OOMC 2006-HE5 Collateral Summary (Cont’d)

Characteristics	Aggregate Collateral Summary	Group I Collateral Summary	Group II Collateral Summary

Current Balance	$1,024,183,060.65	$453,256,684.62	$570,926,376.03
Number of Loans	5,174	2,269	2,905
Average Current Balance	$197,948.02	$199,760.55	$196,532.32
Interest Only Loans	9.88%	7.36%	11.88%
Fixed Rate Loans	4.87%	0.00%	8.74%
Adjustable Rate Loans	95.130%	100.00%	91.26%
W.A. Coupon	8.481%	8.459%	8. 499%
W.A. Margin	6.180%	6.204%	6.159%
W.A. Maximum Rate	14.294%	14.444%	14.163%
W.A. Initial Rate Adjustment Cap	2.997%	2.995%	3.000%
W.A. Periodic Rate Adjustment Cap	1.001%	1.001%	1.001%
W.A. Original LTV	81.00%	79.62%	82.09%
W.A. Combined LTV	84.43%	82.05%	86.32%
W.A. Original Term	360	360	360
W.A. Remaining Term	360	360	360
Non-Zero W.A. FICO	605	596	612
W.A. DTI Ratio	42.99%	42.72%	43.21%
Owner Occupied	92.94%	93.13%	92.79%
Prepayment Penalty Percentage	71.45%	69.96%	72.63%
First Lien Percentage	95.11%	100.00%	91.23%
Second Lien Percentage	4.89%	0.00%	8.77%
Silent Second Percentage	17.85%	12.52%	22.08%
Balloon Loan Percentage	41.61%	41.90%	41.38%
W.A. CLTV of Silent Seconds	98.98%	99.17%	98.89%
Non-Full Doc Percentage	39.07%	39.11%	39.04%
Top 5 States	CA (23.33%) FL (11.73%) MA (8.06%) NY (8.00%) TX (4.64%)	CA (16.98%) FL (11.82%) MA (9.46%) NY (8.84%) NJ (5.59%)	CA (28.37%) FL (11.66%) NY (7.33%) MA (6.94%) TX (5.20%)
Conforming By Balance Percentage	74.53%	100.00%	54.31%

Eight sets of tables follow.

The first set of tables is the Aggregate Collateral.

The second set of tables is the Adjustable Rate Collateral.

The third set of tables is the Fixed Rate Collateral.

The fourth set of tables is the Interest Only Collateral.

The fifth set of tables is the Second Lien Collateral.

The sixth set of tables is the Silent Second Collateral.

The seventh set of tables is the Group I Collateral.*

The eighth set of tables is the Group II Collateral.*

*There will be two loan groups in the transaction (“Group I” and “Group II”).  Group I will consist of mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines.  Group II will consist of mortgage loans that have original principal balances that may or may not conform to Fannie Mae or Freddie Mac guidelines.

AGGREGATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,396.60	0.36%	606	99.83%	12.126%	100.00%
25,001 - 50,000	594	21,157,242.45	2.07	613	98.60	11.995	99.24
50,001 - 75,000	451	28,005,414.09	2.73	606	88.08	11.090	90.82
75,001 - 100,000	434	38,378,726.80	3.75	599	83.02	9.946	92.07
100,001 - 125,000	460	51,843,452.50	5.06	599	80.32	9.332	88.07
125,001 - 150,000	431	59,286,039.50	5.79	597	81.44	9.092	93.50
150,001 - 175,000	369	59,587,211.95	5.82	591	79.72	8.876	92.42
175,001 - 200,000	353	66,419,535.50	6.48	596	79.40	8.569	94.07
200,001 - 250,000	461	103,840,733.80	10.14	602	79.49	8.307	92.84
250,001 - 300,000	417	114,146,253.93	11.14	601	79.51	8.235	92.70
300,001 - 400,000	521	180,338,777.90	17.61	606	80.62	7.952	93.81
400,001 - 500,000	242	107,394,833.00	10.48	611	81.18	7.800	93.74
500,001 - 600,000	129	70,668,496.00	6.90	615	83.18	7.955	96.30
600,001 - 700,000	61	39,507,826.00	3.86	615	81.72	7.998	96.64
700,001 or greater	87	79,983,110.00	7.81	617	76.81	7.787	86.90
Total:	5,174	$1,024,273,050.02	100.00%	605	81.00%	8.481%	92.94%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,383.35	0.36%	606	99.83%	12.126%	100.00%
25,001 - 50,000	594	21,156,915.10	2.07	613	98.60	11.995	99.24
50,001 - 75,000	451	28,005,156.35	2.73	606	88.08	11.090	90.82
75,001 - 100,000	434	38,378,546.04	3.75	599	83.02	9.946	92.07
100,001 - 125,000	460	51,842,204.25	5.06	599	80.32	9.332	88.07
125,001 - 150,000	432	59,432,119.29	5.80	597	81.48	9.088	93.52
150,001 - 175,000	368	59,434,176.18	5.80	591	79.68	8.880	92.40
175,001 - 200,000	353	66,416,494.89	6.48	596	79.40	8.569	94.07
200,001 - 250,000	461	103,827,832.55	10.14	602	79.49	8.307	92.84
250,001 - 300,000	417	114,137,583.10	11.14	601	79.51	8.235	92.70
300,001 - 400,000	521	180,310,700.21	17.61	606	80.62	7.952	93.81
400,001 - 500,000	242	107,383,645.98	10.48	611	81.18	7.800	93.74
500,001 - 600,000	129	70,663,071.64	6.90	615	83.18	7.955	96.30
600,001 - 700,000	61	39,504,220.57	3.86	615	81.72	7.998	96.64
700,001 or greater	87	79,975,011.15	7.81	617	76.81	7.787	86.90
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	33	$3,790,021.00	0.37%	0	72.21%	9.952%	98.44%
500 or less	13	2,359,200.00	0.23	499	70.16	10.143	100.00
501 - 525	313	64,971,323.69	6.34	513	75.98	9.804	98.41
526 - 550	338	73,424,697.83	7.17	539	75.78	9.403	99.53
551 - 575	537	111,401,415.15	10.88	565	77.50	8.658	95.34
576 - 600	1,274	214,383,792.77	20.93	588	80.77	8.498	96.92
601 - 625	1,070	210,462,194.25	20.55	613	82.04	8.253	91.88
626 - 650	857	174,188,857.48	17.01	637	83.90	8.159	88.79
651 - 675	527	114,471,790.28	11.18	662	83.22	8.090	88.78
676 - 700	143	34,594,721.25	3.38	684	85.06	7.912	83.01
701 - 725	39	11,780,627.16	1.15	713	85.09	7.612	89.58
726 - 750	20	5,626,843.35	0.55	736	85.73	7.491	76.17
751 - 775	5	1,376,444.51	0.13	765	86.07	7.109	89.65
776 - 800	3	993,576.93	0.10	785	82.36	8.508	30.15
801 - 825	2	357,555.00	0.03	802	93.32	8.447	0.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

ORIGINAL TERM TO MATURITY OF THE LOANS

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$38,000.00	0.00%	635	100.00%	9.990%	100.00%
121 - 180	6	447,941.00	0.04	595	86.32	10.740	77.68
181 - 240	5	246,043.00	0.02	642	100.00	11.312	100.00
301 - 360	5,162	1,023,451,076.65	99.93	605	80.99	8.480	92.94
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

REMAINING TERM TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	7	$485,941.00	0.05%	598	87.39%	10.681%	79.42%
181 - 348	5	246,043.00	0.02	642	100.00	11.312	100.00
349 - 360	5,162	1,023,451,076.65	99.93	605	80.99	8.480	92.94
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	4,104	$775,662,257.50	75.73%	602	80.92%	8.489%	95.07%
PUD	496	115,599,322.81	11.29	608	82.55	8.278	94.49
2-4 family	301	84,775,262.46	8.28	616	78.40	8.466	77.34
Condominium	252	43,343,990.97	4.23	617	82.86	8.878	85.36
Condo– 5+ Stories	21	4,802,226.91	0.47	646	85.34	8.837	54.01
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	4,832	$951,838,233.37	92.94%	603	80.81%	8.434%	100.00%
Investment Prop.	288	55,235,983.75	5.39	633	83.48	9.394	0.00
Second Home	54	17,108,843.53	1.67	638	83.32	8.143	0.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cash Out	2,378	$617,054,906.06	60.25%	599	78.02%	8.223%	92.82%
Purchase	2,457	334,698,206.86	32.68	618	86.26	8.937	92.62
Refi. – Rate/Term	339	72,429,947.73	7.07	594	82.03	8.573	95.42
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	122	$20,878,744.69	2.04%	579	40.28%	8.308%	94.13%
50.01 - 60.00	164	37,804,202.72	3.69	591	56.18	7.810	97.48
60.01 - 70.00	445	121,399,956.59	11.85	584	66.65	8.062	94.27
70.01 - 80.00	1,859	417,973,453.42	40.81	604	78.67	8.202	95.72
80.01 - 90.00	940	250,111,250.63	24.42	611	87.74	8.392	87.01
90.01 - 100.00	1,642	175,628,652.60	17.15	617	96.99	9.727	92.71
100.01 or greater	2	386,800.00	0.04	671	103.52	9.059	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	121	$20,768,744.69	2.03%	579	40.25%	8.304%	94.10%
50.01 - 60.00	162	37,524,202.72	3.66	591	56.18	7.811	97.46
60.01 - 70.00	444	120,533,956.59	11.77	584	66.64	8.067	94.23
70.01 - 75.00	286	79,109,466.95	7.72	590	74.16	8.250	90.95
75.01 - 80.00	621	162,509,987.96	15.87	590	79.40	8.452	94.41
80.01 - 85.00	335	90,002,082.26	8.79	607	84.42	8.198	88.90
85.01 - 90.00	603	160,273,476.37	15.65	614	89.39	8.496	85.25
90.01 - 95.00	509	110,441,190.27	10.78	612	93.08	8.822	88.80
95.01 - 100.00	2,088	242,210,192.84	23.65	624	86.40	8.842	99.60
100.01 - 110.00	3	558,760.00	0.05	642	94.82	8.579	100.00
110.01 - 115.00	1	223,200.00	0.02	615	89.28	7.500	100.00
115.01 or greater	1	27,800.00	0.00	639	115.83	12.400	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	684	$238,942,621.77	23.33%	612	79.51%	7.730%	95.06%
Florida	625	120,133,633.90	11.73	603	80.24	8.613	89.61
Massachusetts	322	82,517,661.53	8.06	613	81.43	8.508	94.38
New York	267	81,909,331.88	8.00	608	76.78	8.242	93.75
Texas	468	47,519,433.60	4.64	584	86.69	9.632	92.42
New Jersey	176	47,103,307.83	4.60	600	78.49	8.655	86.87
Virginia	169	32,578,863.82	3.18	605	82.05	8.537	93.06
Illinois	160	28,889,490.69	2.82	601	81.36	9.077	92.83
Maryland	114	28,387,516.24	2.77	589	80.83	8.417	97.05
Michigan	207	22,879,524.89	2.23	593	84.12	9.348	92.42
Other	1,982	293,321,674.50	28.64	604	82.67	8.758	92.63
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%
Number of States Represented: 48 and The District of Columbia

AGGREGATE COLLATERAL

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	3,713	$624,033,811.28	60.93%	600	82.91%	8.440%	95.74%
Stated Doc.	1,431	392,549,484.37	38.33	613	77.94	8.537	88.47
Lite Doc.	21	5,460,695.00	0.53	617	81.89	9.234	90.80
No Doc.	9	2,139,070.00	0.21	663	83.35	8.382	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	43	$15,409,490.23	1.50%	627	72.15%	5.841%	88.08%
6.001 - 6.500	110	42,524,388.27	4.15	631	74.37	6.309	97.66
6.501 - 7.000	324	104,605,257.74	10.21	624	77.45	6.825	98.01
7.001 - 7.500	354	111,862,607.88	10.92	620	78.98	7.306	98.87
7.501 - 8.000	623	177,364,050.23	17.32	616	79.42	7.794	95.88
8.001 - 8.500	567	142,838,214.92	13.95	608	80.57	8.289	94.44
8.501 - 9.000	619	133,048,684.11	12.99	599	82.03	8.753	91.19
9.001 - 9.500	388	76,111,708.40	7.43	592	82.47	9.272	84.91
9.501 - 10.000	472	77,154,338.84	7.53	576	82.84	9.775	84.52
10.001 - 10.500	295	42,437,729.57	4.14	571	82.69	10.277	84.02
10.501 - 11.000	229	32,293,824.09	3.15	567	84.08	10.769	81.74
11.001 - 11.500	241	20,753,623.54	2.03	590	87.42	11.261	90.63
11.501 - 12.000	259	18,087,039.76	1.77	579	89.55	11.757	96.26
12.001 - 12.500	259	13,517,489.13	1.32	608	95.69	12.234	96.84
12.501 - 13.000	257	11,036,163.95	1.08	590	99.89	12.764	100.00
13.001 - 13.500	61	2,375,041.08	0.23	597	99.86	13.174	100.00
13.501 - 14.000	66	2,522,084.91	0.25	590	99.75	13.816	98.86
14.001 - 14.500	7	241,324.00	0.02	589	100.00	14.314	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
9.001 - 9.500	2	$353,836.71	0.04%	661	65.69%	6.182%	35.33%
9.501 - 10.000	3	414,900.00	0.04	607	71.86	6.943	100.00
10.001 - 10.500	1	108,413.18	0.01	631	22.24	7.100	100.00
10.501 - 11.000	5	897,949.16	0.09	601	66.64	7.883	100.00
11.001 - 11.500	4	568,100.00	0.06	577	77.69	8.200	100.00
11.501 - 12.000	49	16,555,875.55	1.70	624	72.97	6.046	88.90
12.001 - 12.500	109	41,988,876.07	4.31	630	74.38	6.339	98.17
12.501 - 13.000	322	104,184,190.92	10.69	624	77.46	6.829	97.76
13.001 - 13.500	357	112,711,222.01	11.57	620	79.12	7.304	98.77
13.501 - 14.000	615	175,361,214.18	18.00	616	79.49	7.795	95.83
14.001 - 14.500	561	142,105,997.92	14.59	608	80.57	8.288	94.41
14.501 - 15.000	583	131,054,906.78	13.45	599	81.83	8.748	91.24
15.001 - 15.500	388	76,435,715.32	7.85	593	82.51	9.269	84.97
15.501 - 16.000	420	75,012,993.57	7.70	575	82.32	9.765	84.08
16.001 - 16.500	238	39,193,204.57	4.02	565	81.64	10.273	83.19
16.501 - 17.000	207	30,805,160.09	3.16	560	82.90	10.755	81.32
17.001 - 17.500	114	13,303,186.21	1.37	552	80.62	11.266	85.38
17.501 - 18.000	98	10,692,197.71	1.10	541	82.53	11.759	94.42
18.001 - 18.500	24	2,386,550.26	0.24	547	78.11	12.179	83.43
18.501 - 19.000	2	77,900.00	0.01	588	100.00	12.750	100.00
19.001 - 19.500	1	45,200.00	0.00	602	100.00	13.150	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

AGGREGATE COLLATERAL

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2.501 - 3.000	1	$54,625.00	0.01%	0	95.00%	11.990%	100.00%
3.501 - 4.000	3	361,261.16	0.04	636	70.56	8.211	100.00
4.001 - 4.500	4	1,394,984.00	0.14	694	85.39	6.040	66.86
4.501 - 5.000	31	8,354,138.33	0.86	615	77.56	8.181	97.26
5.001 - 5.500	77	18,712,917.19	1.92	618	80.30	8.103	90.35
5.501 - 6.000	142	42,787,024.81	4.39	620	76.86	7.069	95.83
6.001 - 6.500	3,467	819,273,417.71	84.09	606	80.66	8.253	92.23
6.501 - 7.000	277	61,517,761.81	6.31	565	76.53	9.559	95.21
7.001 - 7.500	89	19,671,165.16	2.02	570	72.83	9.502	95.58
7.501 - 8.000	11	1,890,295.04	0.19	597	81.38	9.259	87.28
8.001 - 8.500	1	240,000.00	0.02	522	40.34	10.035	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

AGGREGATE COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-11	9	$2,211,979.91	0.23%	629	85.37%	7.241%	71.68%
2007-12	50	14,508,993.11	1.49	650	82.44	7.349	97.17
2008-01	58	18,996,219.41	1.95	637	80.84	7.511	98.63
2008-02	25	8,543,197.27	0.88	611	83.89	7.965	100.00
2008-04	1	159,760.00	0.02	634	80.00	8.650	100.00
2008-05	3,094	717,633,251.87	73.66	601	80.09	8.391	92.50
2008-06	561	129,652,205.40	13.31	601	80.32	8.477	92.22
2008-11	1	214,359.48	0.02	640	57.64	6.110	100.00
2008-12	2	882,045.39	0.09	684	76.50	5.823	47.59
2009-01	3	733,739.02	0.08	597	55.22	7.747	100.00
2009-02	1	114,912.69	0.01	680	92.74	8.450	100.00
2009-05	103	25,069,048.08	2.57	614	78.05	8.134	85.27
2009-06	18	4,460,039.00	0.46	580	75.09	8.474	91.32
2010-11	2	473,784.54	0.05	619	77.95	6.647	100.00
2010-12	5	2,357,740.05	0.24	675	83.77	6.771	66.86
2011-01	4	1,139,278.59	0.12	623	79.21	7.681	100.00
2011-02	1	236,591.15	0.02	590	68.70	7.750	100.00
2011-05	132	38,371,438.00	3.94	624	79.00	7.405	96.48
2011-06	27	8,103,465.00	0.83	627	74.94	7.712	98.45
2021-05	4	305,142.25	0.03	635	85.16	9.489	100.00
2021-06	2	90,400.00	0.01	592	100.00	12.950	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	1,778	$292,454,117.42	28.55%	605	81.80%	9.017%	92.40%
12	286	96,837,798.15	9.46	608	77.00	8.163	92.90
24	2,869	582,276,323.12	56.85	603	81.37	8.330	93.16
30	1	162,000.00	0.02	642	90.00	7.150	100.00
36	240	52,452,821.96	5.12	622	79.78	7.766	93.55
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10 Yr Fixed	1	$38,000.00	0.00%	635	100.00%	9.990%	100.00%
15 Yr Fixed	4	227,940.00	0.02	630	100.00	12.187	100.00
20 Yr Fixed	5	246,043.00	0.02	642	100.00	11.312	100.00
30 Yr Fixed	1,060	49,138,987.44	4.80	622	99.76	11.944	99.28
ARM 15/15	6	395,542.25	0.04	625	88.55	10.280	100.00
ARM 2/13	1	120,000.00	0.01	505	71.01	9.900	100.00
ARM 2/28	2,231	426,535,694.29	41.65	588	79.76	8.993	86.66
ARM 2/28- IO 5Yrs	271	90,499,530.95	8.84	636	80.70	7.548	99.79
ARM 2/28-40YR Am	1,295	374,550,381.73	36.57	610	80.66	7.837	97.84
ARM 3/12	1	100,001.00	0.01	624	73.53	8.450	0.00
ARM 3/27	70	14,602,750.08	1.43	600	77.18	8.611	82.78
ARM 3/27- IO 5Yrs	6	2,067,834.00	0.20	650	74.62	7.073	100.00
ARM 3/27-40YR Am	51	14,703,558.58	1.44	616	77.12	7.727	86.90
ARM 5/25	29	5,392,891.00	0.53	613	90.54	8.851	76.38
ARM 5/25- IO 5Yrs	22	8,623,725.00	0.84	664	78.47	7.220	100.00
ARM 5/25-40YR Am	120	36,665,681.33	3.58	620	76.76	7.264	97.31
Balloon 40/30	1	274,500.00	0.03	572	87.42	9.550	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	3,884	$739,369,339.81	72.19%	619	82.30%	8.262%	91.25%
AA	666	142,826,679.45	13.95	575	80.57	8.804	96.95
A	279	70,285,317.23	6.86	568	76.97	8.807	97.87
B	207	47,088,168.75	4.60	555	74.49	9.646	97.23
C	95	18,004,451.32	1.76	558	71.25	9.799	97.31
CC	43	6,609,104.09	0.65	567	60.24	10.735	100.00
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

AGGREGATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	4,099	$974,107,097.96	95.11%	604	80.04%	8.304%	92.61%
Second Lien	1,075	50,075,962.69	4.89	622	99.69	11.929	99.30
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	21	$3,848,270.00	0.38%	620	79.81%	9.197%	98.57%
0.01 - 5.00	3	805,000.00	0.08	605	89.07	9.338	100.00
5.01 - 10.00	12	2,501,040.00	0.24	624	86.12	8.313	69.40
10.01 - 15.00	29	5,468,049.75	0.53	621	78.77	8.662	63.71
15.01 - 20.00	83	12,009,405.96	1.17	596	79.97	9.063	83.88
20.01 - 25.00	188	27,627,402.13	2.70	602	77.18	8.677	88.47
25.01 - 30.00	273	46,898,731.47	4.58	600	80.00	8.701	88.40
30.01 - 35.00	547	89,951,347.75	8.78	601	80.73	8.660	92.22
35.01 - 40.00	751	146,272,092.78	14.28	608	79.57	8.487	93.61
40.01 - 45.00	1,023	210,127,667.10	20.52	609	80.93	8.483	94.28
45.01 - 50.00	1,078	230,151,765.24	22.47	605	81.80	8.513	93.23
50.01 - 55.00	917	196,706,877.05	19.21	602	81.86	8.295	93.86
55.01 - 60.00	249	51,815,411.42	5.06	604	82.04	8.198	94.31
Total:	5,174	$1,024,183,060.65	100.00%	605	81.00%	8.481%	92.94%

ADJUSTABLE RATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	18	$850,500.00	0.09%	579	69.44%	10.893%	88.24%
50,001 - 75,000	254	16,023,262.75	1.64	591	79.37	10.479	84.40
75,001 - 100,000	360	32,020,255.00	3.29	592	79.70	9.583	90.75
100,001 - 125,000	426	48,143,167.50	4.94	595	78.84	9.148	87.15
125,001 - 150,000	411	56,596,459.50	5.81	596	80.56	8.952	93.44
150,001 - 175,000	366	59,118,811.95	6.07	591	79.56	8.855	92.36
175,001 - 200,000	352	66,244,035.50	6.80	596	79.36	8.565	94.06
200,001 - 250,000	461	103,840,733.80	10.66	602	79.49	8.307	92.84
250,001 - 300,000	415	113,616,753.93	11.66	601	79.44	8.225	92.67
300,001 - 400,000	521	180,338,777.90	18.51	606	80.62	7.952	93.81
400,001 - 500,000	242	107,394,833.00	11.02	611	81.18	7.800	93.74
500,001 - 600,000	129	70,668,496.00	7.25	615	83.18	7.955	96.30
600,001 - 700,000	61	39,507,826.00	4.05	615	81.72	7.998	96.64
700,001 or greater	87	79,983,110.00	8.21	617	76.81	7.787	86.90
Total:	4,103	$974,347,022.83	100.00%	604	80.04%	8.305%	92.61%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	18	$850,492.25	0.09%	579	69.44%	10.893%	88.24%
50,001 - 75,000	254	16,023,157.69	1.64	591	79.37	10.479	84.40
75,001 - 100,000	360	32,020,074.24	3.29	592	79.70	9.583	90.75
100,001 - 125,000	426	48,141,990.47	4.94	595	78.84	9.148	87.15
125,001 - 150,000	412	56,742,539.29	5.82	596	80.60	8.948	93.46
150,001 - 175,000	365	58,965,776.18	6.05	590	79.52	8.858	92.34
175,001 - 200,000	352	66,240,994.89	6.80	596	79.36	8.565	94.06
200,001 - 250,000	461	103,827,832.55	10.66	602	79.49	8.307	92.84
250,001 - 300,000	415	113,608,083.10	11.66	601	79.44	8.225	92.67
300,001 - 400,000	521	180,310,700.21	18.51	606	80.62	7.952	93.81
400,001 - 500,000	242	107,383,645.98	11.02	611	81.18	7.800	93.74
500,001 - 600,000	129	70,663,071.64	7.25	615	83.18	7.955	96.30
600,001 - 700,000	61	39,504,220.57	4.05	615	81.72	7.998	96.64
700,001 or greater	87	79,975,011.15	8.21	617	76.81	7.787	86.90
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	33	$3,790,021.00	0.39%	0	72.21%	9.952%	98.44%
500 or less	13	2,359,200.00	0.24	499	70.16	10.143	100.00
501 - 525	309	64,855,993.69	6.66	513	75.93	9.799	98.40
526 - 550	335	73,330,872.83	7.53	539	75.76	9.400	99.53
551 - 575	490	109,490,830.65	11.24	565	77.14	8.596	95.26
576 - 600	932	200,183,942.27	20.55	588	79.41	8.205	96.71
601 - 625	807	199,197,533.75	20.45	613	81.03	8.036	91.43
626 - 650	628	162,793,445.20	16.71	637	82.78	7.918	88.05
651 - 675	389	106,850,137.22	10.97	662	82.05	7.871	88.05
676 - 700	105	31,750,906.65	3.26	684	83.82	7.628	81.93
701 - 725	35	11,540,467.16	1.18	713	84.78	7.551	89.36
726 - 750	17	5,386,663.35	0.55	736	85.10	7.335	75.10
751 - 775	5	1,376,444.51	0.14	765	86.07	7.109	89.65
776 - 800	3	993,576.93	0.10	785	82.36	8.508	30.15
801 - 825	2	357,555.00	0.04	802	93.32	8.447	0.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
121 - 180	2	$220,001.00	0.02%	559	72.16%	9.241%	54.55%
301 - 360	4,101	974,037,589.21	99.98	604	80.04	8.304	92.62
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Months (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	2	$220,001.00	0.02%	559	72.16%	9.241%	54.55%
349 - 360	4,101	974,037,589.21	99.98	604	80.04	8.304	92.62
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	3,211	$734,798,455.33	75.42%	601	79.88%	8.297%	94.85%
PUD	409	111,420,543.81	11.44	608	81.90	8.144	94.28
2-4 family	279	83,183,278.25	8.54	615	77.99	8.398	76.91
Condominium	186	40,226,885.91	4.13	616	81.54	8.650	84.23
Condo –5+ Stories	18	4,628,426.91	0.48	644	84.80	8.744	52.28
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	3,766	$902,265,382.93	92.61%	602	79.77%	8.242%	100.00%
Investment Prop.	285	55,095,363.75	5.66	633	83.44	9.387	0.00
Second Home	52	16,896,843.53	1.73	638	83.11	8.109	0.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cash Out	2,279	$610,331,066.02	62.65%	599	77.79%	8.184%	92.74%
Purchase	1,533	293,693,476.78	30.15	617	84.36	8.514	91.71
Refi. - Rate/Term	291	70,233,047.41	7.21	593	81.48	8.473	95.27
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	122	$20,878,744.69	2.14%	579	40.28%	8.308%	94.13%
50.01 - 60.00	164	37,804,202.72	3.88	591	56.18	7.810	97.48
60.01 - 70.00	445	121,399,956.59	12.46	584	66.65	8.062	94.27
70.01 - 80.00	1,859	417,973,453.42	42.90	604	78.67	8.202	95.72
80.01 - 90.00	939	249,836,750.63	25.64	611	87.74	8.391	86.99
90.01 - 100.00	573	126,005,482.16	12.93	615	95.90	8.855	90.12
100.01 or greater	1	359,000.00	0.04	673	102.57	8.800	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	121	$20,768,744.69	2.13%	579	40.25%	8.304%	94.10%
50.01 - 60.00	162	37,524,202.72	3.85	591	56.18	7.811	97.46
60.01 - 70.00	444	120,533,956.59	12.37	584	66.64	8.067	94.23
70.01 - 75.00	286	79,109,466.95	8.12	590	74.16	8.250	90.95
75.01 - 80.00	621	162,509,987.96	16.68	590	79.40	8.452	94.41
80.01 - 85.00	335	90,002,082.26	9.24	607	84.42	8.198	88.90
85.01 - 90.00	602	159,998,976.37	16.42	614	89.40	8.494	85.23
90.01 - 95.00	469	108,324,453.85	11.12	611	93.05	8.766	88.58
95.01 - 100.00	1,059	194,703,758.82	19.98	625	83.09	8.084	99.69
100.01 – 110.00	3	558,760.00	0.06	642	94.82	8.579	100.00
110.01 – 115.00	1	223,200.00	0.02	615	89.28	7.500	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	589	$230,502,858.77	23.66%	611	78.78%	7.585%	94.88%
Florida	510	114,520,264.13	11.75	602	79.28	8.438	89.13
New York	235	79,419,880.07	8.15	607	76.06	8.122	93.66
Massachusetts	263	79,008,448.23	8.11	613	80.62	8.352	94.30
New Jersey	167	46,601,727.83	4.78	600	78.26	8.624	86.73
Texas	316	42,743,952.45	4.39	582	85.21	9.389	91.57
Virginia	132	30,605,461.82	3.14	604	81.05	8.334	92.62
Illinois	124	27,584,421.49	2.83	600	80.48	8.925	92.49
Maryland	99	27,415,008.24	2.81	588	80.17	8.274	96.94
Arizona	92	21,684,173.12	2.23	601	81.64	8.313	95.98
Other	1,576	274,171,394.06	28.14	602	81.61	8.607	91.84
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%
Number of States Represented: 48 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	2,747	$581,294,969.31	59.67%	598	81.67%	8.182%	95.46%
Stated Doc.	1,331	385,820,535.90	39.60	612	77.56	8.480	88.30
Lite Doc.	16	5,003,015.00	0.51	611	80.23	9.026	89.96
No Doc.	9	2,139,070.00	0.22	663	83.35	8.382	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	43	$15,409,490.23	1.58%	627	72.15%	5.841%	88.08%
6.001 - 6.500	110	42,524,388.27	4.36	631	74.37	6.309	97.66
6.501 - 7.000	324	104,605,257.74	10.74	624	77.45	6.825	98.01
7.001 - 7.500	354	111,862,607.88	11.48	620	78.98	7.306	98.87
7.501 - 8.000	623	177,364,050.23	18.21	616	79.42	7.794	95.88
8.001 - 8.500	565	142,749,014.92	14.65	608	80.56	8.289	94.43
8.501 - 9.000	589	131,955,773.86	13.54	599	81.89	8.754	91.12
9.001 - 9.500	388	76,111,708.40	7.81	592	82.47	9.272	84.91
9.501 - 10.000	420	74,868,699.84	7.68	575	82.37	9.770	84.04
10.001 - 10.500	240	39,556,404.57	4.06	565	81.43	10.271	83.04
10.501 - 11.000	207	30,637,160.09	3.14	561	83.25	10.761	81.21
11.001 - 11.500	114	13,303,186.21	1.37	552	80.62	11.266	85.38
11.501 - 12.000	98	10,692,197.71	1.10	541	82.53	11.759	94.42
12.001 - 12.500	25	2,494,550.26	0.26	547	77.36	12.176	84.14
12.501 - 13.000	2	77,900.00	0.01	588	100.00	12.750	100.00
13.001 - 13.500	1	45,200.00	0.00	602	100.00	13.150	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
9.001 - 9.500	2	$353,836.71	0.04%	661	65.69%	6.182%	35.33%
9.501 - 10.000	3	414,900.00	0.04	607	71.86	6.943	100.00
10.001 - 10.500	1	108,413.18	0.01	631	22.24	7.100	100.00
10.501 - 11.000	5	897,949.16	0.09	601	66.64	7.883	100.00
11.001 - 11.500	4	568,100.00	0.06	577	77.69	8.200	100.00
11.501 - 12.000	49	16,555,875.55	1.70	624	72.97	6.046	88.90
12.001 - 12.500	109	41,988,876.07	4.31	630	74.38	6.339	98.17
12.501 - 13.000	322	104,184,190.92	10.69	624	77.46	6.829	97.76
13.001 - 13.500	357	112,711,222.01	11.57	620	79.12	7.304	98.77
13.501 - 14.000	615	175,361,214.18	18.00	616	79.49	7.795	95.83
14.001 - 14.500	561	142,105,997.92	14.59	608	80.57	8.288	94.41
14.501 - 15.000	583	131,054,906.78	13.45	599	81.83	8.748	91.24
15.001 - 15.500	388	76,435,715.32	7.85	593	82.51	9.269	84.97
15.501 - 16.000	420	75,012,993.57	7.70	575	82.32	9.765	84.08
16.001 - 16.500	238	39,193,204.57	4.02	565	81.64	10.273	83.19
16.501 - 17.000	207	30,805,160.09	3.16	560	82.90	10.755	81.32
17.001 - 17.500	114	13,303,186.21	1.37	552	80.62	11.266	85.38
17.501 - 18.000	98	10,692,197.71	1.10	541	82.53	11.759	94.42
18.001 - 18.500	24	2,386,550.26	0.24	547	78.11	12.179	83.43
18.501 - 19.000	2	77,900.00	0.01	588	100.00	12.750	100.00
19.001 - 19.500	1	45,200.00	0.00	602	100.00	13.150	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2.501 - 3.000	1	$54,625.00	0.01%	0	95.00%	11.990%	100.00%
3.501 - 4.000	3	361,261.16	0.04	636	70.56	8.211	100.00
4.001 - 4.500	4	1,394,984.00	0.14	694	85.39	6.040	66.86
4.501 - 5.000	31	8,354,138.33	0.86	615	77.56	8.181	97.26
5.001 - 5.500	77	18,712,917.19	1.92	618	80.30	8.103	90.35
5.501 - 6.000	142	42,787,024.81	4.39	620	76.86	7.069	95.83
6.001 - 6.500	3,467	819,273,417.71	84.09	606	80.66	8.253	92.23
6.501 - 7.000	277	61,517,761.81	6.31	565	76.53	9.559	95.21
7.001 - 7.500	89	19,671,165.16	2.02	570	72.83	9.502	95.58
7.501 - 8.000	11	1,890,295.04	0.19	597	81.38	9.259	87.28
8.001 - 8.500	1	240,000.00	0.02	522	40.34	10.035	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-11	9	$2,211,979.91	0.23%	629	85.37%	7.241%	71.68%
2007-12	50	14,508,993.11	1.49	650	82.44	7.349	97.17
2008-01	58	18,996,219.41	1.95	637	80.84	7.511	98.63
2008-02	25	8,543,197.27	0.88	611	83.89	7.965	100.00
2008-04	1	159,760.00	0.02	634	80.00	8.650	100.00
2008-05	3,094	717,633,251.87	73.66	601	80.09	8.391	92.50
2008-06	561	129,652,205.40	13.31	601	80.32	8.477	92.22
2008-11	1	214,359.48	0.02	640	57.64	6.110	100.00
2008-12	2	882,045.39	0.09	684	76.50	5.823	47.59
2009-01	3	733,739.02	0.08	597	55.22	7.747	100.00
2009-02	1	114,912.69	0.01	680	92.74	8.450	100.00
2009-05	103	25,069,048.08	2.57	614	78.05	8.134	85.27
2009-06	18	4,460,039.00	0.46	580	75.09	8.474	91.32
2010-11	2	473,784.54	0.05	619	77.95	6.647	100.00
2010-12	5	2,357,740.05	0.24	675	83.77	6.771	66.86
2011-01	4	1,139,278.59	0.12	623	79.21	7.681	100.00
2011-02	1	236,591.15	0.02	590	68.70	7.750	100.00
2011-05	132	38,371,438.00	3.94	624	79.00	7.405	96.48
2011-06	27	8,103,465.00	0.83	627	74.94	7.712	98.45
2021-05	4	305,142.25	0.03	635	85.16	9.489	100.00
2021-06	2	90,400.00	0.01	592	100.00	12.950	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	1,121	$264,984,605.79	27.20%	604	79.94%	8.712%	91.67%
12	269	95,747,305.15	9.83	608	76.74	8.118	92.96
24	2,519	563,697,636.57	57.86	602	80.76	8.211	92.94
30	1	162,000.00	0.02	642	90.00	7.150	100.00
36	193	49,666,042.70	5.10	622	78.75	7.558	93.25
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
ARM 15/15	6	$395,542.25	0.04%	625	88.55%	10.280%	100.00%
ARM 2/13	1	120,000.00	0.01	505	71.01	9.900	100.00
ARM 2/28	2,231	426,535,694.29	43.78	588	79.76	8.993	86.66
ARM 2/28- IO 5Yrs	271	90,499,530.95	9.29	636	80.70	7.548	99.79
ARM 2/28-40YR Am	1,295	374,550,381.73	38.44	610	80.66	7.837	97.84
ARM 3/12	1	100,001.00	0.01	624	73.53	8.450	0.00
ARM 3/27	70	14,602,750.08	1.50	600	77.18	8.611	82.78
ARM 3/27- IO 5Yrs	6	2,067,834.00	0.21	650	74.62	7.073	100.00
ARM 3/27-40YR Am	51	14,703,558.58	1.51	616	77.12	7.727	86.90
ARM 5/25	29	5,392,891.00	0.55	613	90.54	8.851	76.38
ARM 5/25- IO 5Yrs	22	8,623,725.00	0.89	664	78.47	7.220	100.00
ARM 5/25-40YR Am	120	36,665,681.33	3.76	620	76.76	7.264	97.31
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	2,870	$692,132,538.90	71.04%	619	81.11%	8.013%	90.70%
AA	617	140,569,595.92	14.43	574	80.27	8.746	96.90
A	274	70,043,537.23	7.19	568	76.89	8.795	97.86
B	204	46,898,362.75	4.81	555	74.40	9.635	97.22
C	95	18,004,451.32	1.85	558	71.25	9.799	97.31
CC	43	6,609,104.09	0.68	567	60.24	10.735	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

ADJUSTABLE RATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	4,099	$974,107,097.96	99.98%	604	80.04%	8.304%	92.61%
Second Lien	4	150,492.25	0.02	596	100.00	12.743	100.00
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	21	$3,848,270.00	0.39%	620	79.81%	9.197%	98.57%
0.01 - 5.00	1	440,000.00	0.05	586	80.00	7.450	100.00
5.01 - 10.00	11	2,426,040.00	0.25	625	85.69	8.181	68.46
10.01 - 15.00	24	5,279,349.75	0.54	620	78.01	8.562	62.42
15.01 - 20.00	74	11,639,683.46	1.19	596	79.36	8.967	83.64
20.01 - 25.00	160	26,469,419.13	2.72	601	76.18	8.547	88.23
25.01 - 30.00	234	45,352,382.87	4.66	599	79.32	8.583	88.00
30.01 - 35.00	435	85,632,856.40	8.79	600	79.78	8.496	91.92
35.01 - 40.00	600	139,645,972.15	14.33	607	78.60	8.323	93.31
40.01 - 45.00	819	200,626,413.87	20.59	608	80.04	8.321	94.08
45.01 - 50.00	847	219,374,496.44	22.52	604	80.93	8.346	92.91
50.01 - 55.00	700	185,959,867.12	19.09	601	80.83	8.086	93.50
55.01 - 60.00	177	47,562,839.02	4.88	602	80.48	7.855	93.80
Total:	4,103	$974,257,590.21	100.00%	604	80.04%	8.305%	92.61%

FIXED RATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,396.60	7.44%	606	99.83%	12.126%	100.00%
25,001 - 50,000	576	20,306,742.45	40.67	614	99.83	12.041	99.70
50,001 - 75,000	197	11,982,151.34	24.00	625	99.73	11.907	99.40
75,001 - 100,000	74	6,358,471.80	12.74	636	99.69	11.770	98.74
100,001 - 125,000	34	3,700,285.00	7.41	644	99.56	11.722	100.00
125,001 - 150,000	20	2,689,580.00	5.39	625	100.00	12.037	94.79
150,001 - 175,000	3	468,400.00	0.94	655	100.00	11.589	100.00
175,001 - 200,000	1	175,500.00	0.35	686	95.00	10.000	100.00
250,001 - 300,000	2	529,500.00	1.06	608	93.48	10.308	100.00
Total:	1,071	$49,926,027.19	100.00%	622	99.69%	11.927%	99.29%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,383.35	7.44%	606	99.83%	12.126%	100.00%
25,001 - 50,000	576	20,306,422.85	40.67	614	99.83	12.041	99.70
50,001 - 75,000	197	11,981,998.66	24.00	625	99.73	11.907	99.40
75,001 - 100,000	74	6,358,471.80	12.74	636	99.69	11.770	98.74
100,001 - 125,000	34	3,700,213.78	7.41	644	99.56	11.722	100.00
125,001 - 150,000	20	2,689,580.00	5.39	625	100.00	12.037	94.79
150,001 - 175,000	3	468,400.00	0.94	655	100.00	11.589	100.00
175,001 - 200,000	1	175,500.00	0.35	686	95.00	10.000	100.00
250,001 - 300,000	2	529,500.00	1.06	608	93.48	10.308	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
501 - 525	4	$115,330.00	0.23%	514	98.97%	12.784%	100.00%
526 - 550	3	93,825.00	0.19	542	95.00	11.982	100.00
551 - 575	47	1,910,584.50	3.83	570	97.88	12.210	100.00
576 - 600	342	14,199,850.50	28.44	588	99.89	12.640	99.80
601 - 625	263	11,264,660.50	22.56	613	99.80	12.086	99.72
626 - 650	229	11,395,412.28	22.82	638	99.90	11.595	99.30
651 - 675	138	7,621,653.06	15.27	662	99.67	11.164	99.06
676 - 700	38	2,843,814.60	5.70	684	98.90	11.081	95.08
701 - 725	4	240,160.00	0.48	706	99.99	10.530	100.00
726 - 750	3	240,180.00	0.48	739	100.00	10.992	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$38,000.00	0.08%	635	100.00%	9.990%	100.00%
121 - 180	4	227,940.00	0.46	630	100.00	12.187	100.00
181 - 240	5	246,043.00	0.49	642	100.00	11.312	100.00
301 - 360	1,061	49,413,487.44	98.97	622	99.69	11.930	99.29
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	5	$265,940.00	0.53%	630	100.00%	11.873%	100.00%
181 - 348	5	246,043.00	0.49	642	100.00	11.312	100.00
349 - 360	1,061	49,413,487.44	98.97	622	99.69	11.930	99.29
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	893	$40,863,802.17	81.85%	620	99.67%	11.945%	99.14%
PUD	87	4,178,779.00	8.37	622	99.76	11.841	100.00
Condominium	66	3,117,105.06	6.24	631	99.80	11.819	100.00
2-4 family	22	1,591,984.21	3.19	645	99.78	11.981	100.00
Condo –5+ Stories	3	173,800.00	0.35	681	99.63	11.294	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,066	$49,572,850.44	99.29%	622	99.69%	11.931%	100.00%
Second Home	2	212,000.00	0.42	688	100.00	10.830	0.00
Investment Prop.	3	140,620.00	0.28	618	100.00	12.273	0.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	924	$41,004,730.08	82.13%	622	99.84%	11.964%	99.14%
Refi. - Cash Out	99	6,723,840.04	13.47	626	98.85	11.760	100.00
Refi. - Rate/Term	48	2,196,900.32	4.40	620	99.57	11.756	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
80.01 - 90.00	1	$274,500.00	0.55%	572	87.42%	9.550%	100.00%
90.01 - 100.00	1,069	49,623,170.44	99.39	623	99.75	11.940	99.29
100.01 or greater	1	27,800.00	0.06	639	115.83	12.400	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
85.01 - 90.00	1	$274,500.00	0.55%	572	87.42%	9.550%	100.00%
90.01 - 95.00	40	2,116,736.42	4.24	637	94.75	11.719	100.00
95.01 - 100.00	1,029	47,506,434.02	95.15	622	99.98	11.950	99.26
115.01 or greater	1	27,800.00	0.06	639	115.83	12.400	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	95	$8,439,763.00	16.90%	638	99.51%	11.699%	100.00%
Florida	115	5,613,369.77	11.24	621	99.97	12.179	99.43
Texas	152	4,775,481.15	9.57	605	100.00	11.808	100.00
Massachusetts	59	3,509,213.30	7.03	631	99.68	12.018	96.01
New York	32	2,489,451.81	4.99	633	99.80	12.065	96.79
Virginia	37	1,973,402.00	3.95	616	97.64	11.687	100.00
Colorado	41	1,965,129.86	3.94	620	99.32	12.169	96.34
Michigan	53	1,711,263.71	3.43	617	99.86	12.380	98.32
Ohio	39	1,332,711.00	2.67	620	99.90	12.065	100.00
Illinois	36	1,305,069.20	2.61	621	100.00	12.292	100.00
Other	412	16,810,615.64	33.67	618	99.82	11.866	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%
Number of States Represented: 45

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	966	$42,738,841.97	85.61%	615	99.74%	11.951%	99.50%
Stated Doc.	100	6,728,948.47	13.48	663	99.38	11.806	97.92
Lite Doc.	5	457,680.00	0.92	675	100.00	11.510	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
8.001 - 8.500	2	$89,200.00	0.18%	596	100.00%	8.151%	100.00%
8.501 - 9.000	30	1,092,910.25	2.19	616	99.85	8.665	100.00
9.501 - 10.000	52	2,285,639.00	4.58	630	98.10	9.928	100.00
10.001 - 10.500	55	2,881,325.00	5.77	653	99.97	10.357	97.50
10.501 - 11.000	22	1,656,664.00	3.32	676	99.30	10.920	91.55
11.001 - 11.500	127	7,450,437.33	14.92	656	99.56	11.253	100.00
11.501 - 12.000	161	7,394,842.05	14.81	632	99.69	11.755	98.92
12.001 - 12.500	234	11,022,938.87	22.08	622	99.83	12.247	99.71
12.501 - 13.000	255	10,958,263.95	21.95	590	99.88	12.764	100.00
13.001 - 13.500	60	2,329,841.08	4.67	596	99.86	13.174	100.00
13.501 - 14.000	66	2,522,084.91	5.05	590	99.75	13.816	98.86
14.001 - 14.500	7	241,324.00	0.48	589	100.00	14.314	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	657	$27,469,511.63	55.02%	620	99.72%	11.963%	99.45%
12	17	1,090,493.00	2.18	629	100.00	12.097	87.16
24	350	18,578,686.55	37.21	626	99.88	11.931	99.84
36	47	2,786,779.26	5.58	623	98.11	11.478	98.86
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10 Yr Fixed	1	$38,000.00	0.08%	635	100.00%	9.990%	100.00%
15 Yr Fixed	4	227,940.00	0.46	630	100.00	12.187	100.00
20 Yr Fixed	5	246,043.00	0.49	642	100.00	11.312	100.00
30 Yr Fixed	1,060	49,138,987.44	98.42	622	99.76	11.944	99.28
Balloon 40/30	1	274,500.00	0.55	572	87.42	9.550	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	1,014	$47,236,800.91	94.61%	623	99.71%	11.902%	99.25%
AA	49	2,257,083.53	4.52	613	99.48	12.372	100.00
A	5	241,780.00	0.48	629	100.00	12.274	100.00
B	3	189,806.00	0.38	614	97.37	12.415	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

FIXED RATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Second Lien	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
0.01 - 5.00	2	$365,000.00	0.73%	629	100.00%	11.615%	100.00%
5.01 - 10.00	1	75,000.00	0.15	589	100.00	12.590	100.00
10.01 - 15.00	5	188,700.00	0.38	639	100.00	11.460	100.00
15.01 - 20.00	9	369,722.50	0.74	622	99.13	12.093	91.40
20.01 - 25.00	28	1,157,983.00	2.32	630	100.00	11.651	93.78
25.01 - 30.00	39	1,546,348.60	3.10	617	99.83	12.146	100.00
30.01 - 35.00	112	4,318,491.35	8.65	624	99.73	11.915	98.15
35.01 - 40.00	151	6,626,120.63	13.27	618	99.91	11.935	100.00
40.01 - 45.00	204	9,501,253.23	19.03	629	99.80	11.909	98.53
45.01 - 50.00	231	10,777,268.80	21.59	621	99.46	11.917	99.73
50.01 - 55.00	217	10,747,009.93	21.53	620	99.69	11.914	100.00
55.01 - 60.00	72	4,252,572.40	8.52	621	99.56	12.043	100.00
Total:	1,071	$49,925,470.44	100.00%	622	99.69%	11.927%	99.29%

INTEREST ONLY COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	3	$194,600.00	0.19%	635	79.79%	10.476%	100.00%
75,001 - 100,000	2	198,000.00	0.20	633	80.00	7.472	100.00
100,001 - 125,000	8	903,056.00	0.89	628	81.74	8.104	100.00
125,001 - 150,000	18	2,488,985.00	2.46	617	76.13	7.933	100.00
150,001 - 175,000	16	2,562,352.75	2.53	616	79.02	7.871	100.00
175,001 - 200,000	19	3,533,833.00	3.49	625	79.64	8.284	94.61
200,001 - 250,000	45	10,051,226.00	9.93	625	79.43	7.751	100.00
250,001 - 300,000	43	11,782,554.20	11.64	635	79.51	7.415	100.00
300,001 - 400,000	65	22,710,226.00	22.44	640	82.85	7.663	100.00
400,001 - 500,000	34	15,306,165.00	15.13	649	81.51	7.336	100.00
500,001 - 600,000	19	10,297,420.00	10.18	640	84.26	7.322	100.00
600,001 - 700,000	13	8,522,223.00	8.42	646	76.95	7.273	100.00
700,001 or greater	14	12,640,450.00	12.49	647	76.59	7.199	100.00
Total:	299	$101,191,090.95	100.00%	639	80.39%	7.511%	99.81%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	3	$194,600.00	0.19%	635	79.79%	10.476%	100.00%
75,001 - 100,000	2	198,000.00	0.20	633	80.00	7.472	100.00
100,001 - 125,000	8	903,056.00	0.89	628	81.74	8.104	100.00
125,001 - 150,000	18	2,488,985.00	2.46	617	76.13	7.933	100.00
150,001 - 175,000	16	2,562,352.75	2.53	616	79.02	7.871	100.00
175,001 - 200,000	19	3,533,833.00	3.49	625	79.64	8.284	94.61
200,001 - 250,000	45	10,051,226.00	9.93	625	79.43	7.751	100.00
250,001 - 300,000	43	11,782,554.20	11.64	635	79.51	7.415	100.00
300,001 - 400,000	65	22,710,226.00	22.44	640	82.85	7.663	100.00
400,001 - 500,000	34	15,306,165.00	15.13	649	81.51	7.336	100.00
500,001 - 600,000	19	10,297,419.00	10.18	640	84.26	7.322	100.00
600,001 - 700,000	13	8,522,223.00	8.42	646	76.95	7.273	100.00
700,001 or greater	14	12,640,450.00	12.49	647	76.59	7.199	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
576 - 600	60	$16,832,215.00	16.63%	588	77.57%	7.666%	100.00%
601 - 625	81	26,246,289.75	25.94	614	80.07	7.638	100.00
626 - 650	66	21,522,150.00	21.27	637	83.15	7.421	100.00
651 - 675	49	19,804,697.20	19.57	663	78.11	7.545	100.00
676 - 700	21	8,423,203.00	8.32	686	82.08	6.862	97.74
701 - 725	15	5,913,920.00	5.84	714	84.18	7.503	100.00
726 - 750	7	2,448,615.00	2.42	735	82.24	7.836	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
301 - 360	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term ( in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
349 - 360	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	210	$71,720,198.20	70.88%	637	80.47%	7.423%	100.00%
PUD	55	18,814,171.75	18.59	640	80.63	7.617	98.99
Condominium	18	4,902,100.00	4.84	640	83.11	7.915	100.00
2-4 family	13	4,693,320.00	4.64	654	75.43	7.994	100.00
Condo –5+ Stories	3	1,061,300.00	1.05	680	79.56	7.526	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	298	$101,000,789.95	99.81%	639	80.37%	7.506%	100.00%
Investment Prop.	1	190,300.00	0.19	690	89.98	10.200	0.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cash Out	158	$61,241,094.00	60.52%	638	79.00%	7.331%	100.00%
Purchase	127	34,785,845.95	34.38	641	82.73	7.870	99.45
Refi. – Rate/Term	14	5,164,150.00	5.10	630	81.04	7.221	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	4	$772,546.00	0.76%	600	39.91%	7.211%	100.00%
50.01 - 60.00	10	3,206,500.00	3.17	617	55.70	6.971	100.00
60.01 - 70.00	26	11,410,815.00	11.28	632	67.38	7.151	100.00
70.01 - 80.00	168	52,503,161.20	51.89	642	78.80	7.480	100.00
80.01 - 90.00	54	20,388,173.00	20.15	635	87.39	7.530	99.07
90.01 - 100.00	37	12,909,894.75	12.76	644	95.82	8.073	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	4	$772,546.00	0.76%	600	39.91%	7.211%	100.00%
50.01 - 60.00	9	3,031,500.00	3.00	617	55.65	6.995	100.00
60.01 - 70.00	27	11,585,815.00	11.45	632	67.21	7.142	100.00
70.01 - 75.00	20	9,233,500.00	9.12	629	74.26	7.356	100.00
75.01 - 80.00	35	12,622,792.00	12.47	641	79.25	7.239	100.00
80.01 - 85.00	20	8,122,123.00	8.03	630	84.41	7.339	100.00
85.01 - 90.00	34	12,266,050.00	12.12	638	89.36	7.657	98.45
90.01 - 95.00	30	10,107,218.75	9.99	637	93.39	7.940	100.00
95.01 - 100.00	120	33,449,545.20	33.06	649	82.05	7.695	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	105	$45,078,042.20	44.55%	640	81.02%	7.203%	100.00%
Florida	41	10,998,637.00	10.87	644	79.82	7.802	98.27
New York	18	7,643,135.00	7.55	663	74.07	7.674	100.00
Massachusetts	14	4,824,250.00	4.77	639	82.20	8.072	100.00
Virginia	14	4,799,740.00	4.74	639	85.98	7.555	100.00
New Jersey	12	3,600,450.00	3.56	616	78.04	8.048	100.00
Colorado	13	2,918,738.00	2.88	622	82.17	7.280	100.00
Maryland	10	2,656,620.00	2.63	621	79.95	7.453	100.00
Georgia	9	1,718,795.00	1.70	612	81.95	7.913	100.00
Arizona	7	1,688,500.00	1.67	645	82.05	7.860	100.00
Other	56	15,264,182.75	15.08	633	79.68	7.778	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%
Number of States Represented: 33 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	194	$59,585,929.95	58.88%	634	82.13%	7.286%	100.00%
Stated Doc.	103	40,771,240.00	40.29	645	77.92	7.814	99.53
Lite Doc.	2	833,920.00	0.82	691	76.80	8.706	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	9	$4,039,900.00	3.99%	651	78.09%	5.818%	100.00%
6.001 - 6.500	27	11,942,847.00	11.80	650	76.65	6.294	100.00
6.501 - 7.000	52	17,580,676.20	17.37	634	77.18	6.800	100.00
7.001 - 7.500	52	17,703,605.00	17.50	641	80.49	7.279	100.00
7.501 - 8.000	70	23,774,169.00	23.49	636	80.62	7.808	100.00
8.001 - 8.500	36	12,150,867.75	12.01	639	83.14	8.324	100.00
8.501 - 9.000	32	10,051,080.00	9.93	641	84.44	8.776	100.00
9.001 - 9.500	8	1,361,835.00	1.35	594	84.48	9.227	100.00
9.501 - 10.000	9	2,084,810.00	2.06	616	89.33	9.672	100.00
10.001 - 10.500	3	443,900.00	0.44	635	90.70	10.179	57.13
11.501 - 12.000	1	57,400.00	0.06	720	79.28	11.750	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
11.501 - 12.000	9	$4,039,900.00	3.99%	651	78.09%	5.818%	100.00%
12.001 - 12.500	27	11,942,847.00	11.80	650	76.65	6.294	100.00
12.501 - 13.000	52	17,580,676.20	17.37	634	77.18	6.800	100.00
13.001 - 13.500	52	17,703,605.00	17.50	641	80.49	7.279	100.00
13.501 - 14.000	70	23,774,169.00	23.49	636	80.62	7.808	100.00
14.001 - 14.500	36	12,150,867.75	12.01	639	83.14	8.324	100.00
14.501 - 15.000	32	10,051,080.00	9.93	641	84.44	8.776	100.00
15.001 - 15.500	8	1,361,835.00	1.35	594	84.48	9.227	100.00
15.501 - 16.000	9	2,084,810.00	2.06	616	89.33	9.672	100.00
16.001 - 16.500	3	443,900.00	0.44	635	90.70	10.179	57.13
17.501 - 18.000	1	57,400.00	0.06	720	79.28	11.750	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	13	$5,048,946.00	4.99%	648	75.77%	6.026%	100.00%
6.001 - 6.500	284	95,354,143.95	94.23	638	80.60	7.585	99.80
6.501 - 7.000	2	788,000.00	0.78	646	84.56	8.011	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2008-04	1	$159,760.00	0.16%	634	80.00%	8.650%	100.00%
2008-05	256	85,281,781.95	84.28	636	80.65	7.552	99.78
2008-06	14	5,057,989.00	5.00	637	81.61	7.442	100.00
2009-05	6	2,067,834.00	2.04	650	74.62	7.073	100.00
2011-05	20	8,080,410.00	7.99	661	79.62	7.190	100.00
2011-06	2	543,315.00	0.54	710	61.34	7.669	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	52	$16,017,471.00	15.83%	641	79.12%	8.087%	98.81%
12	28	11,288,635.00	11.16	659	75.33	7.743	100.00
24	200	66,715,328.95	65.93	633	81.52	7.367	100.00
36	19	7,169,655.00	7.09	655	80.67	7.195	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
ARM 2/28- IO 5Yrs	271	$90,499,530.95	89.43%	636	80.70%	7.548%	99.79%
ARM 3/27- IO 5Yrs	6	2,067,834.00	2.04	650	74.62	7.073	100.00
ARM 5/25- IO 5Yrs	22	8,623,725.00	8.52	664	78.47	7.220	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

INTEREST ONLY COLLATERAL

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	270	$92,298,699.95	91.21%	641	80.48%	7.489%	99.79%
AA	28	8,758,870.00	8.66	620	79.43	7.729	100.00
A	1	133,520.00	0.13	605	80.00	8.350	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
5.01 - 10.00	1	$640,000.00	0.63%	680	80.00%	6.350%	100.00%
15.01 - 20.00	1	207,090.00	0.20	666	90.00	7.350	100.00
20.01 - 25.00	7	1,399,053.00	1.38	633	74.36	7.646	100.00
25.01 - 30.00	9	2,437,946.00	2.41	650	70.86	7.076	100.00
30.01 - 35.00	28	7,479,674.00	7.39	626	79.79	7.635	100.00
35.01 - 40.00	46	15,566,050.00	15.38	636	78.77	7.832	100.00
40.01 - 45.00	70	27,548,865.00	27.22	644	80.79	7.545	99.31
45.01 - 50.00	62	19,694,237.75	19.46	644	82.22	7.499	100.00
50.01 - 55.00	60	20,400,343.00	20.16	634	81.50	7.380	100.00
55.01 - 60.00	15	5,817,831.20	5.75	629	78.65	7.107	100.00
Total:	299	$101,191,089.95	100.00%	639	80.39%	7.511%	99.81%

SECOND LIEN COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,396.60	7.42%	606	99.83%	12.126%	100.00%
25,001 - 50,000	580	20,457,242.45	40.85	614	99.83	12.046	99.70
50,001 - 75,000	197	11,982,151.34	23.93	625	99.73	11.907	99.40
75,001 - 100,000	74	6,358,471.80	12.70	636	99.69	11.770	98.74
100,001 - 125,000	34	3,700,285.00	7.39	644	99.56	11.722	100.00
125,001 - 150,000	20	2,689,580.00	5.37	625	100.00	12.037	94.79
150,001 - 175,000	3	468,400.00	0.94	655	100.00	11.589	100.00
175,001 - 200,000	1	175,500.00	0.35	686	95.00	10.000	100.00
250,001 - 300,000	2	529,500.00	1.06	608	93.48	10.308	100.00
Total:	1,075	$50,076,527.19	100.00%	622	99.69%	11.929%	99.30%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,383.35	7.42%	606	99.83%	12.126%	100.00%
25,001 - 50,000	580	20,456,915.10	40.85	614	99.83	12.046	99.70
50,001 - 75,000	197	11,981,998.66	23.93	625	99.73	11.907	99.40
75,001 - 100,000	74	6,358,471.80	12.70	636	99.69	11.770	98.74
100,001 - 125,000	34	3,700,213.78	7.39	644	99.56	11.722	100.00
125,001 - 150,000	20	2,689,580.00	5.37	625	100.00	12.037	94.79
150,001 - 175,000	3	468,400.00	0.94	655	100.00	11.589	100.00
175,001 - 200,000	1	175,500.00	0.35	686	95.00	10.000	100.00
250,001 - 300,000	2	529,500.00	1.06	608	93.48	10.308	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
501 - 525	4	$115,330.00	0.23%	514	98.97%	12.784%	100.00%
526 - 550	3	93,825.00	0.19	542	95.00	11.982	100.00
551 - 575	47	1,910,584.50	3.82	570	97.88	12.210	100.00
576 - 600	344	14,277,750.50	28.51	588	99.89	12.641	99.80
601 - 625	265	11,337,252.75	22.64	613	99.80	12.090	99.72
626 - 650	229	11,395,412.28	22.76	638	99.90	11.595	99.30
651 - 675	138	7,621,653.06	15.22	662	99.67	11.164	99.06
676 - 700	38	2,843,814.60	5.68	684	98.90	11.081	95.08
701 - 725	4	240,160.00	0.48	706	99.99	10.530	100.00
726 - 750	3	240,180.00	0.48	739	100.00	10.992	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$38,000.00	0.08%	635	100.00%	9.990%	100.00%
121 - 180	4	227,940.00	0.46	630	100.00	12.187	100.00
181 - 240	5	246,043.00	0.49	642	100.00	11.312	100.00
301 - 360	1,065	49,563,979.69	98.98	622	99.69	11.933	99.29
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	5	$265,940.00	0.53%	630	100.00%	11.873%	100.00%
181 - 348	5	246,043.00	0.49	642	100.00	11.312	100.00
349 - 360	1,065	49,563,979.69	98.98	622	99.69	11.933	99.29
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	896	$40,969,094.42	81.81%	620	99.68%	11.946%	99.14%
PUD	88	4,223,979.00	8.44	622	99.77	11.855	100.00
Condominium	66	3,117,105.06	6.22	631	99.80	11.819	100.00
2-4 family	22	1,591,984.21	3.18	645	99.78	11.981	100.00
Condo –5+ Stories	3	173,800.00	0.35	681	99.63	11.294	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,070	$49,723,342.69	99.30%	622	99.69%	11.933%	100.00%
Second Home	2	212,000.00	0.42	688	100.00	10.830	0.00
Investment Prop.	3	140,620.00	0.28	618	100.00	12.273	0.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	928	$41,155,222.33	82.19%	622	99.84%	11.966%	99.14%
Refi. - Cash Out	99	6,723,840.04	13.43	626	98.85	11.760	100.00
Refi. – Rate/Term	48	2,196,900.32	4.39	620	99.57	11.756	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
80.01 - 90.00	1	$274,500.00	0.55%	572	87.42%	9.550%	100.00%
90.01 - 100.00	1,073	49,773,662.69	99.40	622	99.75	11.942	99.29
100.01 or greater	1	27,800.00	0.06	639	115.83	12.400	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
85.01 - 90.00	1	$274,500.00	0.55%	572	87.42%	9.550%	100.00%
90.01 - 95.00	40	2,116,736.42	4.23	637	94.75	11.719	100.00
95.01 - 100.00	1,033	47,656,926.27	95.17	622	99.98	11.952	99.26
115.01 or greater	1	27,800.00	0.06	639	115.83	12.400	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	95	$8,439,763.00	16.85%	638	99.51%	11.699%	100.00%
Florida	115	5,613,369.77	11.21	621	99.97	12.179	99.43
Texas	152	4,775,481.15	9.54	605	100.00	11.808	100.00
Massachusetts	59	3,509,213.30	7.01	631	99.68	12.018	96.01
New York	32	2,489,451.81	4.97	633	99.80	12.065	96.79
Virginia	37	1,973,402.00	3.94	616	97.64	11.687	100.00
Colorado	41	1,965,129.86	3.92	620	99.32	12.169	96.34
Michigan	53	1,711,263.71	3.42	617	99.86	12.380	98.32
Ohio	39	1,332,711.00	2.66	620	99.90	12.065	100.00
Illinois	36	1,305,069.20	2.61	621	100.00	12.292	100.00
Other	416	16,961,107.89	33.87	618	99.83	11.874	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%
Number of States Represented: 45

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	970	$42,889,334.22	85.65%	615	99.74%	11.953%	99.50%
Stated Doc.	100	6,728,948.47	13.44	663	99.38	11.806	97.92
Lite Doc.	5	457,680.00	0.91	675	100.00	11.510	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
8.001 - 8.500	2	$89,200.00	0.18%	596	100.00%	8.151%	100.00%
8.501 - 9.000	30	1,092,910.25	2.18	616	99.85	8.665	100.00
9.501 - 10.000	52	2,285,639.00	4.56	630	98.10	9.928	100.00
10.001 - 10.500	55	2,881,325.00	5.75	653	99.97	10.357	97.50
10.501 - 11.000	22	1,656,664.00	3.31	676	99.30	10.920	91.55
11.001 - 11.500	127	7,450,437.33	14.88	656	99.56	11.253	100.00
11.501 - 12.000	161	7,394,842.05	14.77	632	99.69	11.755	98.92
12.001 - 12.500	235	11,050,331.12	22.07	622	99.83	12.247	99.71
12.501 - 13.000	257	11,036,163.95	22.04	590	99.89	12.764	100.00
13.001 - 13.500	61	2,375,041.08	4.74	597	99.86	13.174	100.00
13.501 - 14.000	66	2,522,084.91	5.04	590	99.75	13.816	98.86
14.001 - 14.500	7	241,324.00	0.48	589	100.00	14.314	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
18.001 - 18.500	1	$27,392.25	18.20%	607	100.00%	12.050%	100.00%
18.501 - 19.000	2	77,900.00	51.76	588	100.00	12.750	100.00
19.001 - 19.500	1	45,200.00	30.03	602	100.00	13.150	100.00
Total:	4	$150,492.25	100.00%	596	100.00%	12.743%	100.00%

SECOND LIEN COLLATERAL

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
6.001 - 6.500	2	$72,592.25	48.24%	591	100.00%	12.486%	100.00%
7.501 - 8.000	2	77,900.00	51.76	600	100.00	12.982	100.00
Total:	4	$150,492.25	100.00%	596	100.00%	12.743%	100.00%

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2021-05	2	$60,092.25	39.93%	602	100.00%	12.431%	100.00%
2021-06	2	90,400.00	60.07	592	100.00	12.950	100.00
Total:	4	$150,492.25	100.00%	596	100.00%	12.743%	100.00%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	661	$27,620,003.88	55.16%	619	99.72%	11.967%	99.45%
12	17	1,090,493.00	2.18	629	100.00	12.097	87.16
24	350	18,578,686.55	37.10	626	99.88	11.931	99.84
36	47	2,786,779.26	5.57	623	98.11	11.478	98.86
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10 Yr Fixed	1	$38,000.00	0.08%	635	100.00%	9.990%	100.00%
15 Yr Fixed	4	227,940.00	0.46	630	100.00	12.187	100.00
20 Yr Fixed	5	246,043.00	0.49	642	100.00	11.312	100.00
30 Yr Fixed	1,060	49,138,987.44	98.13	622	99.76	11.944	99.28
ARM 15/15	4	150,492.25	0.30	596	100.00	12.743	100.00
Balloon 40/30	1	274,500.00	0.55	572	87.42	9.550	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	1,018	$47,387,293.16	94.63%	623	99.71%	11.905%	99.26%
AA	49	2,257,083.53	4.51	613	99.48	12.372	100.00
A	5	241,780.00	0.48	629	100.00	12.274	100.00
B	3	189,806.00	0.38	614	97.37	12.415	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SECOND LIEN COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Second Lien	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
0.01 - 5.00	2	$365,000.00	0.73%	629	100.00%	11.615%	100.00%
5.01 - 10.00	1	75,000.00	0.15	589	100.00	12.590	100.00
10.01 - 15.00	5	188,700.00	0.38	639	100.00	11.460	100.00
15.01 - 20.00	9	369,722.50	0.74	622	99.13	12.093	91.40
20.01 - 25.00	28	1,157,983.00	2.31	630	100.00	11.651	93.78
25.01 - 30.00	39	1,546,348.60	3.09	617	99.83	12.146	100.00
30.01 - 35.00	112	4,318,491.35	8.62	624	99.73	11.915	98.15
35.01 - 40.00	152	6,671,320.63	13.32	618	99.91	11.944	100.00
40.01 - 45.00	204	9,501,253.23	18.97	629	99.80	11.909	98.53
45.01 - 50.00	232	10,822,468.80	21.61	621	99.46	11.920	99.73
50.01 - 55.00	219	10,807,102.18	21.58	620	99.69	11.917	100.00
55.01 - 60.00	72	4,252,572.40	8.49	621	99.56	12.043	100.00
Total:	1,075	$50,075,962.69	100.00%	622	99.69%	11.929%	99.30%

SILENT SECOND COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	1	$50,000.00	0.03%	571	76.92%	10.500%	100.00%
50,001 - 75,000	73	4,740,171.00	2.59	605	80.15	9.625	100.00
75,001 - 100,000	135	11,934,657.00	6.53	607	79.99	8.850	100.00
100,001 - 125,000	148	16,556,558.00	9.06	605	79.38	8.661	100.00
125,001 - 150,000	122	16,739,163.00	9.16	609	80.00	8.288	100.00
150,001 - 175,000	87	13,998,732.20	7.66	613	79.65	8.105	100.00
175,001 - 200,000	71	13,267,522.00	7.26	619	79.75	8.052	100.00
200,001 - 250,000	125	28,185,761.80	15.42	620	80.07	7.772	99.15
250,001 - 300,000	82	22,430,797.20	12.27	632	80.01	7.439	98.72
300,001 - 400,000	72	24,873,168.00	13.60	636	80.09	7.494	100.00
400,001 - 500,000	35	15,322,385.00	8.38	643	78.49	7.497	100.00
500,001 - 600,000	12	6,557,496.00	3.59	632	80.00	7.779	100.00
600,001 - 700,000	4	2,568,178.00	1.40	673	82.60	7.408	100.00
700,001 or greater	6	5,612,500.00	3.07	627	77.05	7.450	79.96
Total:	973	$182,837,089.20	100.00%	623	79.74%	7.948%	99.10%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	1	$50,000.00	0.03%	571	76.92%	10.500%	100.00%
50,001 - 75,000	73	4,740,171.00	2.59	605	80.15	9.625	100.00
75,001 - 100,000	135	11,934,569.19	6.53	607	79.99	8.850	100.00
100,001 - 125,000	148	16,556,504.36	9.06	605	79.38	8.661	100.00
125,001 - 150,000	122	16,738,239.79	9.16	609	80.00	8.288	100.00
150,001 - 175,000	87	13,998,166.40	7.66	613	79.65	8.105	100.00
175,001 - 200,000	71	13,266,503.89	7.26	619	79.75	8.052	100.00
200,001 - 250,000	125	28,181,821.33	15.42	620	80.07	7.772	99.15
250,001 - 300,000	82	22,426,472.76	12.27	632	80.01	7.439	98.72
300,001 - 400,000	72	24,867,609.63	13.60	636	80.09	7.494	100.00
400,001 - 500,000	35	15,320,809.16	8.38	643	78.49	7.497	100.00
500,001 - 600,000	12	6,557,495.00	3.59	632	80.00	7.779	100.00
600,001 - 700,000	4	2,568,178.00	1.40	673	82.60	7.408	100.00
700,001 or greater	6	5,612,500.00	3.07	627	77.05	7.450	79.96
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	3	$238,625.00	0.13%	0	83.43%	11.450%	100.00%
501 - 525	5	946,645.00	0.52	509	80.60	10.950	100.00
526 - 550	9	1,617,600.00	0.88	542	63.27	9.222	100.00
551 - 575	39	5,127,434.46	2.80	571	79.65	8.679	100.00
576 - 600	358	58,917,545.06	32.23	588	79.71	8.221	100.00
601 - 625	219	38,757,779.06	21.20	613	79.97	7.886	100.00
626 - 650	170	32,583,061.32	17.82	638	80.00	7.717	100.00
651 - 675	113	26,954,484.30	14.74	663	79.96	7.766	94.76
676 - 700	35	10,604,333.03	5.80	684	80.00	7.252	97.73
701 - 725	13	4,394,345.71	2.40	712	79.99	7.591	100.00
726 - 750	6	1,884,361.12	1.03	739	80.00	7.417	100.00
751 - 775	2	493,249.52	0.27	765	80.00	6.318	100.00
776 - 800	1	299,576.93	0.16	786	80.00	8.100	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
301 - 360	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
349 - 360	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	765	$135,313,433.42	74.01%	619	79.60%	7.971%	98.96%
PUD	109	25,122,052.47	13.74	628	80.00	7.711	99.04
2-4 family	37	11,124,286.97	6.08	641	80.68	7.949	100.00
Condominium	58	10,260,867.65	5.61	629	79.99	8.199	100.00
Condo –5+ Stories	4	998,400.00	0.55	696	80.00	8.231	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	970	$181,165,521.57	99.10%	622	79.79%	7.951%	100.00%
Second Home	3	1,653,518.94	0.90	672	75.27	7.611	0.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	821	$146,191,875.78	79.97%	623	80.08%	8.013%	99.64%
Refi. - Cash Out	110	28,366,203.92	15.52	624	78.10	7.682	96.03
Refi. - Rate/Term	42	8,260,960.81	4.52	614	79.38	7.712	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	3	$670,000.00	0.37%	561	32.60%	7.710%	100.00%
50.01 - 60.00	2	280,000.00	0.15	586	56.00	7.675	100.00
60.01 - 70.00	2	1,041,000.00	0.57	585	65.94	7.227	100.00
70.01 - 80.00	955	177,668,998.51	97.18	623	79.91	7.942	99.07
80.01 - 90.00	10	3,104,417.00	1.70	618	87.13	8.570	100.00
90.01 - 100.00	1	54,625.00	0.03	0	95.00	11.990	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	2	$560,000.00	0.31%	556	29.81%	7.427%	100.00%
60.01 - 70.00	1	175,000.00	0.10	620	56.45	6.550	100.00
75.01 - 80.00	3	1,315,000.00	0.72	594	66.22	6.823	100.00
80.01 - 85.00	1	206,400.00	0.11	532	80.00	9.950	100.00
85.01 - 90.00	7	3,062,325.00	1.68	625	76.32	8.201	63.26
90.01 - 95.00	45	12,577,643.44	6.88	627	80.99	8.208	98.09
95.01 - 100.00	911	164,499,712.07	89.98	623	80.00	7.934	99.82
100.01 - 110.00	2	199,760.00	0.11	586	80.89	8.183	100.00
110.01 - 115.00	1	223,200.00	0.12	615	89.28	7.500	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	95	$33,064,306.42	18.09%	641	80.11%	7.242%	100.00%
Florida	101	19,247,199.20	10.53	619	77.93	8.028	100.00
Massachusetts	53	13,781,668.16	7.54	634	79.86	7.793	100.00
Texas	110	12,538,141.32	6.86	595	80.10	8.592	100.00
New York	24	7,740,248.00	4.23	643	80.75	8.035	100.00
Colorado	35	6,711,001.00	3.67	616	79.99	7.463	95.71
Michigan	51	6,233,609.47	3.41	611	80.33	8.572	100.00
Georgia	39	5,960,524.17	3.26	607	80.00	8.558	100.00
Virginia	33	5,709,556.00	3.12	612	80.00	8.138	100.00
Washington	24	5,129,043.92	2.81	619	80.00	7.523	100.00
Other	408	66,703,742.85	36.49	619	79.74	8.129	97.95
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%
Number of States Represented: 45 and the District of Columbia

SILENT SECOND COLLATERAL

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	857	$148,611,483.35	81.29%	613	79.81%	7.942%	99.81%
Stated Doc.	114	33,323,717.16	18.23	663	79.44	7.966	95.90
Lite Doc.	2	883,840.00	0.48	683	80.00	8.360	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	4	$975,600.00	0.53%	618	80.00%	5.847%	100.00%
6.001 - 6.500	22	8,054,595.68	4.41	662	79.78	6.340	100.00
6.501 - 7.000	93	24,684,087.57	13.50	637	79.31	6.807	98.83
7.001 - 7.500	99	25,961,234.75	14.20	627	79.09	7.311	100.00
7.501 - 8.000	194	42,672,808.09	23.34	625	79.79	7.787	97.36
8.001 - 8.500	194	34,799,559.42	19.03	621	80.14	8.289	100.00
8.501 - 9.000	173	25,067,640.05	13.71	616	80.20	8.735	99.04
9.001 - 9.500	92	11,074,828.55	6.06	597	79.72	9.230	100.00
9.501 - 10.000	67	6,153,658.40	3.37	591	79.56	9.763	100.00
10.001 - 10.500	17	1,383,770.00	0.76	590	80.02	10.218	100.00
10.501 - 11.000	8	667,008.00	0.36	573	79.29	10.740	100.00
11.001 - 11.500	5	489,025.00	0.27	549	80.65	11.214	100.00
11.501 - 12.000	5	835,225.00	0.46	525	80.93	11.626	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10.501 - 11.000	2	$266,400.00	0.15%	623	80.00%	7.795%	100.00%
11.001 - 11.500	2	354,800.00	0.19	594	80.00	8.220	100.00
11.501 - 12.000	6	1,276,786.32	0.70	610	80.00	6.531	100.00
12.001 - 12.500	23	8,157,875.68	4.46	661	79.78	6.378	100.00
12.501 - 13.000	92	24,468,506.81	13.38	637	79.30	6.805	98.82
13.001 - 13.500	100	26,176,815.51	14.32	627	79.10	7.309	100.00
13.501 - 14.000	192	42,406,408.09	23.20	625	79.79	7.787	97.35
14.001 - 14.500	192	34,444,759.42	18.84	621	80.14	8.289	100.00
14.501 - 15.000	169	24,378,105.00	13.33	616	80.21	8.734	100.00
15.001 - 15.500	91	10,971,548.55	6.00	597	79.72	9.228	100.00
15.501 - 16.000	69	6,542,007.13	3.58	595	79.59	9.704	96.32
16.001 - 16.500	17	1,383,770.00	0.76	590	80.02	10.218	100.00
16.501 - 17.000	8	667,008.00	0.36	573	79.29	10.740	100.00
17.001 - 17.500	5	489,025.00	0.27	549	80.65	11.214	100.00
17.501 - 18.000	5	835,225.00	0.46	525	80.93	11.626	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2.501 - 3.000	1	$54,625.00	0.03%	0	95.00%	11.990%	100.00%
3.501 - 4.000	1	112,000.00	0.06	654	80.00	8.650	100.00
4.001 - 4.500	1	255,393.33	0.14	760	80.00	6.250	100.00
4.501 - 5.000	5	1,490,337.34	0.82	679	80.00	6.641	100.00
5.001 - 5.500	16	3,656,588.31	2.00	649	79.00	7.192	100.00
5.501 - 6.000	28	6,535,156.73	3.57	654	80.00	7.376	100.00
6.001 - 6.500	893	165,334,114.79	90.44	621	79.89	7.980	99.15
6.501 - 7.000	21	3,892,771.82	2.13	611	79.50	8.689	100.00
7.001 - 7.500	4	747,295.46	0.41	563	47.77	8.066	100.00
7.501 - 8.000	3	740,757.73	0.41	652	80.00	8.475	67.53
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-11	2	$461,215.61	0.25%	645	80.00%	7.125%	100.00%
2007-12	15	3,871,562.15	2.12	683	80.00	7.100	93.79
2008-01	16	4,039,765.39	2.21	670	80.00	7.515	100.00
2008-02	6	1,560,050.25	0.85	620	80.00	7.752	100.00
2008-04	1	159,760.00	0.09	634	80.00	8.650	100.00
2008-05	794	145,268,034.17	79.46	619	79.61	7.979	99.03
2008-06	89	16,811,222.00	9.20	621	80.57	8.047	100.00
2009-01	1	175,701.78	0.10	616	80.00	6.650	100.00
2009-05	24	4,362,936.00	2.39	611	80.00	8.184	100.00
2009-06	3	670,288.00	0.37	587	80.00	7.653	100.00
2010-11	1	279,303.88	0.15	673	80.00	6.750	100.00
2010-12	1	269,233.28	0.15	585	80.00	8.225	100.00
2011-05	18	4,588,368.00	2.51	653	80.00	7.652	100.00
2011-06	2	301,600.00	0.16	581	80.00	9.580	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	198	$38,525,922.01	21.07%	628	79.80%	8.193%	97.08%
12	47	13,348,306.40	7.30	636	80.13	8.043	98.20
24	689	122,630,544.04	67.08	619	79.67	7.884	99.77
36	39	8,314,268.06	4.55	627	80.00	7.610	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
ARM 2/28	455	$64,549,044.31	35.31%	610	79.33%	8.409%	100.00%
ARM 2/28- IO 5Yrs	106	27,835,965.20	15.23	644	79.84	7.606	100.00
ARM 2/28-40YR Am	362	79,786,600.06	43.64	625	80.01	7.701	97.93
ARM 3/27	15	2,228,228.00	1.22	613	80.00	8.648	100.00
ARM 3/27- IO 5Yrs	3	715,584.00	0.39	630	80.00	7.701	100.00
ARM 3/27-40YR Am	10	2,265,113.78	1.24	596	80.00	7.604	100.00
ARM 5/25	3	440,080.00	0.24	580	80.00	9.453	100.00
ARM 5/25- IO 5Yrs	5	2,270,320.00	1.24	682	80.00	7.640	100.00
ARM 5/25-40YR Am	14	2,728,105.16	1.49	628	80.00	7.549	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	902	$168,724,423.26	92.29%	625	79.86%	7.901%	99.02%
AA	52	9,833,331.60	5.38	605	77.62	8.233	100.00
A	11	2,694,694.79	1.47	574	80.92	9.240	100.00
B	8	1,566,590.86	0.86	593	78.75	9.040	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

SILENT SECOND COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Not Provided	2	$278,400.00	0.15%	581	80.00%	9.146%	100.00%
0.01 - 5.00	1	440,000.00	0.24	586	80.00	7.450	100.00
5.01 - 10.00	2	940,000.00	0.51	651	80.00	6.717	100.00
10.01 - 15.00	2	200,480.00	0.11	618	80.00	8.599	100.00
15.01 - 20.00	12	1,504,495.46	0.82	617	80.00	8.670	100.00
20.01 - 25.00	25	3,512,360.00	1.92	618	80.00	8.285	91.80
25.01 - 30.00	49	8,022,021.31	4.39	627	79.01	8.219	85.98
30.01 - 35.00	106	16,422,019.66	8.98	617	79.81	8.255	100.00
35.01 - 40.00	124	22,318,482.62	12.21	629	79.30	8.004	100.00
40.01 - 45.00	203	38,238,209.21	20.92	626	80.11	7.943	100.00
45.01 - 50.00	206	40,209,087.89	21.99	622	79.46	7.944	99.40
50.01 - 55.00	188	39,675,700.01	21.70	619	80.00	7.795	100.00
55.01 - 60.00	53	11,057,784.35	6.05	622	79.78	7.645	100.00
Total:	973	$182,819,040.51	100.00%	623	79.74%	7.948%	99.10%

GROUP I COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	7	$350,000.00	0.08%	582	68.89%	10.671%	85.71%
50,001 - 75,000	154	9,710,652.00	2.14	593	81.00	10.514	87.01
75,001 - 100,000	233	20,756,442.00	4.58	590	80.47	9.690	90.61
100,001 - 125,000	246	27,809,418.50	6.13	593	79.68	9.154	91.06
125,001 - 150,000	259	35,690,370.00	7.87	597	80.42	8.931	93.02
150,001 - 175,000	212	34,136,327.00	7.53	586	79.05	8.849	92.01
175,001 - 200,000	218	41,101,397.00	9.07	591	78.29	8.609	94.52
200,001 - 250,000	255	57,454,748.00	12.67	598	78.46	8.273	92.90
250,001 - 300,000	254	69,522,923.00	15.34	594	78.82	8.268	93.15
300,001 - 400,000	354	122,984,670.00	27.13	602	80.59	7.957	95.54
400,001 - 500,000	72	30,818,850.00	6.80	603	79.93	7.938	94.13
500,001 - 600,000	3	1,591,200.00	0.35	637	84.70	8.912	33.09
600,001 - 700,000	1	624,000.00	0.14	585	80.00	7.700	100.00
700,001 or greater	1	750,000.00	0.17	569	81.52	8.150	0.00
Total:	2,269	$453,300,997.50	100.00%	596	79.62%	8.459%	93.13%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	7	$350,000.00	0.08%	582	68.89%	10.671%	85.71%
50,001 - 75,000	154	9,710,612.30	2.14	593	81.00	10.514	87.01
75,001 - 100,000	233	20,756,261.24	4.58	590	80.47	9.690	90.61
100,001 - 125,000	246	27,808,889.98	6.14	593	79.68	9.154	91.06
125,001 - 150,000	260	35,837,818.58	7.91	598	80.48	8.925	93.05
150,001 - 175,000	211	33,984,500.59	7.50	586	78.98	8.855	91.98
175,001 - 200,000	218	41,099,188.22	9.07	591	78.29	8.609	94.52
200,001 - 250,000	255	57,446,641.14	12.67	598	78.46	8.273	92.90
250,001 - 300,000	254	69,517,787.04	15.34	594	78.82	8.268	93.15
300,001 - 400,000	354	122,965,020.06	27.13	602	80.59	7.957	95.54
400,001 - 500,000	72	30,814,765.47	6.80	603	79.93	7.938	94.13
500,001 - 600,000	3	1,591,200.00	0.35	637	84.70	8.912	33.09
600,001 - 700,000	1	624,000.00	0.14	585	80.00	7.700	100.00
700,001 or greater	1	750,000.00	0.17	569	81.52	8.150	0.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	24	$2,566,061.00	0.57%	0	66.62%	10.100%	97.70%
1 - 500	11	2,039,200.00	0.45	499	71.62	10.037	100.00
501 - 525	200	38,049,084.85	8.39	513	75.55	9.773	99.06
526 - 550	211	41,855,527.01	9.23	539	75.13	9.414	99.34
551 - 575	289	59,034,497.80	13.02	565	76.92	8.657	94.35
576 - 600	522	96,914,379.05	21.38	588	79.33	8.310	96.90
601 - 625	426	88,751,862.87	19.58	613	81.18	8.074	91.94
626 - 650	338	70,762,422.94	15.61	637	82.61	7.957	89.08
651 - 675	182	37,439,133.55	8.26	661	82.79	7.995	86.84
676 - 700	41	9,214,240.09	2.03	682	85.48	8.129	69.89
701 - 725	13	3,828,641.01	0.84	713	88.59	7.726	78.13
726 - 750	6	1,395,120.00	0.31	732	88.74	7.681	93.01
751 - 775	3	635,532.52	0.14	762	85.23	7.345	77.58
776 - 800	2	533,576.93	0.12	787	84.39	8.955	56.15
801 - 825	1	237,405.00	0.05	802	95.00	7.990	0.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
121 - 180	2	$220,001.00	0.05%	559	72.16%	9.241%	54.55%
301 - 360	2,267	453,036,683.62	99.95	596	79.62	8.459	93.14
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	2	$220,001.00	0.05%	559	72.16%	9.241%	54.55%
349 - 360	2,267	453,036,683.62	99.95	596	79.62	8.459	93.14
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	1,826	$347,900,570.13	76.76%	595	79.58%	8.462%	95.42%
2-4 family	152	45,539,698.54	10.05	601	77.17	8.473	80.05
PUD	178	39,940,032.04	8.81	600	81.80	8.187	92.75
Condominium	104	18,140,333.91	4.00	609	81.33	8.968	85.97
Condo –5+ Stories	9	1,736,050.00	0.38	627	84.02	8.536	59.15
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	2,099	$422,099,140.21	93.13%	594	79.23%	8.387%	100.00%
Investment Prop.	136	24,022,167.45	5.30	631	84.22	9.661	0.00
Second Home	34	7,135,376.96	1.57	630	87.03	8.714	0.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cash Out	1,504	$339,029,665.02	74.80%	594	78.22%	8.310%	95.21%
Purchase	571	75,443,419.90	16.64	612	84.38	8.948	82.15
Refi. – Rate/Term	194	38,783,599.70	8.56	585	82.58	8.814	96.23
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	80	$13,647,075.51	3.01%	584	40.54%	8.284%	93.14%
50.01 - 60.00	101	20,156,913.33	4.45	580	56.02	7.893	98.39
60.01 - 70.00	254	55,910,839.77	12.34	577	66.51	8.205	97.47
70.01 - 80.00	936	179,906,192.56	39.69	592	78.60	8.463	96.77
80.01 - 90.00	579	125,601,204.87	27.71	607	87.50	8.472	87.55
90.01 - 100.00	319	58,034,458.58	12.80	615	95.70	8.902	87.89
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	79	$13,537,075.51	2.99%	584	40.49%	8.277%	93.08%
50.01 - 60.00	99	19,876,913.33	4.39	580	56.02	7.896	98.37
60.01 - 70.00	254	55,889,839.77	12.33	577	66.47	8.196	97.47
70.01 - 75.00	152	35,308,318.19	7.79	580	74.16	8.462	93.70
75.01 - 80.00	401	89,746,342.66	19.80	581	79.50	8.666	96.00
80.01 - 85.00	216	48,769,756.29	10.76	602	84.30	8.255	89.21
85.01 - 90.00	361	76,514,838.58	16.88	610	89.45	8.613	86.44
90.01 - 95.00	267	50,316,743.74	11.10	612	93.29	8.777	86.68
95.01 - 100.00	438	62,999,496.55	13.90	619	83.83	8.335	99.48
100.01 - 110.00	1	74,160.00	0.02	583	82.40	9.000	100.00
110.01 - 115.00	1	223,200.00	0.05	615	89.28	7.500	100.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	263	$76,983,500.32	16.98%	596	75.21%	7.706%	94.37%
Florida	272	53,575,235.73	11.82	597	78.81	8.394	89.19
Massachusetts	159	42,894,414.24	9.46	610	81.15	8.396	95.00
New York	138	40,086,568.00	8.84	592	74.67	8.188	93.84
New Jersey	107	25,334,049.54	5.59	594	76.91	8.603	91.25
Texas	144	17,815,560.00	3.93	578	85.09	9.506	88.91
Michigan	104	14,474,707.18	3.19	592	84.26	9.228	96.04
Maryland	61	12,997,725.38	2.87	582	78.28	8.584	95.39
Virginia	62	12,837,710.27	2.83	605	81.51	8.296	94.47
Illinois	69	12,237,832.57	2.70	587	82.58	9.272	92.59
Other	890	144,019,381.39	31.77	598	82.23	8.683	93.45
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%
Number of States Represented: 48 and the District of Columbia

GROUP I COLLATERAL

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	1,533	$275,982,458.88	60.89%	593	81.47%	8.341%	95.85%
Stated Doc.	720	173,022,480.74	38.17	601	76.59	8.632	88.90
Lite Doc.	12	3,451,095.00	0.76	608	82.87	9.194	85.45
No Doc.	4	800,650.00	0.18	668	81.38	8.617	100.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	23	$6,871,305.58	1.52%	612	69.17%	5.845%	90.90%
6.001 - 6.500	56	14,734,776.36	3.25	626	75.39	6.323	98.45
6.501 - 7.000	162	42,029,738.07	9.27	617	76.35	6.825	100.00
7.001 - 7.500	178	46,412,242.54	10.24	618	77.93	7.298	99.48
7.501 - 8.000	320	78,131,823.67	17.24	610	78.84	7.788	97.90
8.001 - 8.500	299	64,744,792.26	14.28	604	81.02	8.286	94.26
8.501 - 9.000	330	63,683,044.01	14.05	589	80.83	8.772	93.42
9.001 - 9.500	219	39,431,831.77	8.70	586	81.03	9.290	84.41
9.501 - 10.000	263	42,530,068.92	9.38	570	81.67	9.779	87.80
10.001 - 10.500	138	21,975,280.43	4.85	562	81.31	10.269	84.91
10.501 - 11.000	135	17,083,276.84	3.77	566	82.03	10.771	76.53
11.001 - 11.500	73	8,634,385.00	1.90	551	80.82	11.245	86.85
11.501 - 12.000	61	6,020,896.16	1.33	544	80.98	11.778	93.39
12.001 - 12.500	12	973,223.01	0.21	570	81.42	12.208	67.07
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
9.001 - 9.500	2	$353,836.71	0.08%	661	65.69%	6.182%	35.33%
9.501 - 10.000	3	414,900.00	0.09	607	71.86	6.943	100.00
10.501 - 11.000	4	755,549.16	0.17	598	64.12	7.901	100.00
11.001 - 11.500	2	252,100.00	0.06	587	84.49	8.160	100.00
11.501 - 12.000	26	7,543,305.58	1.66	609	70.40	6.110	91.71
12.001 - 12.500	53	13,949,584.16	3.08	624	75.38	6.362	100.00
12.501 - 13.000	160	41,829,197.55	9.23	617	76.29	6.820	100.00
13.001 - 13.500	180	46,904,688.55	10.35	618	78.11	7.298	99.22
13.501 - 14.000	314	76,398,683.03	16.86	610	79.00	7.788	97.85
14.001 - 14.500	298	64,874,470.12	14.31	604	81.06	8.284	94.27
14.501 - 15.000	327	63,369,785.78	13.98	589	80.72	8.763	93.39
15.001 - 15.500	219	39,440,823.83	8.70	586	81.07	9.288	84.41
15.501 - 16.000	264	42,677,898.71	9.42	570	81.66	9.775	87.84
16.001 - 16.500	137	21,852,080.43	4.82	562	81.24	10.270	85.39
16.501 - 17.000	134	17,011,276.84	3.75	566	81.99	10.771	76.43
17.001 - 17.500	73	8,634,385.00	1.90	551	80.82	11.245	86.85
17.501 - 18.000	61	6,020,896.16	1.33	544	80.98	11.778	93.39
18.001 - 18.500	12	973,223.01	0.21	570	81.42	12.208	67.07
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2.501 - 3.000	1	$54,625.00	0.01%	0	95.00%	11.990%	100.00%
3.501 - 4.000	2	249,261.16	0.05	627	66.32	8.013	100.00
4.001 - 4.500	1	255,393.33	0.06	760	80.00	6.250	100.00
4.501 - 5.000	19	3,817,564.84	0.84	592	78.07	8.439	94.01
5.001 - 5.500	48	10,078,641.93	2.22	602	80.18	8.198	100.00
5.501 - 6.000	83	21,116,291.88	4.66	609	75.56	7.287	95.10
6.001 - 6.500	1,878	368,502,344.84	81.30	600	80.49	8.400	92.48
6.501 - 7.000	179	36,912,453.00	8.14	561	74.89	9.467	95.53
7.001 - 7.500	54	11,609,003.84	2.56	569	74.28	9.471	95.43
7.501 - 8.000	4	661,104.80	0.15	550	81.73	9.641	100.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-11	5	$1,344,539.77	0.30%	620	87.07%	7.260%	65.09%
2007-12	29	7,198,782.73	1.59	637	81.26	7.436	97.64
2008-01	32	9,303,203.36	2.05	627	78.56	7.563	100.00
2008-02	13	4,336,331.11	0.96	608	83.38	8.096	100.00
2008-05	1,682	326,543,029.78	72.04	593	79.76	8.558	92.65
2008-06	338	67,495,524.50	14.89	594	79.57	8.558	93.22
2008-11	1	214,359.48	0.05	640	57.64	6.110	100.00
2009-01	3	733,739.02	0.16	597	55.22	7.747	100.00
2009-02	1	114,912.69	0.03	680	92.74	8.450	100.00
2009-05	62	12,454,146.00	2.75	604	77.85	8.327	89.80
2009-06	11	2,335,408.00	0.52	581	73.40	8.635	100.00
2010-11	1	194,480.66	0.04	542	75.00	6.500	100.00
2010-12	3	949,108.24	0.21	648	75.03	7.396	100.00
2011-01	3	928,612.13	0.20	608	80.09	7.859	100.00
2011-02	1	236,591.15	0.05	590	68.70	7.750	100.00
2011-05	69	15,750,316.00	3.47	618	79.10	7.644	96.44
2011-06	13	2,878,550.00	0.64	630	79.87	7.428	95.64
2021-05	2	245,050.00	0.05	643	81.53	8.767	100.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	685	$136,167,120.12	30.04%	598	79.94%	8.809%	92.44%
12	145	44,407,528.13	9.80	596	76.45	8.163	94.05
24	1,335	252,206,218.41	55.64	594	80.10	8.374	93.19
30	1	162,000.00	0.04	642	90.00	7.150	100.00
36	103	20,313,817.96	4.48	611	78.29	7.840	94.85
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
ARM 15/15	2	$245,050.00	0.05%	643	81.53%	8.767%	100.00%
ARM 2/13	1	120,000.00	0.03	505	71.01	9.900	100.00
ARM 2/28	1,277	219,567,414.25	48.44	583	79.34	9.107	88.32
ARM 2/28- IO 5Yrs	124	30,866,077.00	6.81	624	80.86	7.609	99.38
ARM 2/28-40YR Am	697	165,667,920.00	36.55	606	80.20	7.880	97.98
ARM 3/12	1	100,001.00	0.02	624	73.53	8.450	0.00
ARM 3/27	39	7,724,042.00	1.70	599	76.84	8.588	86.29
ARM 3/27- IO 5Yrs	3	829,036.00	0.18	619	81.00	8.686	100.00
ARM 3/27-40YR Am	35	7,199,486.19	1.59	602	74.52	7.980	98.44
ARM 5/25	13	2,225,556.00	0.49	622	90.98	8.894	78.32
ARM 5/25- IO 5Yrs	7	1,645,500.00	0.36	640	68.04	7.658	100.00
ARM 5/25-40YR Am	70	17,066,602.18	3.77	617	78.39	7.430	98.80
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	1,478	$291,736,915.11	64.36%	613	80.88%	8.143%	90.37%
AA	385	77,191,639.24	17.03	572	80.88	8.806	98.23
A	186	41,632,749.86	9.19	566	76.04	8.755	97.89
B	138	28,228,346.79	6.23	550	73.96	9.574	97.08
C	60	10,988,084.53	2.42	559	71.53	9.729	100.00
CC	22	3,478,949.09	0.77	571	60.29	10.714	100.00
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP I COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Not Provided	9	$1,425,300.00	0.31%	633	82.81%	9.110%	100.00%
5.01 - 10.00	5	558,150.00	0.12	630	91.49	9.909	9.03
10.01 - 15.00	11	2,173,700.00	0.48	619	85.34	8.467	70.59
15.01 - 20.00	36	5,211,059.00	1.15	613	81.35	9.046	86.14
20.01 - 25.00	86	13,128,121.28	2.90	594	75.73	8.469	94.35
25.01 - 30.00	132	22,867,986.71	5.05	596	77.93	8.525	92.40
30.01 - 35.00	238	39,855,571.82	8.79	598	78.90	8.667	93.00
35.01 - 40.00	347	70,140,940.68	15.47	599	78.07	8.450	94.06
40.01 - 45.00	445	90,675,243.99	20.01	598	79.45	8.421	95.06
45.01 - 50.00	494	105,747,149.30	23.33	594	80.53	8.510	93.58
50.01 - 55.00	379	84,154,378.77	18.57	592	80.49	8.332	92.02
55.01 - 60.00	87	17,319,083.07	3.82	603	81.88	8.156	89.18
Total:	2,269	$453,256,684.62	100.00%	596	79.62%	8.459%	93.13%

GROUP II COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,396.60	0.65%	606	99.83%	12.126%	100.00%
25,001 - 50,000	587	20,807,242.45	3.64	613	99.10	12.017	99.47
50,001 - 75,000	297	18,294,762.09	3.20	613	91.85	11.396	92.84
75,001 - 100,000	201	17,622,284.80	3.09	610	86.02	10.247	93.80
100,001 - 125,000	214	24,034,034.00	4.21	606	81.06	9.537	84.60
125,001 - 150,000	172	23,595,669.50	4.13	596	82.99	9.335	94.23
150,001 - 175,000	157	25,450,884.95	4.46	598	80.62	8.913	92.96
175,001 - 200,000	135	25,318,138.50	4.43	605	81.20	8.504	93.34
200,001 - 250,000	206	46,385,985.80	8.12	607	80.76	8.348	92.76
250,001 - 300,000	163	44,623,330.93	7.82	611	80.59	8.183	92.00
300,001 - 400,000	167	57,354,107.90	10.04	616	80.69	7.940	90.08
400,001 - 500,000	170	76,575,983.00	13.41	614	81.68	7.744	93.58
500,001 - 600,000	126	69,077,296.00	12.10	615	83.14	7.933	97.76
600,001 - 700,000	60	38,883,826.00	6.81	615	81.75	8.003	96.59
700,001 or greater	86	79,233,110.00	13.88	617	76.77	7.783	87.72
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	164	$3,715,383.35	0.65%	606	99.83%	12.126%	100.00%
25,001 - 50,000	587	20,806,915.10	3.64	613	99.10	12.017	99.47
50,001 - 75,000	297	18,294,544.05	3.20	613	91.85	11.396	92.84
75,001 - 100,000	201	17,622,284.80	3.09	610	86.02	10.247	93.80
100,001 - 125,000	214	24,033,314.27	4.21	606	81.06	9.537	84.60
125,001 - 150,000	172	23,594,300.71	4.13	596	82.99	9.335	94.23
150,001 - 175,000	157	25,449,675.59	4.46	598	80.62	8.913	92.96
175,001 - 200,000	135	25,317,306.67	4.43	605	81.20	8.504	93.34
200,001 - 250,000	206	46,381,191.41	8.12	607	80.76	8.348	92.76
250,001 - 300,000	163	44,619,796.06	7.82	611	80.59	8.183	92.00
300,001 - 400,000	167	57,345,680.15	10.04	616	80.69	7.940	90.08
400,001 - 500,000	170	76,568,880.51	13.41	614	81.68	7.744	93.58
500,001 - 600,000	126	69,071,871.64	12.10	615	83.14	7.933	97.76
600,001 - 700,000	60	38,880,220.57	6.81	615	81.75	8.003	96.59
700,001 or greater	86	79,225,011.15	13.88	617	76.77	7.783	87.72
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Not Provided	9	$1,223,960.00	0.21%	0	83.92%	9.643%	100.00%
1 - 500	2	320,000.00	0.06	500	60.83	10.819	100.00
501 - 525	113	26,922,238.84	4.72	513	76.58	9.847	97.48
526 - 550	127	31,569,170.82	5.53	539	76.65	9.389	99.78
551 - 575	248	52,366,917.35	9.17	566	78.15	8.659	96.46
576 - 600	752	117,469,413.72	20.58	588	81.96	8.654	96.93
601 - 625	644	121,710,331.38	21.32	613	82.66	8.383	91.83
626 - 650	519	103,426,434.54	18.12	637	84.78	8.297	88.59
651 - 675	345	77,032,656.73	13.49	663	83.43	8.136	89.72
676 - 700	102	25,380,481.16	4.45	684	84.91	7.833	87.77
701 - 725	26	7,951,986.15	1.39	713	83.41	7.557	95.09
726 - 750	14	4,231,723.35	0.74	738	84.74	7.429	70.61
751 - 775	2	740,911.99	0.13	769	86.79	6.906	100.00
776 - 800	1	460,000.00	0.08	783	80.00	7.990	0.00
801 - 825	1	120,150.00	0.02	802	90.00	9.350	0.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$38,000.00	0.01%	635	100.00%	9.990%	100.00%
121 - 180	4	227,940.00	0.04	630	100.00	12.187	100.00
181 - 240	5	246,043.00	0.04	642	100.00	11.312	100.00
301 - 360	2,895	570,414,393.03	99.91	612	82.08	8.496	92.78
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	5	$265,940.00	0.05%	630	100.00%	11.873%	100.00%
181 - 348	5	246,043.00	0.04	642	100.00	11.312	100.00
349 - 360	2,895	570,414,393.03	99.91	612	82.08	8.496	92.78
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	2,278	$427,761,687.37	74.92%	609	82.01%	8.511%	94.79%
PUD	318	75,659,290.77	13.25	613	82.94	8.326	95.41
2-4 family	149	39,235,563.92	6.87	633	79.84	8.457	74.20
Condominium	148	25,203,657.06	4.41	622	83.96	8.813	84.93
Condo –5+ Stories	12	3,066,176.91	0.54	656	86.08	9.007	51.10
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	2,733	$529,739,093.16	92.79%	610	82.07%	8.472%	100.00%
Investment Prop.	152	31,213,816.30	5.47	634	82.92	9.189	0.00
Second Home	20	9,973,466.57	1.75	644	80.67	7.735	0.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cash Out	874	$278,025,241.04	48.70%	606	77.79%	8.118%	89.90%
Purchase	1,886	259,254,786.96	45.41	619	86.80	8.934	95.66
Refi. - Rate/Term	145	33,646,348.03	5.89	604	81.39	8.295	94.48
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	42	$7,231,669.18	1.27%	570	39.80%	8.354%	96.00%
50.01 - 60.00	63	17,647,289.39	3.09	603	56.36	7.715	96.43
60.01 - 70.00	191	65,489,116.82	11.47	590	66.77	7.939	91.53
70.01 - 80.00	923	238,067,260.86	41.70	614	78.71	8.005	94.92
80.01 - 90.00	361	124,510,045.76	21.81	616	87.98	8.311	86.46
90.01 - 100.00	1,323	117,594,194.02	20.60	619	97.63	10.134	95.09
100.01 or greater	2	386,800.00	0.07	671	103.52	9.059	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	42	$7,231,669.18	1.27%	570	39.80%	8.354%	96.00%
50.01 - 60.00	63	17,647,289.39	3.09	603	56.36	7.715	96.43
60.01 - 70.00	190	64,644,116.82	11.32	590	66.80	7.955	91.42
70.01 - 75.00	134	43,801,148.76	7.67	598	74.15	8.079	88.73
75.01 - 80.00	220	72,763,645.30	12.74	602	79.28	8.188	92.45
80.01 - 85.00	119	41,232,325.97	7.22	612	84.55	8.130	88.54
85.01 - 90.00	242	83,758,637.79	14.67	618	89.34	8.389	84.17
90.01 - 95.00	242	60,124,446.53	10.53	611	92.92	8.861	90.58
95.01 - 100.00	1,650	179,210,696.29	31.39	626	87.30	9.020	99.64
100.01 - 110.00	2	484,600.00	0.08	651	96.72	8.515	100.00
115.01 or greater	1	27,800.00	0.00	639	115.83	12.400	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	421	$161,959,121.45	28.37%	620	81.55%	7.741%	95.39%
Florida	353	66,558,398.17	11.66	607	81.40	8.790	89.94
New York	129	41,822,763.88	7.33	622	78.81	8.293	93.67
Massachusetts	163	39,623,247.29	6.94	617	81.73	8.629	93.71
Texas	324	29,703,873.60	5.20	588	87.65	9.707	94.52
New Jersey	69	21,769,258.29	3.81	607	80.33	8.715	81.77
Virginia	107	19,741,153.55	3.46	605	82.41	8.694	92.15
Illinois	91	16,651,658.12	2.92	611	80.46	8.934	93.01
Maryland	53	15,389,790.86	2.70	594	82.98	8.276	98.45
Arizona	60	11,293,055.10	1.98	609	83.74	8.590	93.72
Other	1,135	146,414,055.72	25.64	609	83.10	8.890	91.38
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%
Number of States Represented: 45 and the District of Columbia

GROUP II COLLATERAL

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc.	2,180	$348,051,352.40	60.96%	605	84.05%	8.518%	95.66%
Stated Doc.	711	219,527,003.63	38.45	622	79.00	8.463	88.13
Lite Doc.	9	2,009,600.00	0.35	631	80.20	9.303	100.00
No Doc.	5	1,338,420.00	0.23	660	84.53	8.242	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	20	$8,538,184.65	1.50%	638	74.55%	5.838%	85.80%
6.001 - 6.500	54	27,789,611.91	4.87	634	73.83	6.301	97.24
6.501 - 7.000	162	62,575,519.67	10.96	629	78.20	6.826	96.67
7.001 - 7.500	176	65,450,365.34	11.46	622	79.72	7.311	98.44
7.501 - 8.000	303	99,232,226.56	17.38	621	79.87	7.799	94.29
8.001 - 8.500	268	78,093,422.66	13.68	611	80.20	8.291	94.59
8.501 - 9.000	289	69,365,640.10	12.15	608	83.14	8.735	89.14
9.001 - 9.500	169	36,679,876.63	6.42	599	84.02	9.253	85.45
9.501 - 10.000	209	34,624,269.92	6.06	583	84.27	9.770	80.48
10.001 - 10.500	157	20,462,449.14	3.58	580	84.17	10.285	83.07
10.501 - 11.000	94	15,210,547.25	2.66	567	86.38	10.767	87.60
11.001 - 11.500	168	12,119,238.54	2.12	618	92.12	11.273	93.33
11.501 - 12.000	198	12,066,143.60	2.11	596	93.82	11.747	97.69
12.001 - 12.500	247	12,544,266.12	2.20	611	96.79	12.236	99.15
12.501 - 13.000	257	11,036,163.95	1.93	590	99.89	12.764	100.00
13.001 - 13.500	61	2,375,041.08	0.42	597	99.86	13.174	100.00
13.501 - 14.000	66	2,522,084.91	0.44	590	99.75	13.816	98.86
14.001 - 14.500	7	241,324.00	0.04	589	100.00	14.314	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10.001 - 10.500	1	$108,413.18	0.02%	631	22.24%	7.100%	100.00%
10.501 - 11.000	1	142,400.00	0.03	621	80.00	7.790	100.00
11.001 - 11.500	2	316,000.00	0.06	570	72.27	8.232	100.00
11.501 - 12.000	23	9,012,569.97	1.73	636	75.13	5.992	86.55
12.001 - 12.500	56	28,039,291.91	5.38	633	73.88	6.328	97.26
12.501 - 13.000	162	62,354,993.37	11.97	629	78.24	6.836	96.27
13.001 - 13.500	177	65,806,533.46	12.63	622	79.83	7.309	98.44
13.501 - 14.000	301	98,962,531.15	18.99	621	79.87	7.799	94.27
14.001 - 14.500	263	77,231,527.80	14.82	611	80.15	8.291	94.53
14.501 - 15.000	256	67,685,121.00	12.99	607	82.86	8.734	89.23
15.001 - 15.500	169	36,994,891.49	7.10	599	84.05	9.248	85.57
15.501 - 16.000	156	32,335,094.86	6.21	580	83.18	9.752	79.11
16.001 - 16.500	101	17,341,124.14	3.33	568	82.15	10.277	80.43
16.501 - 17.000	73	13,793,883.25	2.65	553	84.02	10.735	87.34
17.001 - 17.500	41	4,668,801.21	0.90	555	80.24	11.304	82.68
17.501 - 18.000	37	4,671,301.55	0.90	537	84.53	11.734	95.75
18.001 - 18.500	12	1,413,327.25	0.27	530	75.84	12.159	94.69
18.501 - 19.000	2	77,900.00	0.01	588	100.00	12.750	100.00
19.001 - 19.500	1	45,200.00	0.01	602	100.00	13.150	100.00
Total:	1,834	$521,000,905.59	100.00%	611	80.41%	8.170%	92.16%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
3.501 - 4.000	1	$112,000.00	0.02%	654	80.00%	8.650%	100.00%
4.001 - 4.500	3	1,139,590.67	0.22	680	86.59	5.993	59.44
4.501 - 5.000	12	4,536,573.49	0.87	634	77.13	7.964	100.00
5.001 - 5.500	29	8,634,275.26	1.66	636	80.45	7.993	79.08
5.501 - 6.000	59	21,670,732.93	4.16	631	78.14	6.857	96.54
6.001 - 6.500	1,589	450,771,072.87	86.52	612	80.80	8.133	92.03
6.501 - 7.000	98	24,605,308.81	4.72	571	78.99	9.698	94.73
7.001 - 7.500	35	8,062,161.32	1.55	571	70.75	9.547	95.79
7.501 - 8.000	7	1,229,190.24	0.24	622	81.19	9.054	80.43
8.001 - 8.500	1	240,000.00	0.05	522	40.34	10.035	100.00
Total:	1,834	$521,000,905.59	100.00%	611	80.41%	8.170%	92.16%

GROUP II COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-11	4	$867,440.14	0.17%	642	82.73%	7.210%	81.87%
2007-12	21	7,310,210.38	1.40	663	83.61	7.262	96.71
2008-01	26	9,693,016.05	1.86	647	83.04	7.460	97.32
2008-02	12	4,206,866.16	0.81	615	84.41	7.830	100.00
2008-04	1	159,760.00	0.03	634	80.00	8.650	100.00
2008-05	1,412	391,090,222.09	75.07	607	80.37	8.252	92.37
2008-06	223	62,156,680.90	11.93	608	81.13	8.389	91.14
2008-12	2	882,045.39	0.17	684	76.50	5.823	47.59
2009-05	41	12,614,902.08	2.42	623	78.25	7.945	80.80
2009-06	7	2,124,631.00	0.41	578	76.95	8.297	81.79
2010-11	1	279,303.88	0.05	673	80.00	6.750	100.00
2010-12	2	1,408,631.81	0.27	694	89.65	6.349	44.54
2011-01	1	210,666.46	0.04	688	75.36	6.900	100.00
2011-05	63	22,621,122.00	4.34	628	78.92	7.239	96.50
2011-06	14	5,224,915.00	1.00	626	72.22	7.868	100.00
2021-05	2	60,092.25	0.01	602	100.00	12.431	100.00
2021-06	2	90,400.00	0.02	592	100.00	12.950	100.00
Total:	1,834	$521,000,905.59	100.00%	611	80.41%	8.170%	92.16%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	1,093	$156,286,997.30	27.37%	612	83.42%	9.199%	92.36%
12	141	52,430,270.02	9.18	618	77.46	8.163	91.92
24	1,534	330,070,104.71	57.81	609	82.33	8.296	93.13
36	137	32,139,004.00	5.63	629	80.72	7.719	92.72
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
10 Yr Fixed	1	$38,000.00	0.01%	635	100.00%	9.990%	100.00%
15 Yr Fixed	4	227,940.00	0.04	630	100.00	12.187	100.00
20 Yr Fixed	5	246,043.00	0.04	642	100.00	11.312	100.00
30 Yr Fixed	1,060	49,138,987.44	8.61	622	99.76	11.944	99.28
ARM 15/15	4	150,492.25	0.03	596	100.00	12.743	100.00
ARM 2/28	954	206,968,280.04	36.25	594	80.21	8.872	84.90
ARM 2/28- IO 5Yrs	147	59,633,453.95	10.45	643	80.62	7.517	100.00
ARM 2/28-40YR Am	598	208,882,461.73	36.59	614	81.02	7.804	97.73
ARM 3/27	31	6,878,708.08	1.20	602	77.55	8.636	78.83
ARM 3/27- IO 5Yrs	3	1,238,798.00	0.22	671	70.35	5.993	100.00
ARM 3/27-40YR Am	16	7,504,072.39	1.31	629	79.62	7.483	75.81
ARM 5/25	16	3,167,335.00	0.55	606	90.23	8.820	75.03
ARM 5/25- IO 5Yrs	15	6,978,225.00	1.22	670	80.93	7.117	100.00
ARM 5/25-40YR Am	50	19,599,079.15	3.43	622	75.35	7.120	96.01
Balloon 40/30	1	274,500.00	0.05	572	87.42	9.550	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA+	2,406	$447,632,424.70	78.40%	622	83.23%	8.339%	91.82%
AA	281	65,635,040.21	11.50	578	80.21	8.802	95.45
A	93	28,652,567.37	5.02	570	78.32	8.882	97.83
B	69	18,859,821.96	3.30	562	75.30	9.753	97.46
C	35	7,016,366.79	1.23	556	70.82	9.909	93.09
CC	21	3,130,155.00	0.55	562	60.19	10.759	100.00
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

GROUP II COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	1,830	$520,850,413.34	91.23%	611	80.40%	8.169%	92.16%
Second Lien	1,075	50,075,962.69	8.77	622	99.69	11.929	99.30
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Not Provided	12	$2,422,970.00	0.42%	611	78.04%	9.248%	97.73%
0.01 - 5.00	3	805,000.00	0.14	605	89.07	9.338	100.00
5.01 - 10.00	7	1,942,890.00	0.34	622	84.58	7.855	86.75
10.01 - 15.00	18	3,294,349.75	0.58	623	74.44	8.791	59.18
15.01 - 20.00	47	6,798,346.96	1.19	583	78.92	9.077	82.15
20.01 - 25.00	102	14,499,280.85	2.54	610	78.49	8.866	83.14
25.01 - 30.00	141	24,030,744.76	4.21	603	81.96	8.868	84.59
30.01 - 35.00	309	50,095,775.93	8.77	603	82.20	8.655	91.59
35.01 - 40.00	404	76,131,152.10	13.33	616	80.94	8.520	93.20
40.01 - 45.00	578	119,452,423.11	20.92	617	82.06	8.530	93.68
45.01 - 50.00	584	124,404,615.94	21.79	614	82.87	8.516	92.94
50.01 - 55.00	538	112,552,498.28	19.71	610	82.89	8.267	95.23
55.01 - 60.00	162	34,496,328.35	6.04	604	82.12	8.220	96.89
Total:	2,905	$570,926,376.03	100.00%	612	82.09%	8.499%	92.79%

Credit Suisse Team

	NAME	PHONE EXTENSION
Asset Finance:	Banking
	Boris Grinberg	(5-4375)
	Lloyd Brown	(5-4968)
	Plern Bonython	(6-0540)
	Julian Torres	(5-2940)

Structuring
	Kashif Gilani	(5-8697)

Collateral
	Amit Sharma	(5-5180)
	Rotimi Akeredolu	(6-5587)

Asset-Backed Syndicate:	Tricia Hazelwood	(5-8549)
	Melissa Simmons	(5-8549)
	James Drvostep	(5-8549)
	Garrett Smith	(5-8549)

Rating Agency Contacts

	NAME	PHONE NUMBER
Standard & Poor’s:	Rebecca Neary	(212) 438-3026
Fitch:	Jonathan Teichmann	(212) 908-0862
Moody’s:	Cecilia Lam	(415) 274-1727

Term Sheet Supplement
(For use with base prospectus dated April 5, 2006)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Asset Backed Securities Corporation Program

Asset Backed Pass-Through Certificates
(Issuable in Series)

The Trust

The trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of the trust will be specified in the prospectus supplement for the particular series of certificates and will consist of a pool of subprime, fully amortizing and balloon, interest-only, fixed rate and adjustable-rate mortgage loans secured by first and second liens on residential properties.

The mortgage loans are either fixed-rate mortgage loans or generally provide for a fixed interest rate during an initial period of six-months or two, three, five, seven or ten years, from the date of the origination of the related mortgage loan and thereafter provide for adjustments to the interest rate generally every six months based on the six-month LIBOR index or such other index specified in the related mortgage note.

The issuing entity will make one or more REMIC elections for federal income tax purposes.

Offered Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in a series related to the issuing entity, having its own designation.  The series will be issued in one or more classes of senior certificates and one or more classes of subordinate certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

The offered certificates will represent ownership interests only in the trust to which this term sheet supplement relates, and will not represent ownership interests in or obligations of the sponsor, the depositor, the seller, the servicers, any master servicer, any special servicer, any back up servicer, the trustee, each underwriter or any of their affiliates.

Credit Enhancement

Credit enhancement for all of these certificates may be provided by excess interest, overcollateralization, subordination and a swap agreement.

You should consider carefully the risk factors beginning on page 5 in this term sheet supplement.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-131465.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS ASSET BACKED SECURITIES CORPORATION HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT ASSET BACKED SECURITIES CORPORATION AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.   ALTERNATIVELY, ASSET BACKED SECURITIES CORPORATION, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

Credit Suisse

Important Notice about information presented in this term sheet supplement, any related term sheet and the related base prospectus.

You should rely only on the information contained in this document or to which we have referred you in this term sheet supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this free writing prospectus or the related base prospectus is accurate as of any date other than the date on the front of this document.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

RISK FACTORS

5

THE MORTGAGE POOL

16

THE SPONSOR AND THE SELLER

19

STATIC POOL INFORMATION

19

THE DEPOSITOR

19

THE ISSUING ENTITY

20

THE ORIGINATOR

20

THE SERVICER

20

THE SWAP COUNTERPARTY

20

THE LOAN PERFORMANCE ADVISOR

21

DESCRIPTION OF THE CERTIFICATES

21

THE POOLING AGREEMENT

42

FEES AND EXPENSES OF THE TRUST

50

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

51

USE OF PROCEEDS

54

FEDERAL INCOME TAX CONSEQUENCES

54

ERISA CONSIDERATIONS

57

LEGAL INVESTMENT CONSIDERATIONS

58

METHOD OF DISTRIBUTION

59

LEGAL MATTERS

59

RATINGS

59

LEGAL PROCEEDINGS

60

AFFILIATIONS AND RELATED TRANSACTIONS

60

INDEX OF DEFINED TERMS

61

ANNEX I

I-1

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the base prospectus.

The offered certificates are not suitable investments for all investors. In particular, you are encouraged to not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The underwriting standards used to originate the mortgage loans are not as stringent as those of Fannie Mae and Freddie Mac, which may result in losses

The underwriting standards used to originate the mortgage loans are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  The mortgage loans are primarily provided to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While the primary consideration in underwriting such a mortgage loan generally is the value and adequacy of the mortgaged property as collateral, the originator may also consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  The originator’s underwriting standards will not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination.

The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

As a result of these underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Balloon loans have a greater degree of risk of default

A portion of the mortgage loans may not fully amortize over their terms to maturity and, thus, such mortgage loans will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments).  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor’s ability either to timely refinance the mortgage loan or to timely sell the mortgaged property.  The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

·

the level of available mortgage interest rates at the time of refinancing or sale;

·

the mortgagor’s equity in the related mortgaged property;

·

prevailing general economic conditions; and

·

the availability of credit for residential properties generally.

Unpredictability of prepayments may adversely affect your yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan will result in accelerated payments of principal on the certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

·

A portion of the mortgage loans may require the mortgagor to pay a charge in certain instances if the mortgagor prepays such mortgage loan during a stated period, which may be from inception to 36, 48 or 60 months, as applicable, from the date of origination of that mortgage loan.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

·

The originator or the seller, as applicable, may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the servicer or the majority holder of the Class X Certificates, as applicable, has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in the related Pooling Agreement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

·

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Credit enhancement for the offered certificates may be inadequate

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the related classes of certificates will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Excess interest generated by the mortgage loans may be insufficient to maintain overcollateralization

We expect the mortgage loans to generate more interest than is needed to pay interest owed on the related classes of certificates and to pay certain fees and expenses of the trust.  Any excess interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used, if necessary, to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the related certificates.

·

A portion of the mortgage loans are adjustable-rate mortgage loans.  The first adjustment of the loan rates for these mortgage loans will not occur for six-months or two, three, five, seven or ten years after the date of origination.  As a result, the pass-through rates on certain classes of related certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the related certificates.

·

An issuing entity may enter into a swap agreement with a swap counterparty.  If a trust swap payment exceeds the counterparty payment, such excess will be distributed to the swap counterparty under the swap agreement and will not be available for distribution to the related certificateholders and will reduce the amount of excess interest available, if any.

Mortgage loan rates may adversely affect the yield on the LIBOR Certificates

The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit.  The limit on the pass-through rates on such LIBOR Certificates, in general, is based on the weighted average of the interest rates on the related mortgage loans net of certain fees and expenses of the trust, as adjusted for payments, if any, required to be made to the swap counterparty.  The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index after an initial fixed-rate period.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates.  As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

A variety of factors could limit the pass-through rates on the LIBOR Certificates and may adversely affect the yields to maturity on such LIBOR Certificates.  Some of these factors are described below.

·

The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently.  Consequently, the rate cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

·

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the pass-through rate applicable to one or more classes of LIBOR Certificates is the cap rate. It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow available under the swap agreement and if there are available funds remaining after distributions on the LIBOR Certificates, net trust payments to the swap counterparty, if any, and the payment of certain fees and expenses of the trust.  No assurances can be given that such additional funds will be available.

Certificateholders are subject to the Credit Risk of the Swap Counterparty

Payments required to be made to the supplemental interest trust by the swap counterparty under the swap agreement are subject to the credit risk of the swap counterparty.  Although there is a mechanism in place to facilitate the replacement of the swap counterparty upon the default or credit impairment of the swap counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement swap agreement.

The Mezzanine Certificates involve additional risks

The weighted average lives of, and the yields to maturity on, the classes of the Mezzanine Certificates will be progressively more sensitive, in the order of their priority of payment, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the lowest payment priority for interest distributions.  As a result of these reductions, less interest will accrue on that class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no amounts will generally be distributable with respect to the written down amount, except as described herein.  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “—The Swap Agreement” in this term sheet supplement.  Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Step-Down Date.  As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.

Yields on the Mezzanine Certificates are sensitive to prepayments and losses

The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the prepayment rates of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this term sheet supplement and any related term sheet, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, net counterparty payments made by the swap counterparty under the swap agreement, overcollateralization or a class of Mezzanine Certificates with a lower payment priority.  Furthermore, as described in this term sheet supplement, the timing of receipt of principal and interest by the mezzanine certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

Yields on the Class A Support Certificates, if any, are sensitive to prepayments and losses

If specified in the term sheet, a class of Class A Certificates (“Class A Support Certificates”) may be allocated realized losses on all or a portion of the mortgage loans.  In this case, after the Mezzanine Certificates are reduced to zero, realized losses on such mortgage loans, to the extent they exceed available excess interest, net counterparty payments made by the swap counterparty under the swap agreement available to cover losses and overcollateralization on the related distribution date, will reduce the certificate principal balance of such Class A Support Certificates.  As a result of any such reduction, less interest will accrue on that class than otherwise would be the case.  Once a realized loss is allocated to such class of Class A Support Certificates, no amounts will be distributable with respect to the written down amount.  However, the amount of realized losses allocated to such Class A Support Certificates may be reimbursed to the holders thereof according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.  In addition, such Class A Support Certificates may not receive distributions of principal on and after any distribution date after which delinquencies or cumulative realized losses exceed certain levels or on which they are allocated realized losses, unless the supported Class A Certificates have been paid in full.

Prepayment interest shortfalls and relief act shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or comparable state or local laws (together, the “Relief Act”) may occur (the “Relief Act Interest Shortfalls”).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair the servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.  If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

Cash flow considerations and risks could cause payment delays and losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law.  In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.  In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

In the event that:

·

a mortgaged property fails to provide adequate security for the mortgage loan,

·

any overcollateralization and excess interest is insufficient to cover such shortfalls, and

·

the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios.  A portion of the mortgage loans may have loan-to-value ratios at origination in excess of 80.00%, but not more than 100.00%.  Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties.  None of the mortgage loans in the mortgage pool are expected to be covered by a primary mortgage insurance policy at origination.

There are risks relating to mortgage loans secured by second liens

A portion of the mortgage loans may be secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property.  The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs.  In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan.  The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical.  You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

Interest only mortgage loans have a greater degree of risk of default

A portion of the mortgage loans may not provide for any payments of principal for up to ten years after origination.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that commences amortizing on its first payment date.

A decrease in the value of a mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Some factors that could adversely affect the value of mortgaged properties are:

·

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

·

a decline in the general condition of the mortgaged properties as a result of the failure of borrowers to adequately maintain the mortgaged properties; or

·

natural disasters that are not necessarily covered by insurance, including earthquakes, mudslides, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Geographic concentration may increase the risk of loss

Properties in certain states, in particular those on the west coast and in the southeastern portion of the United States, may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

·

Economic conditions in certain states which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate markets in certain states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

·

Any increase in the market value of properties located in certain states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayments on the mortgage loans.

Hurricanes, which struck the southeastern portion of the United States during 2005 and are expected to strike in 2006, may adversely affect any mortgaged properties located in that area.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Violation of various federal, state and local laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit; and

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these local, state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors’ rescinding of the mortgage loans against the trust.

The seller will represent in the Pooling Agreement that any and all requirements of any federal, state or local law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement.

Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers, including the originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of the originator or on the validity of the mortgage loans, losses on the certificates could result.

The seller and the originator may not be able to repurchase defective mortgage loans

The seller and the originator (or an affiliate of the originator) have each made various representations and warranties relating to the mortgage loans. Those representations are summarized in “The Pooling Agreement—Assignment of the Mortgage Loans” in this term sheet supplement.

If the seller or the originator (or an affiliate of the originator) fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or the originator (or an affiliate of the originator) would be required to repurchase or substitute the defective mortgage loan.  It is possible that the seller or the originator (or an affiliate of the originator) may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller or the originator (or an affiliate of the originator) to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The certificates are obligations of the trust only

The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the seller, the trustee, each underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the seller, the trustee, each underwriter, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Lack of liquidity

Each underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so.  There is no assurance that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

The offered certificates are not suitable investments for all investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates

The offered certificates will not be issued in physical form.  Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate.  In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them.  Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

Collections on the mortgage loans may be delayed or reduced if the servicer becomes insolvent

In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of the servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

Servicing transfers may increase delinquencies

Servicing transfers can result in a temporary increase in delinquencies on the transferred loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

THE MORTGAGE POOL

Information relating to the Mortgage Loans to be included in the mortgage pool will be presented in the related term sheet.  The Mortgage Loans may be divided into multiple loan groups (each, a “Subgroup”) as further discussed in the related term sheet.

General

DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”) acquired the Mortgage Loans in secondary market transactions from the originator or originators (the “Originator”) identified in the related term sheet pursuant to one or more mortgage loan purchase and interim servicing agreements (collectively, the “Mortgage Loan Purchase Agreement”).  The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to Asset Backed Securities Corp. (the “Depositor”) pursuant to one or more assignment and assumption agreements.  Under the Pooling Agreement related to a series of certificates among the Seller, the Depositor, the servicer specified in the term sheet to which this term sheet supplement relates (the “Servicer”), the Loan Performance Advisor, the trustee specified in the term sheet to which this term sheet supplement relates (the “Trustee”) and any other parties specified in the term sheet (the “Pooling Agreement”), the Depositor will assign the Mortgage Loans to the trustee for the benefit of the holders of the certificates related to the Asset Backed Securities Corporation Home Equity Loan Trust of the related series (the “Trust” or the “Issuing Entity”).

Under a reconstitution agreement, dated as of the date on which a series of certificates are issued by the Issuing Entity (the “Closing Date”), among the Originator (or any affiliate of the Originator), the Seller and the Depositor (the “Reconstitution Agreement”), the Originator (or any affiliate of the Originator) will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and the Reconstitution Agreement and certain characteristics of the Mortgage Loans sold by it.  Subject to certain limitations set forth in the Reconstitution Agreement, the Originator will be obligated to repurchase, or substitute a similar mortgage loan for, any related Mortgage Loan as to which (i) there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such related Mortgage Loan and (ii) the related mortgagor fails to make its first scheduled monthly payment within a certain number of days of its due date.  Subject to certain limitations set forth in the Pooling Agreement, the Seller will be obligated to repurchase, or substitute a similar loan for, any Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the Seller in the Pooling Agreement, as described in “The Pooling Agreement—Assignment of Mortgage Loans” in this term sheet supplement.  The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this term sheet supplement.  The Depositor is also selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor.  The Originator (or the affiliate of the Originator) will have no obligation with respect to the certificates other than its repurchase or substitution obligations.

The Trust will generally consist of a pool (the “Mortgage Pool”) of subprime, closed-end, first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”).  The Mortgage Loans are subject to the “due-on-sale” provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).  Substantially all of the Mortgage Loans in the Mortgage Pool will have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”).  The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at origination, less the sum of the scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan.

A portion of the Mortgage Loans may provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments.  Each such Mortgage Loan provides for the payment of a prepayment premium on certain partial prepayments and prepayments in full made during a stated period, which may be from inception to 36, 48 or 60 months, as applicable, from the date of origination of that Mortgage Loan.  The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period but varies by state.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”) creating first and/or second liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units and manufactured housing (each, a “Mortgaged Property”).

The adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the “Loan Rate”) thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”).  The first Adjustment Date for certain percentages of the Mortgage Loans will not occur until six months, two years, three years, five years, seven years or ten years, respectively, after the date of origination, in each case by the aggregate Principal Balance of the related Subgroup as of the Cut-off Date.  On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the “Gross Margin”).  The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the “Periodic Rate Cap”).  The Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the “Maximum Loan Rate”) or decrease to less than a specified minimum Loan Rate over the life of such Mortgage Loan (the “Minimum Loan Rate”).  Except for the Interest Only Mortgage Loans described below, effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted.  Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described above.  None of the Mortgage Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.  See “—The Index” in this term sheet supplement.

A portion of the Mortgage Loans do not provide for any payments of principal for up to ten years after origination (the “Interest Only Mortgage Loans”).  Generally, after the interest-only period for any Interest Only Mortgage Loan, the monthly payment due after each Adjustment Date will be adjusted to an amount that will fully amortize the outstanding Principal Balance over the related remaining term.

A portion of the Mortgage Loans may have a loan-to-value ratio (“LTV”) at origination in excess of 80.00%.  No Mortgage Loan will have an LTV at origination in excess of 100.00%.  None of the Mortgage Loans in the Mortgage Pool are expected to be covered by a primary mortgage insurance policy.

The LTV of a first lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at the date of origination and the denominator of which is (a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the Originator at origination of the Mortgage Loan or (b) in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance.  The LTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage of (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan over (ii)(a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related Mortgaged Property and its appraised value determined in an appraisal obtained by the Originator at origination of such Mortgage Loan or (b) in the case of a refinancing mortgage loan, the appraised value of the Mortgaged Property at the time of such refinance.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date at origination.  If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

The Index

Unless specified otherwise in the related term sheet, the index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the “Index”).  If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

Listed below are historical values of certain average yields, which are related to the Index.  The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates.  The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

Six-Month LIBOR Index
Month	2006	2005	2004	2003	2002	2001
January	4.73260%	2.89119%	1.18801%	1.37293%	1.93418%	5.53091%
February	4.92275	3.04672	1.18575	1.34338	2.03559	5.20247
March	5.05275	3.28152	1.15853	1.26429	2.23531	4.80858
April	5.20470	3.38366	1.28028	1.27931	2.20696	4.47553
May	5.28870	3.48591	1.52145	1.23334	2.10051	4.08448
June		3.61307	1.81122	1.08146	2.00177	3.83006
July		3.83330	1.89381	1.12332	1.90524	3.79111
August		4.02300	1.94065	1.19525	1.76385	3.57105
September		4.04510	2.08716	1.18557	1.77994	3.00113
October		4.35300	2.22685	1.20399	1.73677	2.34255
November		4.55490	2.50011	1.24331	1.46164	2.10651
December		4.66620	2.71039	1.23503	1.42222	1.98829

 THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation, in the capacity of sponsor is referred to in this term sheet supplement as the “Sponsor.”  Its executive offices are located at 11 Madison Avenue, 4th Floor, New York, New York 10010.  The Sponsor is an affiliate of the Depositor, Credit Suisse Securities (USA) LLC, Select Portfolio Servicing, Inc. (a servicer of mortgage loans, which may be the Servicer, if specified in the term sheet to which this term sheet supplement relates) (“SPS”), if applicable, and Credit Suisse International.  For more information see “The Sponsor” in the accompanying prospectus.

STATIC POOL INFORMATION

The Depositor will make available any of the Sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material for a particular offering of certificates is located in the particular hyperlink labeled the name of the related series of certificates at http://www.credit-suisse.ABSC.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in monthly increments.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the Mortgage Loans owned by the Issuing Entity.

THE DEPOSITOR

The Depositor is Asset Backed Securities Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Credit Suisse (USA), Inc. The Depositor is an affiliate of the Sponsor, Credit Suisse Securities (USA) LLC, SPS and Credit Suisse International. The Depositor will not have any business operations other than securitizing mortgage assets and related activities and does not have, nor is it expected in the future to have, any significant assets.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.  After issuance of the Certificates, the Depositor will have no material duties or responsibilities with respect to the Mortgage Loans or the Certificates.  For more information see “The Depositor” in the accompanying prospectus.

THE ISSUING ENTITY

The Issuing Entity will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under a Pooling Agreement by the Depositor and its assets will consist of the trust fund.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. After its formation, the Issuing Entity’s only activities will be:  acquiring and holding the assets of the Trust and the proceeds thereof; issuing the Certificates, distributing payments on the Certificates; and other activities related to or connected with the foregoing.  Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity.

The Pooling Agreement provides that the Depositor assign to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans.

If the assets of the Trust are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Seller, the Depositor or the Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE ORIGINATOR

The Originator for a series will be identified in the term sheet to which this term sheet supplement relates.

THE SERVICER

The Servicer for a series will be identified in the term sheet to which this term sheet supplement relates.

THE SWAP COUNTERPARTY

Credit Suisse International (“CSi”), (formerly known as Credit Suisse First Boston International), was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.”  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the Depositor, the Sponsor, the Seller and Credit Suisse Securities (USA) LLC.

Except for this section “The Swap Counterparty,” CSi has not been involved in the preparation of, and does not accept responsibility for, this term sheet supplement.

THE LOAN PERFORMANCE ADVISOR

OfficeTiger Global Real Estate Services Inc. (f/k/a MortgageRamp, Inc.) (the “Loan Performance Advisor”), a Delaware corporation, will monitor the performance of and make recommendations to the Servicer with respect to the Mortgage Loans.  The Loan Performance Advisor shall rely upon the Mortgage Loan data provided to it by the Servicer in performing its monitoring and advisory functions.  The Loan Performance Advisor shall be entitled to receive a fee until the termination of the Trust or until the removal of the Loan Performance Advisor.

DESCRIPTION OF THE CERTIFICATES

General

The Trust will issue a series of certificates pursuant to the Pooling Agreement. The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered.  The Trust will issues Class A Certificates (the “Class A Certificates”), Class M Certificates, (which are referred to as the “Mezzanine Certificates,” and, to the extent publicly offered, as the “Offered Mezzanine Certificates”), the Class X Certificates, the Class P Certificates, and the Class R Certificates (which are also referred to herein as the “Residual Certificates”).  The Class X Certificates, Class P Certificates and Residual Certificates are referred to as the “Physical Certificates.”  The Mezzanine Certificates and the Physical Certificates, other than the Class P Certificates, are referred to as the “Subordinate Certificates.”  The Class A Certificates and the Mezzanine Certificates are referred to as the “LIBOR Certificates.”  Only the Class A Certificates and the Offered Mezzanine Certificates are offered hereby (the “Offered Certificates”).  The Offered Certificates will be issued in book-entry form as described below.  All classes of Offered Certificates will be issued in minimum denominations of $25,000 original principal amount and integral multiples of $1 in excess thereof.

Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in the month of the first distribution date specified in the prospectus supplement (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any Physical Certificate or any Book-Entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Class A Certificates and the Offered Mezzanine Certificates will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owner”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Generally, Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under “—General.”  Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.  Clearstream is a subsidiary of Clearstream International société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG.  In July 2002 Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque central du Luxembourg, Luxembourg Central Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg Commission for the Supervision of the Financial Sector.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has over 2,500 customers located in approximately 94 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Euroclear Clearance System”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Trustee is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate a book entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners and the DTC participants consent to the termination of the book-entry system through DTC.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.  See “Annex I” to this term sheet supplement.

None of the Depositor, the Underwriter, the Seller, the Trustee, the Servicer, the Loan Performance Advisor or the Originator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

The “Accrual Period” for the LIBOR Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates and any Distribution Date, is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed less any increases to the Certificate Principal Balance of that class as a result of Recoveries.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date the amounts in clauses (b)(i) – (iv) of the definition of Principal Distribution Amount.

The “Certificate Principal Balance” of any LIBOR Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Mezzanine Certificates any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any Distribution Date in order of seniority up to the amount of the Allocated Realized Loss Amount owed to that class.

The “Class A Principal Distribution Amount,” means, for any Distribution Date (a) prior to the Stepdown Date or (b) if the Stepdown Date occurs as a result of clause (1), the Distribution Date on which the Stepdown Date occurs or (c) on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount for such Distribution Date.  For any Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) a percentage and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

The “Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralization Amount which for the purposes of this definition will not be less than zero (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent” etc.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of LIBOR Certificates will equal the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

The “Mezzanine Principal Distribution Amount” for any class of Mezzanine Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Net Trust Swap Payment, (C) any Unpaid Interest Shortfall Amounts for the Class A Certificates, (D) the Principal Remittance Amount and (E) any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)).

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution Date).

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) on such Distribution Date.

The “Overcollateralization Floor” is the percentage of the aggregate Principal Balance of the Mortgage Loans set forth in the term sheet to which this term sheet supplement relates.

The “Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Stepdown Date, a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, as set forth in the term sheet to which this term sheet supplement relates, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the percentage of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (as set forth in the term sheet to which this term sheet supplement relates) and (y) the Overcollateralization Floor, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Percentage Interest”  means, as to any certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance represented by such certificate by the aggregate initial Certificate Principal Balance of all of the certificates of such class.

The “Prepayment Period” is the period described in the term sheet to which this term sheet supplement relates.

The “Principal Distribution Amount” for any Distribution Date is the lesser of:

(a)

Available Funds after distribution of interest on the Class A and Mezzanine Certificates, including, with respect to the Class A Certificates, any Unpaid Interest Shortfall Amounts, any Net Trust Swap Payment and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)) plus amounts available to be withdrawn from the Supplemental Interest Trust on the Distribution Date pursuant to clause (v) in the section titled “—The Swap Agreement”; and

(b)

the sum of:

(i)

the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii)

the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

(iii)

the principal portion of all unscheduled collections in respect of insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, to the extent applied as recoveries of principal on the Mortgage Loans;

(iv)

the principal portion of all unscheduled collections in respect of full and partial principal prepayments received during the related Prepayment Period; and

(v)

the amount of any Overcollateralization Increase Amount for such Distribution Date;

minus

(vi)

the amount of any Overcollateralization Release Amount for such Distribution Date.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the LIBOR Certificates.

The “Principal Remittance Amount” means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, condemnation proceeds, insurance proceeds, including Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

A “Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated or charged off (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

A “Recovery” means, with respect to any Distribution Date and any Mortgage Loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that Distribution Date, net of reimbursable expenses.

The “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero (assuming that 100% of the Basic Principal Distribution Amount and any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount is applied as a principal payment on such Distribution Date (assuming for this purpose prior to the Stepdown Date)) and (2) the later to occur of (x) the Distribution Date specified in the term sheet to which this term sheet supplement relates and (y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to the percentage specified in the term sheet to which this term sheet supplement relates (for the purpose of this definition only, Credit Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amounts on the Mezzanine Certificates).

The “Subgroup Interest Remittance Amount” with respect to any Distribution Date and Subgroup is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in that Subgroup and Compensating Interest paid by the Servicer with respect to the Mortgage Loans in that Subgroup.

The “Subgroup Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date and Subgroup, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Mortgage Loans in that Subgroup, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date and Subgroup, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Mortgage Loans in that Subgroup, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup Percentage” with respect to any Distribution Date and Subgroup is the percentage equivalent of a fraction, the numerator of which is the related Subgroup Principal Remittance Amount for such Distribution Date and Subgroup and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date and Subgroup, the product of (i) the related Subgroup Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup Principal Remittance Amount” means, with respect to any Distribution Date and Subgroup, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Mortgage Loans in that Subgroup.

A “Trigger Event” is set forth in the term sheet to which this term sheet supplement relates.

The “Unpaid Interest Shortfall Amount” means (i) for the first Distribution Date and with respect to the LIBOR Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual Period.

Allocation of Available Funds

Distributions to holders of each class of LIBOR Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee:

1.

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee and the LPA Fee for such Distribution Date and any accrued and unpaid Servicing Fees and LPA Fees in respect of any prior Distribution Dates;

2.

unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums and amounts representing interest on prepayments received during the first Prepayment Period representing interest accruals thereon on or prior to the Closing Date) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3.

payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date.

Generally, distributions with respect to a class of Class A Certificates will be made from Mortgage Loans in the related Subgroup and any related Net Counterparty Payments.  Distributions with respect to the Mezzanine Certificates will be made from Available Funds from amounts collected on all Subgroups and any related Net Counterparty Payments.

The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

Interest Distributions on the LIBOR Certificates

On each Distribution Date, the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and generally make the following disbursements and transfers in the order of priority described below, in each case from and to the extent of the Interest Remittance Amount; provided, however, the distributions made pursuant to clause 1 will be made on the related Swap Payment Date to the extent such distributions would be made on such Distribution Date:

1.

to the Supplemental Interest Trust for payment to the Swap Counterparty, the Net Trust Swap Payment, so long as an Early Termination Date has not occurred, and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)), as applicable for such date of distribution;

2.

concurrently, to the holders of the Class A Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 2 and applied in accordance with the allocation rules set forth below;

3.

concurrently, to the holders of the Class A Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 3 and applied in accordance with the allocation rules set forth below; and

4.

to the holders of the Class M Certificates, in ascending numerical order, the Monthly Interest Distributable Amount allocable to such class of certificates.

The Interest Remittance Amount distributed pursuant to clauses 2 and 3 above will be applied to the Class A Certificates of the related Subgroup and will first reduce the related Subgroup Interest Remittance Amount.  If the related Subgroup Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Subgroup Interest Remittance Amounts after giving effect to the foregoing allocations.

Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.  On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

Principal Distributions on the LIBOR Certificates

On each Distribution Date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and generally make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

to the holders of the Class A Certificates related to each Subgroup, the related Subgroup Principal Distribution Amount for such Distribution Date, allocated in the manner specified in the term sheet to which this term sheet supplement relates, until the respective Certificate Principal Balances have been reduced to zero; provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a Subgroup is reduced to zero, any amounts remaining available to be distributed to such classes pursuant to this subclause will be distributed to the other classes of Class A Certificates related to the other Subgroups, pro rata based on aggregate Certificate Principal Balances, and distributed in the manner specified in the term sheet to which this term sheet supplement relates, until the Certificate Principal Balances are reduced to zero;

3.

sequentially, to the holders of the Class M Certificates, in ascending numerical order, until their respective Certificate Principal Balances have been reduced to zero.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

to the holders of the Class A Certificates related to a Subgroup, the related Subgroup Principal Distribution Amount for such Distribution Date, allocated in the manner specified in the term sheet to which this term sheet supplement relates, until the respective Certificate Principal Balances have been reduced to zero; provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a Subgroup is reduced to zero, any amounts remaining available to the be distributed to such classes pursuant to this subclause will be distributed to the other classes of Class A Certificates related to the other Subgroups, pro rata based on aggregate Certificate Principal Balances, and distributed in the manner specified in the term sheet to which this term sheet supplement relates, until the Certificate Principal Balances are reduced to zero; and

3.

sequentially, to the holders of the Class M Certificates, in ascending numerical order, the related Mezzanine Principal Distribution Amount, until their respective Certificate Principal Balances have been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates may consist of subordination, overcollateralization, excess interest and certain Net Counterparty Payments.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this term sheet supplement, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

In addition, the rights of the holders of the Mezzanine Certificates with lower payment priorities will be junior to the rights of holders of the Mezzanine Certificates with higher payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates to the extent described in this term sheet supplement.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

Overcollateralization Provisions

As of the Closing Date, the aggregate Principal Balance of the Mortgage Loans will exceed the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates.  This feature is referred to as overcollateralization.  Although market conditions may change, the weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR Certificates and the rates at which other obligations of the Trust are calculated.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the LIBOR Certificates and the fees and expenses payable by the Trust, including Net Trust Swap Payments.  The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the required level of overcollateralization.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date), any Net Monthly Excess Cashflow will be generally paid in the following order of priority:

1.

to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above;

2.

to the holders of any Class A Support Certificates in an amount equal to the Allocated Realized Loss Amount allocable to such Class;

3.

to the holders of each class of Class M Certificates, in ascending numerical order, first, the Unpaid Interest Shortfall Amount allocable to such class and second, the Allocated Realized Loss Amount allocable to such class;

4.

to the holders of the Class A Certificates, pro rata based on the entitlement of each such class pursuant to this clause, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

5.

to the holders of the Class M Certificates, in ascending numerical order, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

6.

to the Net WAC Reserve Fund, up to an amount equal to the aggregate Net WAC Rate Carryover Amounts for the LIBOR Certificates for such Distribution Date;

7.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust;

8.

to the holders of the Class X Certificates as provided in the Pooling Agreement;

9.

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class R Certificates under this subclause 9.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 6 above and will distribute the Net WAC Rate Carryover Amount, if any, to the classes of LIBOR Certificates in the order of priority specified herein under “—Net WAC Reserve Fund.”

On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

Allocation of Losses; Subordination

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates and Class P Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding with the lowest priority of payment will be reduced by an amount equal to that excess.

Unless specified in the term sheet to which this term sheet supplement relates, the Pooling Agreement does not permit the allocation of Realized Losses to the Class A or Class P Certificates, other than a Class A Support Certificate.  Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans on a Distribution Date to pay the Class A Certificates all interest and principal amounts, as applicable, to which they are then entitled.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date.  With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Subgroup Maximum Rate” for any Distribution Date and Subgroup, with respect to the Class A Certificates related to that Subgroup, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Mortgage Loans related to that Subgroup as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Mortgage Loans related to that Subgroup, and (2) the LPA Fee Rate for the Mortgage Loans related to that Subgroup, and (ii) the related Subgroup Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans related to that Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup Net WAC Rate” for any Distribution Date and Subgroup, with respect to the Class A Certificates related to that Subgroup, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Mortgage Loans related to that Subgroup as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Mortgage Loans related to that Subgroup, (2) the LPA Fee Rate for the Mortgage Loans related to that Subgroup and (3) the related Subgroup Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans related to that Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subordinate Maximum Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup Maximum Rates, weighted in proportion to the results from subtracting from the aggregate Principal Balance of each Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date), the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date (such amount, the “Subgroup Subordinate Amount”).

The “Subordinate Net WAC Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup Net WAC Rates, weighted in proportion to the related Subgroup Subordinate Amounts.

The “Maximum Rate” means a Subgroup Maximum Rate or the Subordinate Maximum Rate, as applicable.

The “Net WAC Rate” means a Subgroup Net WAC Rate or the Subordinate Net WAC Rate, as applicable.

If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is the related Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of LIBOR Certificates for such Accrual Period.  Any Net WAC Carryover Amount on the LIBOR Certificates will be paid on that Distribution Date from any available Net Counterparty Payments under the Swap Agreement and on that and future Distribution Dates from and to the extent of Available Funds in accordance with the priorities described above.

The “Formula Rate” for any class of LIBOR Certificates is the lesser of (A) the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the “Certificate Index”) and (ii) a related margin (the “Certificate Margin”) and (B) the applicable Maximum Rate.  The Certificate Margins with respect to the LIBOR Certificates on each Distribution Date will be as specified in the related prospectus supplement.

Net WAC Reserve Fund

On the Closing Date, the Trustee will establish a reserve fund account (the “Net WAC Reserve Fund”) from which certain payments in respect of Net WAC Rate Carryover Amounts on the LIBOR Certificates, will be made.  The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  On each Distribution Date, the Trustee will withdraw from amounts in the Net WAC Reserve Fund to pay the LIBOR Certificates, any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

1.

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Carryover Amount for such classes and Distribution Date; and

2.

sequentially, to the Class M Certificates, in ascending numerical order, the related Net WAC Rate Carryover Amounts for such class and Distribution Date.

The Swap Agreement

If a swap agreement is specified in the term sheet to which this term sheet supplement relates, a  separate trust created under the Pooling Agreement (the “Supplemental Interest Trust”) will hold such swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Master Agreement”), together with a Schedule, Confirmation and Credit Support Annex between the Trustee, on behalf of the Supplemental Interest Trust and CSi (in such capacity, the “Swap Counterparty”), for the benefit of the LIBOR Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning and ending on the Distribution Date specified in the term sheet to which this term sheet supplement relates, (1) the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) the per annum percentage specified in the term sheet to which this term sheet supplement relates, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Trust Swap Payment”) (such amount to be paid to the Swap Counterparty by the Trustee, on behalf of the Supplemental Interest Trust) and (2) the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR (as determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Counterparty Payment”).

The Swap Notional Amount for any Swap Payment Date shall be specified in the term sheet to which this term sheet supplement relates.  The factor for each Swap Payment Date is set forth in the term sheet to which this term sheet supplement relates.  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment. ”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment. ”

A “Swap Payment Date” means one business day (as defined in the Swap Agreement) prior to the 25th day of each month beginning and ending in the respective months set forth in the related term sheet.

The “Calculation Period” generally means each period from and including the 25th day of each month to, but excluding, the 25th day of the following month; provided that such Calculation Period shall be (i) unadjusted for business days with respect to payments due from the Supplemental Interest Trust and (ii) adjusted pursuant to the Following Business Day Convention (as defined in the Swap Agreement) with respect to amounts due from the Swap Counterparty.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10 percent.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Credit Support Default” (with respect to the Swap Counterparty, and with respect to the Supplemental Interest Trust only if the Swap Counterparty has posted collateral),

·

“Bankruptcy” (other than clause (2) thereof with respect to the Trust), and

·

“Merger without Assumption” (but only with respect to the Swap Counterparty).

“Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

·

“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events”

(a)

 relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)

relating to the Swap Counterparty's ratings whereby, if the Swap Counterparty’s rating (to the extent the applicable Certificates are rated by the relevant Ratings Agency):

·

falls below a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P;

·

falls below a short-term credit rating of “P-1” or long-term credit rating of “A1”, or, if no short-term credit rating is available, a long-term credit rating of “Aa3”, in each case by Moody’s or, in each case, the related rating is equal to “P-1”, “A1”, or “Aa3”, as applicable but is on credit watch for possible downgrade (but only for so long as it is on credit watch for possible downgrade); or

·

falls below a short-term credit rating of “F-1” by Fitch or a long-term credit rating of “A” by Fitch;

and the Swap Counterparty fails, at its cost, to perform one or more actions, including, but not limited to:

·

furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor according to the terms of the Swap Agreement;

·

posting collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement; or

·

obtaining a substitute swap counterparty to replace the Swap Counterparty that is confirmed by the rating agencies and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+”, in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch (in each case only to the extent the applicable Certificates are rated by the relevant Rating Agency).

If the credit ratings of the Swap Counterparty are downgraded to a rating level below “BBB-” or withdrawn by S&P, “A3” or “P-2” by Moody’s (or “A2” if the Swap Counterparty does not have a short-term rating) (or equal to such ratings if such ratings are on watch for possible downgrade), or “BBB+” or “F-2” by Fitch to the extent the Certificates are rated by such rating agency, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

Upon any Early Termination Date, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.  In the event that the Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the Trustee will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced without being allocated in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained by the Trustee within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the original Swap Counterparty, the Trustee will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each Distribution Date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

In addition, the Swap Counterparty may, subject (except in the case of a transfer pursuant to the rating downgrade provisions discussed above) to acknowledgement by each of the Rating Agencies that the rating of the relevant Certificates will not be downgraded or withdrawn, assign its obligations under the Swap Agreement (i) with the prior written consent of the Supplemental Interest Trust to an unaffiliated party or (ii) without the prior consent of the Supplemental Interest Trust to an affiliated party, in each case, that either has at least equivalent credit ratings to the levels specified in the Swap Agreement or has furnished a guarantee, subject to approval by S&P as specified in the Swap Agreement, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the levels specified in the Swap Agreement.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed as specified in the related prospectus supplement.

Calculation of Certificate Index

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, a “LIBOR Determination Date”), the Trustee will determine the Certificate Index for such Accrual Period for such LIBOR Certificates on the basis of the London interbank offered rate (“LIBOR”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such related LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such related LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous related LIBOR Determination Date and (y) the Reserve Interest Rate.

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such related LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each related LIBOR Determination Date by the Trustee and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

On each Distribution Date, the Trustee will provide or make available to each holder of a certificate, the Rating Agencies, the Loan Performance Advisor and the Swap Counterparty a statement (based solely on information received from the Servicer and the Swap Counterparty) setting forth, among other things, the information set forth in the accompanying prospectus under “Description of the Certificates—Reports to Securityholders.”  The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee’s website.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year who has requested such a statement in writing a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

THE POOLING AGREEMENT

General

The Offered Certificates will be issued pursuant to a Pooling Agreement.  The assets of a Trust created under the related Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Net WAC Reserve Fund, (vi) the rights of the Trustee under the Swap Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreement.  The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Mortgage Loan Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement.  Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date and its Loan Rate as well as other information.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee’s agent for such purpose) the Mortgage Loan Documents and the mortgage notes endorsed in blank or to the Trustee.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.  The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records. Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

The Trustee (or a custodian) will review the Mortgage Loan Documents pursuant to the Pooling Agreement and if any Mortgage Loan Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Originator by the Trustee (or a custodian), the Originator will be obligated to repurchase the related Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the repurchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer, any unpaid Servicing Fees and any costs, indemnities and damages incurred by the Trust or the Servicer in connection with any violations of any predatory or abusive lending laws with respect to a Mortgage Loan (the “Purchase Price”).  Rather than repurchase the related Mortgage Loan, the Originator may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust and substitute in its place a Qualified Substitute Mortgage Loan (as defined below).  However, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.  This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for the omission of, or a material defect in, a Mortgage Loan Document.

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling Agreement (in each case, deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit or cause to be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan plus any costs, indemnities and damages incurred by the Trust in connection with any violations of any predatory or abusive lending laws with respect to a related Mortgage Loan.

Under the Reconstitution Agreement, the Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each related Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate).  In addition, the Originator will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable local, state or federal law; (ii) no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; (iii) no related Mortgage Loan is a “high cost” mortgage loan as defined under any applicable state, local or federal predatory or abusive lending laws including the Georgia Fair Lending Act; and (iv) no Mortgage Loan originated on or after November 27, 2003 and before July 6, 2004 is a “covered home loan” under the New Jersey Home Ownership Security Act of 2002.  Furthermore, the Originator will represent and warrant with respect to each related Mortgage Loan as of the Closing Date that, among other things, at the time of transfer to the Seller, the Originator has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Document, free of any lien.  The Seller will represent and warrant in the Pooling Agreement that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loans and (ii) none of the Mortgage Loans included in the transaction are “high cost,” “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6C Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, the Originator or Seller, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period, the Originator or Seller, as applicable, will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Mortgage Loan from the Trust at the Purchase Price.  However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer shall establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders.  The Collection Account will be an Eligible Account (as defined in the Pooling Agreement) of the Trust.  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, permitted reimbursements for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account.  Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.  The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date (as defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account, and amounts on deposit therein may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.  The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Collection Account	The Servicer will be responsible for maintaining the Collection Account.	The Servicer will be entitled to any investment income on amounts in deposit in its Collection Account.
Distribution Account	The Trustee will be responsible for maintaining the Distribution Account.	The Trustee will be entitled to all investment income on amounts in deposit in its Distribution Account.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an “Advance”), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the Mortgage Loan, unless the Servicer determines that the Advance would not be recoverable.  In no event will the Servicer or the Trustee be obligated to advance the balloon payment due on any Balloon Loan.

Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries from the Mortgage Loan as to which such unreimbursed Advance was made or from funds in the Collection Account that are not included in Available Funds for the related Distribution Date, unless such amounts are deemed to be nonrecoverable by the Servicer in which case reimbursement will be made to the Servicer from the general funds in the Collection Account.  The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Offered Certificates.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) obtaining broker price opinions and (v) locating missing mortgage files.  Each such expenditure will constitute a “Servicing Advance.”  The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.  The Servicer is required to make a Servicing Advance on a Mortgage Loan only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.

The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, Recoveries, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

Optional Purchase of Defaulted Loans

Pursuant to the terms and conditions set forth in the Pooling Agreement, the Servicer or the majority holder of the Class X Certificates, as the case may be, may, at its option, purchase any Mortgage Loan from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer or the majority holder of the Class X Certificates, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

The Trustee

The Trustee for a series will either be U.S. Bank National Association (“U.S. Bank”) or Wells Fargo Bank, N.A. (“Wells Fargo”) and will be identified in the term sheet to which this term sheet supplement relates.

U.S. Bank National Association.  U.S. Bank may act as the Trustee under the terms of the Pooling Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.  The Pooling Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.   Unless an Event of Default has occurred and is continuing under the Pooling Agreement, the trustee will perform only such duties as are specifically set forth in the Pooling Agreement.  If an Event of Default occurs and is continuing under the Pooling Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Pooling Agreement, such as either acting as the servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.  Subject to certain qualifications and exceptions specified in the Pooling Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own misconduct for actions.

Wells Fargo Bank, N.A. Wells Fargo may act as the Trustee under the terms of the Pooling Agreement.  The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Wells Fargo and its affiliates.  Offered certificates may be surrendered at the corporate trust office of the trustee located for certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services/Asset-Backed Administration — ABSC Asset-Backed Pass-Through Certificates (specify the related series), or at such other addresses as the trustee may designate from time to time.  For all other purposes, the office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services — ABSC Asset-Backed Pass-Through Certificates (specify the related series).  In the event the Trustee advises the Depositor and the Servicer that it is unable to continue to perform its obligations under the terms of the Pooling Agreement prior to the appointment of a successor, the Trustee is obligated to perform these obligations until a new trustee is appointed.

Certain Matters Regarding the Trustee

The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust up to the level specified in the Pooling Agreement and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement.  The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

Offered Certificates may be surrendered at the corporate trust office of the Trustee, or at such other addresses as the Trustee may designate from time to time.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates (unless certain conditions set forth in the Pooling Agreement exist), 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

Events of Default

As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the Mortgage Loans if there is an Event of Default.  “Event of Default” includes the following events:

1.

any failure by the Servicer to remit to the Trustee for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of two business days after the earlier of (x) the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

2.

any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

3.

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

4.

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

5.

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

6.

any failure of the Servicer to make any Advance when due and that continues unremedied until 1:00 PM New York time on the second business day after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to the Servicer by the Depositor or the Trustee.

If an Event of Default described in clauses 1. through 5. occurs, then, so long as the Event of Default shall not have been remedied, the Depositor may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement.  If the Event of Default described in clause 6. occurs, the Trustee shall, with respect to the Servicer, by notice in writing to the Servicer, the Seller and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.  In the event that the Servicer is no longer the servicer (including, by reason of an Event of Default), the Trustee or other successor will assume all of the rights and obligations of the Servicer, provided, however, that there will be a transition period, not to exceed 90 days for the actual servicing to be transferred to the Trustee or a successor servicer.

No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

Optional Termination

The majority holder of the Class X Certificates (if such certificateholder is not an affiliate of the Depositor or the Seller) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase on behalf of such Class X Certificateholder all of the Mortgage Loans and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.”   In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the Mortgage Loans plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) the fair market value of all other property of the Trust, (iii) any unreimbursed Advances, Servicing Advances and Servicing Fees and other amounts payable to the Trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.  If such option is exercised, the Trust will be terminated effecting an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will first be paid to the Class A Certificates and then to the Mezzanine Certificates.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

On any Distribution Date on which the majority holder of the Class X Certificates does not exercise its option to effect an early retirement of the certificates, the Servicer will have the option to purchase all of the Mortgage Loans at the Termination Price, as described in the Pooling Agreement.

Amendment

The Pooling Agreement may be amended by the Depositor, the Seller, the Servicer and the Trustee without the consent of any of the certificateholders or Rating Agencies to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder.  The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

·

reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

·

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

·

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.  In addition to the conditions described above, the consent of the Swap Counterparty will also be necessary for certain amendments of the Pooling Agreement that materially affect their respective rights, thereunder, as more fully described in the Pooling Agreement.

Servicer Alternatives to Foreclosure

The Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan; provided that in the judgment of the Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Special Servicing Agreements

The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding.  Under that agreement, that unaffiliated holder may instruct the Servicer to commence or delay foreclosure proceedings for delinquent Mortgage Loans, subject to confirmation from each Rating Agency that such agreement would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates. The commencement or delay at that holder’s direction will be taken by the Servicer only after that holder deposits a specified amount of cash with the Servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had the Servicer acted using its normal servicing procedures.

Advance Facility

The Pooling Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Pooling Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

FEES AND EXPENSES OF THE TRUST

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee and the LPA Fee.

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) will be at the “Servicing Fee Rate” of the per annum percentage specified in the term sheet to which this term sheet supplement relates on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.  As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the Collection Account.  The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall resulting from voluntary prepayments in full but only in an amount up to its Servicing Fee for the related Distribution Date (payments made by the Servicer in satisfaction of such obligations, “Compensating Interest”).

The Swap Counterparty will receive the Net Trust Swap Payment on or prior to each Distribution Date in accordance with the priority of payments set forth above under “Description of the Certificates—Allocation of Available Funds.”

The principal compensation to be paid to the Trustee in respect of its respective obligations under the Pooling Agreement (other than any duties as Custodian) will be the investment earnings on amounts on deposit in the Distribution Account.  The custodial fees will be payable by the Trustee.

The principal compensation to be paid to the Loan Performance Advisor in respect of its monitoring activities (the “LPA Fee”) will be at the “LPA Fee Rate” of the per annum percentage specified in the term sheet to which this term sheet supplement relates on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.

With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

A “Net Prepayment Interest Shortfall,” with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls over the amount the Servicer is obligated to remit as Compensating Interest.  The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

The following table sets forth certain information with respect to the fees payable to the Servicer, the Trustee and the Loan Performance Advisor in respect of the performance of their obligations to the Trust Fund.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicer	Monthly

An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the applicable percentage specified in the term sheet to which this term sheet supplement relates.

The Servicer will withdraw the Servicing Fee from interest actually collected on each Mortgage Loan prior to such amounts being available to make payments on the Certificates
Trustee	Monthly	Interest earned on amounts on deposit in the Distribution Account.	The fees of the Trustee will be retained by the Trustee from amounts on deposit in the Distribution Account.
Loan Performance Advisor	Monthly

An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the percentage specified in the term sheet to which this term sheet supplement relates.

The fees of the Loan Performance Advisor will be paid by the Trustee from the Collection Account.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.  Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related Subgroup.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Seller or the Servicer).  Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Loan Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two, three or five years after the origination thereof.  The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the related Net WAC Rate is paid on the LIBOR Certificates, certificateholders will be entitled to the related Net WAC Rate Carryover Amount.  Any Net WAC Rate Carryover Amount will be payable from any available Net Counterparty Payments under the Swap Agreement and from Net Monthly Excess Cashflow only to the extent that the Overcollateralization Target Amount has been maintained and certain other amounts have been paid.  See “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

Additional Information

The Depositor may file certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K.  Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein).  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate.

Yield Sensitivity of the Mezzanine Certificates

With respect to each Class of Mezzanine Certificates, if the Certificate Principal Balances of the Class or Classes of Mezzanine Certificates having a higher numerical designation have been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to such Class of Mezzanine Certificates.

Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Mezzanine Certificates will no longer accrue interest and will not be reinstated thereafter unless Recoveries are received.  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates —Overcollateralization Provisions” in this term sheet supplement.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Mezzanine Certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust on the Closing Date.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the Trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson llp, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC for which the Trustee files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in a REMIC.

For federal income tax information reporting purposes, the Trustee will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component“) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net WAC Rates of each Subgroup, weighted in proportion to the outstanding Principal Balance of the Mortgage Loans in each Subgroup and determined by limiting the product of the applicable Swap Notional Amount and the applicable factor to the outstanding Principal Balance of all the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Offered Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on an Offered Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.  In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for an Offered Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the Trustee may treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The Trustee intends to treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of an Offered Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of an Offered Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Offered Certificates and the holders of the Class X Certificates, in which case a holder of an Offered Certificate will be subject to potentially different timing of income and a foreign holder of an Offered Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of an Offered Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Offered Certificates as Real Estate Assets

With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Offered Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the Trust would be so treated, and income on the Offered Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the Trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Offered Certificates generally will not be suitable investments for a REMIC.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse Securities (USA) LLC’s Underwriter Exemption, as described under “ERISA Considerations—ERISA Considerations Relating to Certificates—Underwriter Exemption” in the accompanying prospectus.  The Underwriter Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s at the time of their acquisition.  The Underwriter Exemption, as amended, contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter Exemption. See “ERISA Considerations” in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating by S&P, Fitch or Moody’s has fallen to below “BBB-” or “Baa3”, as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Seller and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended because certain of the Mortgage Loans are secured by second liens on the related Mortgage Property

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the base prospectus.

METHOD OF DISTRIBUTION

Distribution of the Offered Certificates will be made by Credit Suisse Securities (USA) LLC, as underwriter, and any other underwriter named in the term sheet to which this term sheet supplement relates (collectively, the “Underwriter”) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of such Offered Certificates may be deemed to be Underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson llp, New York, New York.

RATINGS

It is a condition to the issuance of the LIBOR Certificates that they be assigned ratings not lower than those indicated in the term sheet to which this term sheet supplement relates by the rating agencies identified in that term sheet.

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the LIBOR Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, address the payment of the Net WAC Rate Carryover Amount or address the possibility that a holder of a LIBOR Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the rating agencies to provide ratings on the LIBOR Certificates.  However, there can be no assurance as to whether any other rating agency will rate the LIBOR Certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the LIBOR Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the LIBOR Certificates by the rating agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the LIBOR Certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such LIBOR Certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, SPS and the Issuing Entity.

AFFILIATIONS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, SPS and Credit Suisse Securities (USA) LLC are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  Credit Suisse International is also an affiliate of the Sponsor, the Depositor and Credit Suisse Securities (USA) LLC.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, SPS or Credit Suisse Securities (USA) LLC that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

INDEX OF DEFINED TERMS

30 days Delinquent

27

60 days Delinquent

27

90 days Delinquent

27

accredited investor

57

Accrual Period

26

Act

59

Additional Termination Events

39

Adjustment Date

17

Advance

45

Allocated Realized Loss Amount

26

Available Funds

31

Basic Principal Distribution Amount

26

beneficial owner

22

Book-Entry Certificates

22

Calculation Period

38

Cap Contract

54

Certificate Index

37

Certificate Margin

37

Certificate Owner

22

Certificate Principal Balance

26

Class A Certificates

21

Class A Principal Distribution Amount

26

Class A Support Certificate

9

Clearstream

22

Clearstream International

23

Clearstream Participants

24

Closing Date

16

Code

54

Collection Account

44

Commission

53

Compensating Interest

50

Counterparty Payment

37

Credit Enhancement Percentage

27

CSi

20

Definitive Certificate

22

Deleted Mortgage Loan

42

Delinquent

27

Depositor

16

Distribution Account

44

Distribution Date

22

DTC

22

Due Date

16

Due Period

27

Early Termination Date

38

Euroclear

22

Euroclear Clearance System

24

Euroclear Operator

24

Euroclear Participants

24

European Depositaries

22

Event of Default

47

Excess Payment Amount

55

Financial Intermediary

22

Formula Rate

37

FSA

21

FSMA

3

Global Securities

I-1

Gross Margin

17

Index

18

Initial Periodic Rate Cap

17

Interest Only Mortgage Loans

18

Interest Remittance Amount

27

IRS

55

ISDA Master Agreement

37

LIBOR

41

LIBOR Business Day

41

LIBOR Certificates

21

LIBOR Determination Date

41

Liquidated Mortgage Loan

29

Loan Performance Advisor

21

Loan Rate

17

LPA Fee

50

LPA Fee Rate

50

LTV

18

Maximum Loan Rate

17

Maximum Rate

36

Mezzanine Certificates

21

Mezzanine Principal Distribution Amount

27

Minimum Loan Rate

17

Monthly Interest Distributable Amount

27

Mortgage

17

Mortgage Loan Documents

42

Mortgage Loan Purchase Agreement

16

Mortgage Loan Schedule

42

Mortgage Loans

16

Mortgage Pool

16

Mortgaged Property

17

Net Counterparty Payment

38

Net Liquidation Proceeds

29

Net Monthly Excess Cashflow

27

Net Prepayment Interest Shortfall

51

Net Trust Swap Payment

37

Net WAC Rate

36

Net WAC Rate Carryover Amount

36

Net WAC Reserve Fund

37

Notional Principal Contract Regulations

55

Offered Certificates

21

Offered Mezzanine Certificates

21

Optional Termination Date

48

Original Certificate Principal Balance

26

Overcollateralization Amount

27

Overcollateralization Deficiency Amount

28

Overcollateralization Floor

28

Overcollateralization Increase Amount

28

Overcollateralization Release Amount

28

Overcollateralization Target Amount

28

Pass-Through Rate

35

Percentage Interest

28

Periodic Rate Cap

17

Physical Certificates

21

Plan

57

Pooling Agreement

16

Prepayment Interest Shortfall

51

Prepayment Period

28

Principal Balance

16

Principal Distribution Amount

28

Principal Remittance Amount

29

Prospectus Directive

3

PTE

57

Purchase Price

42

Qualified Substitute Mortgage Loan

43

qualifying debt instrument

56

real estate assets

56

Realized Loss

29

Reconstitution Agreement

16

Record Date

22

Recovery

29

Reference Banks

41

Relevant Depositary

22

Relevant Implementation Date

3

Relevant Member State

3

Relief Act

10

Relief Act Interest Shortfalls

10

REMIC regular interest component

54

REMICs

54

Reserve Interest Rate

41

Residual Certificates

21

residual interests

54

Rules

22

Seller

16

Servicer

16

Servicing Advance

45

Servicing Fee

50

Servicing Fee Rate

50

Sponsor

19

Stepdown Date

29

Subgroup

16

Subgroup Interest Remittance Amount

30

Subgroup Maximum Rate

35

Subgroup Net Counterparty Payment

30

Subgroup Net Trust Swap Payment

30

Subgroup Net WAC Rate

36

Subgroup Percentage

30

Subgroup Principal Distribution Amount

30

Subgroup Principal Remittance Amount

30

Subgroup Subordinate Amount

36

Subordinate Certificates

21

Subordinate Maximum Rate

36

Subordinate Net WAC Rate

36

Substitution Adjustment

43

Supplemental Interest Trust

37

Swap Agreement

37

Swap Counterparty

37

Swap Default

38

Swap Event of Default

38

Swap Payment Date

38

Swap Termination Payment

40

Telerate Page 3750

41

Termination Events

38

termination payment

56

Termination Price

48

Terms and Conditions

24

Trigger Event

30

Trust

16

Trust Swap Payment

37

Trustee

16

U.S. Bank

46

U.S. Person

I-4

Underwriter

59

Unpaid Interest Shortfall Amount

30

USD-LIBOR-BBA

37

Wells Fargo

46

I

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

a.

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

b.

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

c.

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Asset Backed Securities Corporation Program

Asset Backed Pass-Through Certificates
(Issuable in Series)

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TERM SHEET SUPPLEMENT

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Credit Suisse